Filed pursuant to Rule 424(b)(5)
Registration Number 333-216521

The information in this preliminary prospectus supplement and the SEC Base Prospectus is not complete and may be changed. This preliminary prospectus supplement and the SEC Base Prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. A final form prospectus will be prepared and made available. Investors should not subscribe for any securities referred to in this document except on the basis of information contained in the final form prospectus.

Subject to Completion, Dated April 12, 2021

PROSPECTUS SUPPLEMENT TO SEC BASE PROSPECTUS DATED

March 17, 2017

Japan International Cooperation Agency

(An incorporated administrative agency)

U.S.$● ●% Guaranteed Bonds Due ●

Unconditionally and Irrevocably Guaranteed

as to Payment of Principal and Interest by

Japan

We will pay interest semi-annually in arrears in equal payments on the $● ●% guaranteed bonds due ● (the “bonds”) on ● and ● of each year, commencing ●, 2021. The bonds will mature on ●. We may redeem all, but not less than all, of the bonds in the event of certain tax law changes. The redemption terms are described in this prospectus supplement dated ● (this “Supplement”) under “Description of the Bonds and Guarantee—Redemption”. The bonds will be issued only in registered form in denominations of $200,000 and integral multiples of $2,000 in excess thereof. See “Description of the Bonds and Guarantee”.

Approval in-principle has been received for the listing and quotation of the bonds on the Singapore Exchange Securities Trading Limited (the “SGX-ST”). The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions or reports contained in this Supplement and the accompanying prospectus dated March 17, 2017 starting after page S-71 (the “SEC Base Prospectus”). Admission of the bonds to the official list of the SGX-ST is not to be taken as an indication of the merits of JICA, Japan, the bonds or the guarantee.

Neither the United States Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Supplement or the SEC Base Prospectus. Any representation to the contrary is a criminal offense.

Prospective investors should consider carefully the factors described under the section headed “Risk Factors” in this Supplement.

	Per Bond	Total
Price to Public(1)	●%	$●
Underwriting Discount	●%	$●
Proceeds, before expenses, to JICA(1)(2)	●%	$●

(1)	Plus accrued interest, if any, from ●, 2021, if settlement occurs after that date.
(2)	See “Underwriting”.

The underwriters are offering the bonds subject to various conditions. The underwriters expect to deliver the bonds through the book-entry facilities of The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), against payment on or about ●, 2021.

J.P. Morgan	Barclays	Daiwa Capital Markets Europe	Morgan Stanley

Prospectus Supplement dated ●, 2021.

Supplement

SEC Base Prospectus

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) and the bonds are subject to the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended). The bonds may not be offered or sold in Japan or to, or for the benefit of, residents of Japan or Japanese corporations, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan (see “Underwriting” below). The bonds are not, as part of the initial distribution at any time, to be offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JICA (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, JICA) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JICA”) or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation of Japan. BY SUBSCRIBING FOR THE BONDS, AN INVESTOR WILL BE DEEMED TO HAVE REPRESENTED IT IS A PERSON WHO FALLS INTO THE CATEGORY OF (i) OR (ii) ABOVE.

In addition, interest payments on the bonds will generally be subject to Japanese withholding tax unless it is established that bonds are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA, (ii) a designated Japanese financial institution described in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a public corporation, a financial institution or a financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.

You should rely only on the information contained or incorporated by reference in this Supplement and the SEC Base Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this Supplement or the SEC Base Prospectus is accurate as of any date other than the date on the front page of this Supplement or, with respect to information incorporated by reference, as of the date of such information.

In this Supplement, “we”, “our”, “us” and “JICA” refer to Japan International Cooperation Agency.

The spot buying rate for U.S. dollars quoted on the Tokyo foreign exchange market on ●, as reported by the Bank of Japan at 5:00 p.m., Tokyo time, was ¥● = $1.00, and the noon buying rate on ● for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was $1.00 = ¥●.

References in this Supplement to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year. References to years not specified as being JFYs are to calendar years. References to “¥”or “yen” are to Japanese yen and references to “$” are to U.S. dollars.

Pursuant to Japanese government directions regarding the presentation of Japanese names in English in official documents, in this Supplement Japanese family names are presented first (in capital letters) and given names second. With respect to Japanese names in documents incorporated by reference into this Supplement, the name order is reverse.

The distribution of this Supplement and the SEC Base Prospectus and the offering of the bonds in certain jurisdictions may be restricted by law.

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565, as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“the FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014, as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This Supplement and the SEC Base Prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting”.

Neither JICA, Japan nor the underwriters have authorized, nor do they authorize, the making of any offer of the bonds in circumstances in which an obligation arises for JICA or the underwriters to publish a prospectus or supplement a prospectus for such offer. JICA and Japan have not authorized and do not authorize the making of any offer of the bonds through any financial intermediary, other than offers made by the underwriters resulting in sales constituting the final placement of the bonds contemplated in this Supplement and the SEC Base Prospectus.

Solely for the purposes of the product approval process of each person that is a manufacturer for the purposes of the Product Intervention and Product Governance Sourcebook part of the UK FCA’s Handbook, (the “UK Product Governance Rules”), the target market assessment in respect of the bonds has led to the conclusion that: (i) the target market for the bonds is only eligible counterparties, as defined in the Conduct of Business Sourcebook part of the UK FCA’s Handbook, and professional clients, as defined in Regulation (EU) No 600/2014, as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; and (ii) all channels for distribution of the bonds to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the bonds, or a distributor, should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the UK Product Governance Rules is responsible for undertaking its own target market assessment in respect of the bonds (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

IN THE UNITED KINGDOM, THIS SUPPLEMENT AND THE SEC BASE PROSPECTUS ARE FOR DISTRIBUTION ONLY TO PERSONS WHO (I) ARE INVESTMENT PROFESSIONALS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”) OR (II) ARE HIGH NET WORTH COMPANIES AND OTHER PERSONS TO WHOM IT MAY BE LAWFULLY COMMUNICATED, FALLING WITHIN ARTICLE 49(2)(A)-(D) OF THE ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). IN THE UNITED KINGDOM, THIS SUPPLEMENT AND THE SEC BASE PROSPECTUS AND ANY OF THEIR CONTENTS ARE DIRECTED ONLY AT RELEVANT PERSONS AND MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. IN THE UNITED KINGDOM, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS SUPPLEMENT AND THE SEC BASE PROSPECTUS RELATE IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSON WHO IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THIS SUPPLEMENT OR THE SEC BASE PROSPECTUS OR ANY OF ITS CONTENTS.

IN CONNECTION WITH THE ISSUE OF THE BONDS, ● (THE “STABILIZING MANAGER”) (OR ANY PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER- ALLOT THE BONDS OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE BONDS AT A LEVEL HIGHER THAN THAT WHICH MAY OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE TERMS OF THE OFFER OF THE BONDS IS MADE AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE BONDS AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE BONDS. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE RELEVANT STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE RELEVANT STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

FOREIGN EXCHANGE CONSIDERATIONS

For an investor that is not resident in the United States or does not conduct business or activities in the United States, an investment in the bonds, which are denominated in, and all payments in respect of which are to be made in, U.S. dollars entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency (i.e., the currency of the country in which the investor is resident or the currency in which the investor conducts its business or activities). These include the possibility of:

•	significant changes in rates of exchange between the home currency and the U.S. dollar; and

•	the imposition or modification of foreign exchange controls with respect to the U.S. dollar.

We have no control over a number of factors affecting this type of bond, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. In recent years, rates of exchange for certain currencies, including the U.S. dollar, have been volatile and this volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of the bonds. Depreciations of the U.S. dollar against the investor’s home currency could result in a decrease in the investor’s effective yield of the bonds below the coupon rate, and in certain circumstances, could result in a loss to such purchaser on a home currency basis.

The description of foreign currency risks does not describe all the risks of an investment in securities denominated in a currency other than your home currency. Prospective investors should consult their own financial and legal advisors as to the risks involved in an investment in such bonds.

INCORPORATION BY REFERENCE

Japan’s Annual Report on Form 18-K for the year ended March  31, 2020 (the “Japan 18-K 2020”), JICA’s Annual Report on Form 18-K for the year ended March 31, 2020 (the “JICA 18-K 2020”) and Exhibit 2 to JICA’s Annual Report on Form 18-K for the year ended March 31, 2019 (the “JICA 18-K 2019”) are hereby incorporated by reference and form part of this Supplement.

Any statement contained in a document which is incorporated by reference in this Supplement or the SEC Base Prospectus shall be deemed to be modified or superseded for the purpose of this Supplement to the extent that a statement contained herein or another document incorporated by reference herein modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Supplement. Copies of the documents incorporated by reference in this Supplement or the SEC Base Prospectus are available free of charge at the office of the fiscal agent in London.

The JICA 18-K 2020 contains the following audited financial statements, prepared in accordance with accounting principles generally accepted in Japan (“Japanese GAAP”), beginning on page F-1 of Exhibit 2 to the JICA 18-K 2020:

•

the annual audited balance sheet as at March 31, 2020, the related audited statements of income, cash flows and administrative service operations costs for the fiscal year ended March 31, 2020, and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the General Account of JICA; and

•

the annual audited balance sheet as at March 31, 2020, the related audited statements of income, cash flows and administrative service operations costs for the fiscal year ended March 31, 2020, and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the Finance and Investment Account of JICA.

Exhibit 2 to the JICA 18-K 2019 contains the following audited financial statements, prepared in accordance with Japanese GAAP, beginning on page F-1 of Exhibit 2 to JICA 18-K 2019:

•

the annual audited balance sheet as at March 31, 2019, the related audited statements of income, cash flows and administrative service operations costs for the fiscal year ended March 31, 2019 and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the General Account of JICA; and

•

the annual audited balance sheet as at March 31, 2019, the related audited statements of income, cash flows and administrative service operations costs for the fiscal year ended March 31, 2019 and the significant accounting policies, notes and detailed statements relating thereto, all in respect of the Finance and Investment Account of JICA.

INTRODUCTION

The following is an abstract of certain information contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. More detailed information is contained elsewhere in this Supplement or the SEC Base Prospectus or incorporated by reference herein. You should read carefully this entire Supplement, the SEC Base Prospectus and the other documents we refer to for a complete understanding of this offering.

Issuer	Japan International Cooperation Agency.

Issue Date	The issue date is ●, 2021.

Securities Offered	$● principal amount of ●% Guaranteed Bonds Due ●

Guarantee	Payments of principal of and interest on the bonds are unconditionally and irrevocably guaranteed by Japan.

Maturity Date	●

Interest Payment Dates	semi-annually on ● and ● of each year, commencing ●, 2021.

Interest Rate	The bonds will bear interest at a rate of ●% per annum, accruing from ●, 2021. We will pay interest on the bonds semi-annually in arrears in equal payments. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year of twelve 30-day months.

Ranking	The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Additional Amounts	If certain taxes, as described under “Description of the Bonds and Guarantee”, are payable on the bonds, we will, subject to certain exceptions, pay such additional amounts on the bonds as will result, after deduction or withholding of such taxes, in the payment of the amounts that would have been payable on the bonds if no such deduction or withholding had been required. For further detail on the payment of these additional amounts, see “Description of the Bonds and Guarantee—Additional Amounts”.

Redemption	We may redeem all, but not less than all, of the bonds in the event of certain changes relating to Japanese taxation at 100% of the principal amount thereof plus accrued interest thereon and any additional amounts we are required to pay, as described under “Description of the Bonds and Guarantee—Redemption”.

Markets	We are offering the bonds for sale only in those jurisdictions other than Japan (subject to certain exceptions) where it is legal to make such offers. See “Underwriting” for a description of applicable selling restrictions.

Listing	Approval in-principle has been received for the listing and quotation of the bonds on the SGX-ST. The bonds will be traded on the SGX-ST in a minimum board lot size of $200,000 for so long as such bonds are listed on the SGX-ST and the rules of the SGX-ST so provide.

Form and Settlement	All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, which will be registered in the name of Cede & Co., as the nominee of DTC. Except as described in this Supplement, beneficial interests in the global bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear and Clearstream, and owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive bonds in definitive form and will not be considered holders of bonds under the fiscal agency agreement relating to the bonds. The bonds will be sold only in denominations of $200,000 and integral multiples of $2,000 in excess thereof. For further information on book-entry procedures, see “Description of the Bonds and Guarantee—Form, Denominations and Registration”.

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date. For information on secondary market trading, see “Global Clearance and Settlement—Secondary Market Trading”.

Fiscal Agent, Principal Paying Agent and Transfer Agent	MUFG Bank, Ltd., London Branch, also acting through U.S. Bank National Association.

Common code	● (DTC global bond); ● (international global bond)

CUSIP	●

ISIN	● (DTC global bond); ● (international global bond)

Risk Factors	Your investment in the bonds will involve risks. You should consider carefully the factors described under the section headed “Risk Factors” in this Supplement and the other information in this Supplement, the SEC Base Prospectus and the documents incorporated herein or therein before deciding whether an investment in the bonds is suitable for you.

RISK FACTORS

We believe that the following factors may affect our ability to fulfil our obligations under our bonds. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring.

Factors which we believe may be material for the purpose of assessing the market risks associated with our bonds are also described below.

We believe that the factors described below represent the principal risks inherent in investing in our bonds. Prospective investors should carefully consider these factors in conjunction with the detailed information set out elsewhere in this Supplement and the SEC Base Prospectus (including any documents or information incorporated by reference herein), and reach their own views prior to making any investment decision.

Risks Relating to the Economic Impact of COVID-19 and the Japanese Economy in General

Prospective investors in our bonds should be aware of the challenges faced by the Japanese economy. The Japanese economy continues to face challenges due to uncertainty about the economic prospects of the global economy. In particular, recent global economic conditions have significantly weakened due to extensive disruptions in economic activity and volatility in financial markets caused by the pandemic of COVID-19 and the measures implemented in many countries to prevent the spread of infections. In Japan, the central and local governments have imposed a number of such measures, including travel restrictions, school closures and social distancing measures requesting residents to refrain from leaving their homes for non-essential activities and requesting certain businesses to close or restrict their operations. Although the state of emergency was declared in April 2020 was lifted in May 2020, on January 7, 2021, in response to an increase in COVID-19 infections in certain regions of the country, the Prime Minister again declared a state of emergency covering Tokyo and neighboring prefectures and scheduled to remain in effect until February 7, 2021. On January 13, 2021, the Prime Minister extended the new state of emergency to target major regions throughout Japan where a rapid increase in infections had been observed. On February 2, 2021, the Prime Minister extended the state of emergency to March 7, 2021, except for Tochigi prefecture. The state of emergency was gradually lifted in some regions where new cases of infections decreased, however, it remained in place in other regions including Tokyo until March 21, 2021. Although the state of emergency was lifted on the remaining regions as planned on March 21, 2021, due to an increase in infection rates, on April 1, 2021 and subsequently on April 9, 2021, public notices were issued announcing that Miyagi, Osaka and Hyogo prefectures and certain areas of Tokyo, Kyoto and Okinawa prefectures, respectively, had been designated as areas where priority measures to prevent the spread of infections will be implemented. Such measures are scheduled to remain in place until May 11, 2021 for Tokyo and May 5, 2021 for the other designated areas. Accordingly, the central and local governments throughout the country continue to impose a number of measures, including travel restrictions, health and safety guidelines for businesses deemed particularly susceptible to infections, social distancing measures and promoting vaccination. Furthermore, the Prime Minister may declare an additional state of emergency or other measures for other parts of Japan at any time based on certain factors, such as an increase in infection rates, which could lead to a renewed tightening of such measures. See “Recent Developments—Japan—General—COVID-19” below. As a result of the COVID-19 pandemic and the measures implemented to contain its spread, Japan and many other major economies reported economic contractions in the first and second quarters of 2020. Although Japan and some other economics reported economic growth in the third quarter of 2020, it is unclear whether this trend of recovery will continue. In recent months, many countries, including Japan, have reported increases in COVID-19 infections. In response to the increase in infections, some countries have introduced additional lockdown and other restrictive measures, which could have an impact on global economic conditions. The magnitude and duration of the economic impact of COVID-19 remains highly uncertain, and it is possible that the pandemic could result in a prolonged economic slowdown in Japan and globally, which could differ significantly in terms of severity and duration depending on the country. The Japanese economy is also exposed to continuing structural challenges including the decline in the labor market, the high level of public debt, prolonged deflation. In addition, it could be affected by the uncertainty relating to geopolitical conditions including recent tension between the United State and China. Although the export sector has shown signs of recovery, the external demand in global economy including emerging economies could remain weakened due to the COVID-19 pandemic.

Although the Japanese government and the Bank of Japan are pursuing expansionary monetary, fiscal and economic measures in an effort to mitigate the impact of the COVID-19 pandemic, including emergency economic measures aimed at supporting businesses and individuals affected and monetary easing measures implemented by the Bank of Japan, including the continuation of the Bank of Japan’s negative interest rate policy and framework for quantitative and qualitative monetary easing first introduced in 2016, the effect of such measures remains unclear. In addition, increased spending for economic stimulus measures could negatively impact Japan’s fiscal condition due to the higher level of public debt. Partially in response to the planned increase in public spending in Japan, in June 2020, S&P Global Ratings lowered its outlook on Japan’s sovereign credit rating from positive to stable. In addition, in July 2020, Fitch Ratings lowered its outlook on Japan’s sovereign credit rating from stable to negative. Further challenges for the Japanese economy include an increased dependence on liquefied natural gas (LNG) and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant in 2011 and suspension of operations at other nuclear power plants, volatile exchange rates and, over the long term, demographic challenges, such as the decline in the labor market due to an aging and decreasing population, and high levels of public debt and associated debt servicing payments. Further slowdowns in overseas economies and sharp fluctuations in the financial and capital markets also pose downside risks to the Japanese economy.

Risks Relating to JICA

As a government-affiliated financial institution established to implement the ODA policies of the Japanese government, JICA’s business and financial condition may be adversely affected by the policies of the Japanese government.

In particular, JICA has undergone significant transformations in its history, first through the re-establishment of JICA from a special public institution into an incorporated administrative agency in October 2003 pursuant to the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency (the “JICA Act”) and then through various changes following the enactment of the Act for Partial Amendments to the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency, which amended the JICA Act. Pursuant to such amendment, inter alia, Finance and Investment operations previously managed by Japan Bank for International Cooperation, a government-affiliated financial institution of Japan, and a portion of Grant Aid (see “Japan International Cooperation Agency—Operations” in the JICA 18-K 2020) provided by the Ministry of Foreign Affairs of Japan (“MOFA”) were succeeded by JICA. Any further reforms to the operational scope and organizational structure of JICA, whether through amendment of the laws and regulations underpinning JICA’s existence or otherwise, may have a material effect on the operations of JICA.

In addition, JICA’s business and financial condition may be negatively affected by the spread of COVID-19 and the resulting impact on governments and/or government agencies to whom JICA implements the Japanese ODA schemes (see “Recent Developments—JICA—Overview” below) and general economic conditions and financial markets.

In March 2020, the World Bank and the International Monetary Fund (IMF) published a letter requesting a temporary suspension of debt service payments to be made by some developing countries, named the Debt Service Suspension Initiative (DSSI), with the aim of fulfilling their liquidity needs. The DSSI was adopted at the G20 Finance Ministers and Central Bank Governors Meeting, and the Paris Club, an international group focusing on debt, in April 2020. It was agreed to extend the grace period for debt payments under the DSSI for six months until the end of June 2021, and to implement debt restructuring measures on a case-by-case basis as needed at the meeting of the G20 Finance Ministers and Central Bank Governors in October 2020 and an additional special meeting in November 2020. Furthermore, in April 2021, the G20 Finance Ministers and Central Bank Governors agreed to its further extension by six months until the end of December 2021. Implementing the suspension based on the DSSI has already had an adverse impact on JICA’s interest income and other revenues. Furthermore, under the Common Framework for Debt Treatments beyond the DSSI that the

G20 agreed to in November 2020, debtors in low-income countries in particular may benefit from additional debt restructuring measures, which could require JICA to increase the allowance for loan losses and the provision for contingent losses starting in the fiscal year ending March 31, 2021. These increases in turn may have an adverse impact on JICA’s profit and loss and financial condition for the fiscal year ending March 31, 2021 and beyond.

Risks Relating to the Market Risk of Bonds Generally

Interest rate risk

Investment in the bonds involves the risk that subsequent changes in market interest rates may adversely affect the value of the bonds.

Exchange rate risk

Prospective investors in the bonds should be aware that an investment in the bonds may involve exchange rate risks. The bonds may be denominated in a currency other than the currency of the investor’s home jurisdiction and/or in a currency other than the currency in which an investor wishes to receive funds. Exchange rates between currencies are determined by factors of supply and demand in the international currency markets which are influenced by macroeconomic factors, speculation and central bank and government intervention (including the imposition of currency controls and restrictions). Fluctuations in exchange rates may affect the value of the bonds. See “Foreign Exchange Considerations”.

The secondary market generally

The bonds may have no established trading market when issued, and one may never develop. If a market does develop, it may not be sufficiently liquid. Therefore, investors may not be able to sell their bonds easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Although approval in-principle has been received from the SGX-ST for the listing and quotation of the bonds on the SGX-ST, there is also no assurance that an active trading market will develop. Illiquidity may have a severely adverse effect on the market value of the bonds.

Risks Relating to our Bonds

The bonds may not be suitable for all investors

Each potential investor in the bonds must determine the suitability of that investment in light of its own circumstances. In particular, each potential investor should:

•

have sufficient knowledge and experience to make a meaningful evaluation of the bonds and the guarantee, the merits and risks of investing in the bonds and the information contained in this Supplement and the SEC Base Prospectus;

•

have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the bonds and the impact such investment will have on its overall investment portfolio;

•	have sufficient financial resources and liquidity to bear all of the risks pertaining to an investment in the bonds;

•	thoroughly understand the terms and conditions of the bonds as summarized in “Description of the Bonds and Guarantee” and be familiar with the behavior of any relevant markets; and

•

be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors including those set forth in this “Risk Factors” section that may affect its investment and its ability to bear the applicable risks.

Limited liquidity

The fact that the bonds may be listed does not necessarily assure liquidity. No assurance can be given that there will be a market for the bonds. If the bonds are not traded on any securities exchange, pricing information for such bonds may be more difficult to obtain, and the liquidity and market prices of such bonds may be adversely affected. The liquidity of the bonds may also be affected by restrictions on offers and sales of the bonds in some jurisdictions. The underwriters may from time to time make a market in the bonds but are under no obligation to do so and, if a market does develop, it may not continue until the maturity of all the bonds.

Bonds subject to optional redemption by JICA

Redemption of the bonds in circumstances of changes in applicable laws or treaties may limit their market value. During any period when JICA may elect to redeem the bonds, the market value of the bonds generally will not rise substantially above the price at which they can be redeemed.

Legal investment considerations may restrict certain investments

The investment activities of certain investors are subject to investment laws and regulations, or review or regulation by certain authorities. Each potential investor should consult its own legal advisers to determine whether, and to what extent (i) the bonds are legal investments for it, (ii) the bonds can be used as collateral for various types of borrowing and (iii) other restrictions may apply to its purchase or pledge of the bonds. In addition, financial institutions should consult their own legal advisers or the appropriate regulators to determine the appropriate treatment of the bonds under any applicable risk-based capital or similar rules.

Credit rating of the bonds may not reflect all risks and may be downgraded

It is expected that the bonds will be assigned a credit rating by a credit rating agency. The rating assigned to the bonds may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the bonds. A downgrade or potential downgrade in the rating or the assignment of new rating that is lower than the existing rating could reduce the number of potential investors in the bonds and adversely affect the price and liquidity of the bonds. A credit rating is based upon information furnished by JICA or obtained by the rating agency from its own sources and is subject to revisions, suspension or withdrawal by the rating agency at any time. A credit rating is not a recommendation to buy, sell or hold securities. Any adverse change in an applicable credit rating could affect the trading price for the bonds.

RECENT DEVELOPMENTS

JICA

Overview

JICA is an incorporated administrative agency established in October 2003 pursuant to the JICA Act. JICA’s main objective is to contribute to the promotion of international cooperation as well as the sound development of the Japanese and global economy by supporting the socioeconomic development, recovery or economic stability of developing regions. JICA is currently the sole implementing agency for all major Japanese Official Development Assistance (“ODA”) schemes and is irreplaceable by the private sector. The major Japanese ODA schemes are separated into three categories—Technical Cooperation, Grant Aid and Finance and Investment. JICA has set three pillars to commit in addressing the SDGs—Goal 3: Good Health and Well-being; Goal 4: Quality Education; and Goal 11: Sustainable Cities and Communities—as key development issues and strives to address these agendas through its development assistance.

JICA selects projects through a rigid process that involves evaluation based on OECD-DAC Criteria for Evaluating Development Assistance, review by external experts and approval by the Japanese government.

As the agency implementing the major Japanese ODA schemes, JICA strives to alleviate social issues that many developing countries face. For example, around the world, JICA has contributed through its projects to expanded food production, distribution of the Maternal and Child Health (MCH) Handbook, mathematics and science education, access to safe water, clean energy, development of industrial human resources, disaster risk reduction, advanced technology for environmental conservation and the activities of Japan Overseas Cooperation Volunteers. JICA also collaborates with partner countries to respond to the COVID-19 crisis through the rapid deployment of medical equipment and the training of medical staff. Furthermore, as of August 2020, JICA staff have begun to return to their assigned countries to accelerate our operations. By continuing our comprehensive social and economic cooperation, JICA will make further efforts to prevent COVID-19 from causing longstanding damage to our partner countries.

Regarding JICA’s financial soundness, the Japanese government can, if deemed necessary, inject additional capital with the amount specified in the budgets to JICA pursuant to the JICA Act. Finance and Investment Account has maintained net profit in annual profit and loss since JFY 1997 (except for JFY 2002), and retained earnings are retained internally until they accumulate to an amount equivalent to share capital.

Response to COVID-19

The rapid spread of COVID-19 has threatened the health and livelihoods of people across the world. The pandemic has damaged global economies, pushed millions of additional people into extreme poverty and negatively impacted future generations by disrupting their opportunities to receive education. Under our mission to realize Human Security, JICA has been long contributing to efforts for medical treatments and prevention to infection diseases. For example, in the early twentieth century, Dr. NOGUCHI Hideyo, a Japanese scientist, worked hard to find the major causes of disease transmission. In his name, Ghana established the Noguchi Memorial Institute for Medical Research with Japan’s cooperation. This institute is now not only conducting 80% of Ghana’s PCR testing to diagnose COVID-19, but also training laboratory technicians in West Africa.

Responding to the urgent needs of developing countries, caused by COVID-19, JICA fully utilizes our human resources and organizational networks, which we have developed over the years. Our cooperation includes support for local production of safe PPE (personal protective equipment) for health workers, provision of water treatment chemicals, community awareness of hygiene and sanitation and capacity enhancement for testing and diagnosis, etc. In addition, Graduates of JICA’s training program are addressing the COVID-19 pandemic in their respective countries.

As of March 31, 2021, JICA has also extended COVID-19 Crisis Response Emergency Support Loan to 15 countries totaling around 415 billion yen, pursuant to which it aims to mitigate the negative social and economic impact of COVID-19 by providing budgetary support.

Based on Prime Minister SUGA Yoshihide’s statement at the UN General Assembly on September 25, 2020, JICA strengthens health and medical systems in developing countries for the goal of “leaving no one’s health behind”. Developing hard infrastructures in combination with soft components of cooperation based on Japan’s experiences, JICA will take a holistic approach focusing on prevention, precaution and treatment.

Measures to Address Climate Change

In line with the Japanese Government’s commitment to aim to reduce greenhouse gas emissions to net-zero by 2050, JICA supports countries’ efforts to transition to low/zero carbon societies, from both financial and technical perspectives. In addition, to realize climate-resilient societies, JICA promotes cooperation with respect to climate change adaptation measures in developing countries, such as disaster risk reduction, irrigation and selective breeding of crops.

In December 2020, the Japanese government further tightened its criteria to curb financing coal-fired power plants overseas and in principle will not provide support for new coal-fired power projects. Going forward, Japan will consider support for ultra-supercritical power plants utilizing coal only when certain conditions are met.

In this context, JICA seeks to provide support not only for a single power generation project but also comprehensive support for a recipient country’s transition efforts by strengthening engagement in energy and climate change policies.

Budget

The following table sets forth summary budget information in terms of budgeted expenses for the three main arms of operations of JICA for JFY 2019, JFY 2020, and JFY 2021:

Budget for Three Main Arms of Operations

	For the year ended	For the year ended	For the year ending
	March 31, 2020	March 31, 2021	March 31, 2022
	(in billions of yen)
Finance and Investment	¥1,395.0	¥1,650.0	¥1,500.0
Technical Cooperation	156.5	155.8	153.2
Grant Aid	163.1	163.2	163.2

Total	¥1,714.6	¥1,969.0	¥1,816.4

Finance and Investment

The following table provides breakdowns of JICA’s Finance and Investment operations in terms of commitment amount by geographical region, sector and income classification for JFY 2019:

Finance and Investment

(ODA Loans and PSIF)

For the year ended March 31, 2020
(%)
Distribution by Region
Asia	81.6
Africa	7.9
Middle East	7.2
North and Latin America	2.5
Pacific	0.3
Others	0.4

Total	100.0

Distribution by Sector
Transportation	36.0
Electric Power and Gas	32.3
Social Services	22.5
Agriculture, Forestry and Fisheries	4.1
Program Loans	2.4
Others	2.7

Total	100.0

Distribution by Income Classification
Lower-Middle-Income Countries	58.0
Least Developed Countries or Low-Income Countries	24.0
Upper-Middle-Income Countries	15.0
Low-Income-Least Developed Countries	3.0

Total	100.0

Funding

Finance and Investment operations are funded in accordance with the government of Japan’s ODA commitments and carried out in line with policies implemented by the Japanese Cabinet, and JICA is authorized by statute to borrow from the Japanese government on a long-term basis or issue bonds in order to fund these operations. Over the past five fiscal years, the amount of available funding for JICA’s Finance and Investment operations under JICA’s funding plan has increased, as shown in the following table:

Finance and Investment Account Funding Plan

	JFY 2017	JFY 2018	JFY 2019	JFY 2020	JFY 2021
	(in billions of yen)
Contribution from the government	¥45.2	¥46.0	¥46.8	¥47.5	¥47.0
Fiscal Investment and Loan Program (FILP)(1)	548.7	618.4	549.2	820.2	678.4
Borrowing from FILP	482.7	552.4	485.2	754.2	614.4
Government-guaranteed bonds	66.0	66.0	64.0	66.0	64.0
FILP Agency Bonds(2)	80.0	80.0	80.0	80.0	140.0
Others	598.1	618.6	719.0	702.3	634.6

Total	¥1,272.0	¥1,363.0	¥1,395.0	¥1,650.0	¥1,500.0

Notes:

(1)	See “Japan—Fiscal Investment and Loan Program”.

(2)	Refers to non-government-guaranteed domestic bonds issued pursuant to FILP.

Funding Track Record

Pursuant to JICA’s authority to issue bonds to fund its Finance and Investment operations, JICA has developed a track record of issuing bonds in both domestic and international markets.

Since December 2008, JICA has issued 58 non-government-guaranteed bonds in domestic markets, totaling ¥730 billion. The following table provides JICA’s issuance record of non-government-guaranteed bonds since June 2018:

Bond	Issue Date	Amount	Coupon	Term
		(in billions of yen)	(%)	(years)
44th	June 28, 2018	15	0.200	10
45th	June 28, 2018	10	0.559	20
46th	September 20, 2018	20	0.664	20
47th	December 20, 2018	15	0.636	20
48th	June 20, 2019	10	0.059	10
49th	June 20, 2019	10	0.333	20
50th	September 20, 2019	12	0.055	10
51st	December 20, 2019	18	0.538	30
52nd	March 19, 2020	10	0.055	10
53rd	June 26, 2020	10	0.160	10
54th	June 26, 2020	13	0.445	20
55th	September 28, 2020	10	0.150	10
56th	September 28, 2020	12	0.459	20
57th	December 25, 2020	10	0.130	10
58th	December 25, 2020	5	0.420	20

Since November 2014, JICA has issued five government-guaranteed bonds in international market, totaling $2,500 million. The following table provides JICA’s issuance record of government-guaranteed bonds:

Bond	Issue Date	Amount	Coupon	Term
		(in millions of dollars)	(%)	(years)
1st	November 13, 2014	$500	1.875	5
2nd	October 20, 2016	500	2.125	10
3rd	April 27, 2017	500	2.750	10
4th	June 12, 2018	500	3.375	10
5th	July 22, 2020	500	1.000	10

Summary Financial Information

The table below sets forth summary unaudited financial information of the Finance and Investment Account of JICA as of and for the six months ended September 30, 2020, derived from Japanese financial statements which are prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan. As of September 30, 2020, government investment by Japan contributed to ¥8,168 billion of net assets on the balance sheet of JICA’s Finance and Investment Account and the capital ratio, calculated as total net assets divided by total assets, was 76.41%.

Balance Sheet

(as of September 30, 2020)

Finance and Investment Account

						(Unit: Yen)
Assets
I	Current assets
		Cash and deposits		291,121,337,203
		Loans	12,728,652,918,970
		Allowance for loan losses*	(144,421,523,200)	12,584,231,395,770

		Advance payments		15,345,886,455
		Prepaid expenses		16,272,554
		Accrued income
		Accrued interest on loans	29,223,033,498
		Accrued commitment charges	369,589,660
		Accrued interest	5,063,054	29,597,686,212

		Accounts receivable		328,952,508
		Goods in transit		8,585,149
		Advances paid		6,526,365
		Short-term guarantee deposits		7,130,000,000

		Total current assets			12,927,786,642,216
II	Non-current assets
	1	Tangible assets
		Buildings	4,053,208,160
		Accumulated depreciation	(1,284,991,248)
		Accumulated impairment loss	(664,850,656)	2,103,366,256

		Structures	98,256,953
		Accumulated depreciation	(32,629,877)
		Accumulated impairment loss	(11,670,468)	53,956,608

		Machinery and equipment	199,912,120
		Accumulated depreciation	(77,407,002)
		Accumulated impairment loss	(102,287,680)	20,217,438

		Vehicles	563,887,214
		Accumulated depreciation	(293,854,137)	270,033,077

		Tools, furniture, and fixtures	753,128,927
		Accumulated depreciation	(569,855,414)	183,273,513

		Land	12,703,270,000
		Accumulated impairment loss	(6,091,196,973)	6,612,073,027

		Total tangible assets		9,242,919,919
	2	Intangible assets
		Trademark rights		193,975
		Software		4,589,258,400
		Software in progress		681,508,165

		Total intangible assets		5,270,960,540

					(Unit: Yen)
3	Investments and other assets
	Investment securities		3,696,104,386
	Shares of affiliated companies		73,840,144,727
	Money held in trusts		48,241,056,324
	Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239
	Allowance for loan losses	(87,062,884,239)	0

	Long-term prepaid expenses		13,685,383
	Long-term guarantee deposits		678,984,316

	Total investments and other assets		126,469,975,136

	Total non-current assets			140,983,855,595

	Total assets				13,068,770,497,811

Liabilities
I	Current liabilities
	Current portion of borrowings from government fund for Fiscal Investment and Loan Program		102,979,987,000
	Accounts payable		3,018,763,642
	Accrued expenses		5,342,909,708
	Derivatives		9,858,920,292
	Lease obligations		80,839,402
	Deposits received		10,284,292,588
	Unearned revenue		7,375,788
	Provisions
	Provision for bonuses	352,861,465
	Provision for contingent losses*	1,822,226,830	2,175,088,295

	Suspense receipts		354,823,004

	Total current liabilities			134,102,999,719

II	Non-current liabilities
	Bonds		886,776,200,000
	Discounts on bonds payable		(511,657,701)
	Borrowings from government fund for Fiscal Investment and Loan Program		2,051,837,388,000
	Long-term lease obligations		31,776,507
	Long-term deposits received		5,747,467,146
	Provision for retirement benefits		4,257,838,550
	Asset retirement obligations		70,374,150

	Total non-current liabilities			2,948,209,386,652

	Total liabilities				3,082,312,386,371

Net assets
I	Capital
	Government investment		8,167,637,840,510

	Total capital			8,167,637,840,510

II	Retained earnings
	Reserve fund		1,799,525,577,448
	Unappropriated income for the current business year		28,300,756,530

	[Total income for the current business year]		[28,300,756,530 ]
	Total retained earnings			1,827,826,333,978

III	Valuation and translation adjustments
	Valuation difference on shares of affiliated companies		27,260,767,872
	Valuation difference on available-for-sale securities		2,386,070,861
	Deferred gains or losses on hedges		(38,652,901,781)

	Total valuation and translation adjustments			(9,006,063,048)

	Total net assets				9,986,458,111,440

	Total liabilities and net assets				13,068,770,497,811

*

Allowance for loan losses of ¥231,484 million and provision for contingent losses of ¥1,822 million were appropriated on the assumption that the influence of COVID-19 will be eliminated by vaccination and improved therapy as well as continuous social distancing, as a result of which economic activity will gradually recover in 2021, as well as upon taking into account the circumstances of each debtor. These assumptions are consistent with the baseline scenario of the World Economic Outlook (WEO) announced by the IMF in October 2020. Since the situation related to COVID-19 is expected to remain highly uncertain worldwide, we may need to increase the allowance for loan losses and provision for contingent losses in subsequent fiscal years if, for example, the debtors’ credit standing deteriorates beyond our expectations over the medium to long term.

Statement of Income

(April 1, 2020–September 30, 2020)

Finance and Investment Account

			(Unit: Yen)
Ordinary expenses
Expenses related to operations of cooperation through finance and investment
Interest on bonds and notes	4,291,705,091
Interest on borrowings	5,784,765,311
Interest on interest rate swaps	2,867,179,191
Other Interest expenses	100,419,436
Operations consignment expenses	6,229,864,951
Bond issuance cost	379,962,160
Personnel expenses	1,844,445,902
Provision for bonuses	352,861,465
Retirement benefit expenses	138,233,394
Operating and administrative expenses	5,279,341,323
Depreciation	973,999,095
Taxes	94,427,992
Loss on valuation of investment securities	580,597,542
Loss on valuation of shares of affiliated companies	152,744,048
Loss on investment in money held in trust	5,008,746,602
Provision for allowance for loan losses	2,368,769,217	36,448,062,720

Total ordinary expenses			36,448,062,720

Ordinary revenues
Revenues from operations of cooperation through finance and investment
Interest on loans	62,464,920,120
Dividends on investments	67,947,472
Commissions	1,296,003,682
Foreign exchange gains	225,454,825
Reversal of provision for allowance for contingent losses	220,651,102
Other ordinary revenues	412,837,896	64,687,815,097

Financial revenues
Interest income	13,041,123	13,041,123

Miscellaneous income		49,674,930

Total ordinary revenues			64,750,531,150

Ordinary income			28,302,468,430

Extraordinary losses
Loss on disposal of non-current assets		1,668,419
Loss on sales of non-current assets		265,547	1,933,966

Extraordinary income
Gain on sales of non-current assets		222,066	222,066

Net income			28,300,756,530

Total income for the current business year			28,300,756,530

The following table shows the ratio of JICA’s risk-monitored loans, which includes loans to debtor in legal bankruptcy, past due loans, loans in arrears by three months or more and restructured loans, to total loans receivable, as of the dates indicated:

	As of March 31,			As of September 30
	2018	2019	2020	2020
	(in billions of yen except for ratio)
Loans to Debtor in Legal Bankruptcy	—	—	—	—
Past Due Loans	¥87	¥87	¥87	¥87
Loans in Arrears by Three Months or More	—	—	—	0
Restructured Loans	655	609	474	472

Total (A)	¥742	¥696	¥561	¥559
Balance of Loans Receivable (B)	12,092	12,387	12,702	12,816

A / B (%)	6.14%	5.62%	4.41%	4.36%

Board Members

The names, current positions and previous positions of executive officers and auditors as of October 1, 2020 are as follows:

Title	Name	Date of appointment	Previous position
President	KITAOKA Shinichi	October 1, 2015 (Reappointment)	President, the International University of Japan

Executive Senior Vice President	YAMADA Junichi	May 23, 2020	Senior Vice President, JICA

Senior Vice President	UESHIMA Takumi	December 1, 2018 (Reappointment)	Chief Secretary, Office of President, JICA

Senior Vice President	AMANO Yusuke	April 1, 2019 (Reappointment)	Director, Watershed Management, Sewerage Management Department, Water and Disaster Management Bureau, MLIT

Senior Vice President	KAYASHIMA Nobuko	October 1, 2019	Vice President, JICA/ Principal Research Fellow, JICA Research Institute

Senior Vice President	YOKOYAMA Tadashi	October 1, 2019	Deputy Vice Minister for international affairs, Ministry of Finance

Senior Vice President	NAKAZAWA Keiichiro	May 23, 2020	Director General, Operations Strategy Department, JICA

Senior Vice President	SHIBATA Hironori	July 1, 2020	Deputy Director-General for International Trade Policy of the Trade Policy Bureau, Ministry of Economy, Trade and Industry of Japan

Senior Vice President	NAKAMURA Toshiyuki	October 1, 2020	Director General, Governance and Peacebuilding Department, JICA

Senior Vice President	YAMANAKA Shinichi	October 1, 2020	Chief Representative, Indonesia Office, JICA

Auditor	MACHII Hiromi	January 1, 2014 (Reappointment)	Compliance Officer, SG ASSETMAX CO., LTD.

Auditor	HAYAMICHI Nobuhiro	July 1, 2017	Senior Audit Manager, Internal Audit Office, PANASONIC HEALTHCARE HOLDINGS Co., Ltd.

Auditor	TOGAWA Masato	February 1, 2019	Director General, Personnel Department, JICA

(1)	Senior vice presidents and auditors are listed in the order of their appointment.

(2)

Number of executive officers and auditors: pursuant to Article 7 of the JICA Act, there shall be one president and three auditors, and there may be one executive senior vice president and up to eight senior vice presidents.

(3)

Terms of office of executive officers and auditors: Pursuant to Article 21 of the Act on General Rules for Incorporated Administrative Agencies, the term of office of the president is from the date of appointment until the last day of the mid-term plan currently in effect at the time of the appointment, and the term of office of each auditor is from the date of appointment until the date that the audited financial statements covering the final fiscal year of the mid-term plan for which such auditor is responsible are approved. Pursuant to Article 9 of the JICA Act, the term of office of the executive senior vice president, if any, is four years, and the term of office of the senior vice presidents, if any, is two years.

Japan

The following information and tables update the information and tables relating to Japan in the Japan 18-K 2020 and the SEC Base Prospectus. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

GENERAL

COVID-19

The COVID-19 pandemic is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict. In Japan, although the state of emergency declared in April 2020 was lifted in May 2020, on January 7, 2021, in response to an increase in COVID-19 infections in certain regions of the country, the Prime Minister of Japan again declared a state of emergency covering Tokyo, Chiba, Kanagawa and Saitama prefectures and scheduled to remain in effect until February 7, 2021. On January 13, 2021, the Prime Minister extended the new state of emergency to also cover Tochigi, Gifu, Aichi, Kyoto, Osaka, Hyogo and Fukuoka prefectures. On February 2, 2021, the Prime Minister extended the state of emergency to March 7, 2021 except for Tochigi prefecture. Although the state of emergency covering Gifu, Aichi, Kyoto, Osaka, Hyogo and Fukuoka prefectures was lifted on February 26, 2021, on March 5, the Prime Minister further extended the state of emergency to March 21, 2021 for the remaining prefectures. Although the state of emergency was lifted on the remaining regions as planned on March 21, 2021, due to an increase in infection rates, on April 1, 2021 and subsequently on April 9, 2021, public notices were issued announcing that Miyagi, Osaka and Hyogo prefectures and certain areas of Tokyo, Kyoto and Okinawa prefectures, respectively, had been designated as areas where priority measures to prevent the spread of infections will be implemented. Such measures are scheduled to remain in place until May 11, 2021 for Tokyo and May 5, 2021 for the other designated areas. In addition, the central and local governments throughout the country continue to impose a number of measures aimed at controlling the spread of COVID-19, including travel restrictions, health and safety guidelines for businesses deemed particularly susceptible to infections, social distancing measures and promoting vaccination. The significant disruption in economic activity as a result of the COVID-19 pandemic and the measures taken in response to the COVID-19 pandemic have had a significant negative impact on overall economic conditions in Japan. According to the Monthly Economic Report published by the Cabinet Office of Japan for March 2021 published on March 23, 2021, although there are signs that the declining trend in economic conditions in Japan is starting to ease (such as an increase in exports and signs of improving business investment, industrial production and corporate profits), economic conditions in Japan continue to be weak as a result of the COVID-19 pandemic, including negative employment conditions. Any increase in COVID-19 infections in Japan could adversely impact economic conditions, including as a result of countermeasures such as the state of emergency declared on January 7, 2021 and any additional restrictive measures being implemented by the central and local governments in the future. The duration and extent of the economic impact of COVID-19 in Japan remain highly uncertain.

Area and Population

Japan has a total population of approximately 125.5 million (estimated as of March 1, 2020). It has one of the highest population densities in the world and approximately 24.0% of its people (estimated as of October 1, 2019) are concentrated in three metropolitan areas (Tokyo, Osaka and Nagoya). Japan’s rate of population decrease during the years 2016-2019 was 1.0%. Japan’s population decreased 0.36% during the 12 months ended October 1, 2020 (estimated as of October 1, 2020).

Government

The legislative power in Japan is vested in the Diet, which currently consists of a House of Representatives having 465 members and a House of Councillors having 245 members. Members of both houses are elected by direct universal suffrage, except that some members of each house are elected by proportional representation. The power of the House of Representatives is superior to that of the House of Councillors in respect of approving certain matters including the national budget and electing the Prime Minister.

Political Parties

The following tables set forth the membership by political party of the House of Representatives as of April 1, 2021 and the House of Councillors as of April 4, 2021.

House of Representatives
Liberal Democratic Party	278
The Constitutional Democratic Party of Japan and the Independent	113
Komeito	29
Japanese Communist Party	12
Nippon Ishin (Japan Innovation Party)	11
Democratic Party for the People	10
Independents	10
Vacancies	2

Total	465

Source: House of Representatives.

House of Councillors
Liberal Democratic Party and Voice of The People	113
The Constitutional Democratic Party of Japan and Social Democratic Party	43
Komeito	28
Nippon Ishin (Japan Innovation Party)	16
Democratic Party For the People and The Shin-Ryokufukai	15
Japanese Communist Party	13
Okinawa Whirlwind	2
REIWA SHINSENGUMI	2
Hekisuikai	2
Your Party	2
Independents	7
Vacancies	2

Total	245

Source: House of Councillors.

Leadership

Japan’s current Prime Minister is SUGA Yoshihide, a member of the Liberal Democratic Party of Japan and member of the House of Representatives in the Diet. SUGA Yoshihide was elected as Japan’s 99th Prime Minister on September 14, 2020, succeeding the former Prime Minister ABE Shinzo.

International Trade Agreements

Japan announced its intent to join the Trans-Pacific Partnership, or TPP, in March 2013, and following negotiations with 11 other countries, signed the TPP Agreement on February 4, 2016. Upon the ratification of the TPP, Japan and the other participating countries planned to not only eliminate tariffs on products but also liberalize services and investment, and establish rules in a wide range of fields, including intellectual property, e-commerce and the environment. Although Japan ratified the TPP on January 20, 2017, the United States announced its formal withdrawal from the TPP on January 23, 2017. On March 8, 2018, Japan and ten other countries excluding the United States signed the Comprehensive and Progressive Agreement for Trans-Pacific

Partnership, pursuant to which each signatory country agreed to start the necessary preparations for the implementation of the TPP. The Comprehensive and Progressive Agreement for Trans-Pacific Partnership entered into force for Japan, Mexico, Singapore, New Zealand, Canada, and Australia on December 30, 2018, and for Vietnam on January 14, 2019. On February 1, 2021, the United Kingdom formally applied to join the TPP. Japan, as the chair of the TPP Committee for this year, intends to facilitate the process of commencing negotiations with the United Kingdom pursuant to the application procedures under the TPP and in cooperation with the other members.

Japan has also entered into Economic Partnership Agreements, or EPAs, with various countries, including Singapore, Mexico, Malaysia, Chile and Thailand. As of February 2021, Japan had entered into a total of 21 EPAs (including the TPP) with 23 countries as well as the EU. Pursuant to the EPAs, Japan will collaborate comprehensively with the counterparties to, among other things, reduce or eliminate tariffs, grant most-favored-nation status in the fields of investment, services and government procurement and expedite patent review and enhance patent protection in the field of intellectual property.

Japan is also a member of international organizations which are based on international trade treaties and other agreements which seek to promote free trade in the international market, including the following: the World Trade Organization, the Organization for Economic Co-operation and Development, the World Customs Organization and the International Trade Centre.

THE ECONOMY

General

In December 2012, the Cabinet Office of the Government of Japan announced “Abenomics” (named after the former Prime Minister ABE Shinzo), an economic strategy of pursuing an expansionary monetary policy, a flexible fiscal policy and an economic growth agenda that promotes private investment, with the goal of achieving GDP growth and job creation. Pursuant to this strategy, specific measures to be implemented include accelerating reconstruction efforts in areas damaged by the Great East Japan Earthquake, increasing stimulus spending and subsidies aimed at strategically important sectors and utilizing a more flexible approach to economic and fiscal management. Other more recent Abenomics measures include the liberalization of electricity retail sales in April 2016 and the liberalization of gas retail sales in April 2017.

Additionally, in January 2013, the Government of Japan and the Bank of Japan issued a joint statement announcing measures to overcome deflation and achieve sustainable economic growth with price stability in order to establish a sustainable fiscal structure and sound fiscal management. In March 2013, KURODA Haruhiko, former President of the Asian Development Bank, was appointed as governor of the Bank of Japan. In April 2013, the Bank of Japan announced its new quantitative and qualitative monetary easing policy, under which the Bank of Japan is aiming to achieve a price stability target of 2% in terms of the year-on-year rate of change in the consumer price index at the earliest possible time, with a time horizon of about two years. Although nominal GDP increased by 0.5% during JFY 2019, the annual growth rate of real GDP was -0.3% and did not show any improvement during the same period. The Japanese Diet has passed comprehensive social security and tax reform, including an increase in the consumption tax rate from 5% to 8% in 2014, and from 8% to 10% in 2015. Accordingly, the consumption tax rate was increased to 8% in April 2014. The increase in the consumption tax rate from 8% to 10% was postponed but introduced in October 2019. Due in part to this increase in the consumption tax, real GDP decreased during the fourth quarter of 2019 by 1.8% compared to the prior quarter. In addition to the increase in the consumption tax rate, as part of the tax reform, the statutory corporate income tax rate was reduced from 34.62% to 32.11% for JFY 2015 and it was further reduced to 29.97% for JFY 2016 and to 29.74% for JFY 2018.

The Japanese economy faces certain challenges. Challenges for the Japanese economy include, as further described herein, an increased dependence on LNG and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant and suspension of operations at other nuclear power plants and, over the long term, demographic challenges, such as an aging workforce and population decrease, and the high levels of public debt and associated debt servicing payments.

In addition, in December 2019, the emergence of COVID-19 was reported in Wuhan, Hubei Province, China and COVID-19 has subsequently spread throughout the world, including in Japan. On January 30, 2020, the World Health Organization declared COVID-19 a public health emergency of international concern and, on March 11, 2020, the World Health Organization declared COVID-19 a global pandemic. The COVID-19 pandemic is currently having an adverse impact on the global economy, the severity and duration of which is difficult to predict.

Economic activity in Japan has been significantly disrupted by the pandemic of COVID-19 and the measures implemented to slow the spread of the disease. Due primarily to the impact of the COVID-19 pandemic, real GDP decreased by 0.6% during the first quarter of 2020 compared to the prior quarter and by 8.3% during the second quarter of 2020 compared to the prior quarter, which was the third consecutive quarter-on-quarter contraction of real GDP. While real GDP increased by 5.3% during the third quarter of 2020 compared to the prior quarter, it is uncertain whether this trend of recovery will continue. In response to this pandemic, the Japanese government and the BOJ have announced a number of fiscal, monetary and economic measures aimed at mitigating the resulting economic impact. While the COVID-19 pandemic is expected to continue to have a significant negative impact on the Japanese economy, the duration and extent of the economic impact of COVID-19 remain highly uncertain. See “General—COVID-19” above.

In order to slow the spread of COVID-19, the Japanese central and local governments have implemented a number of measures. Although the state of emergency declared in April 2020 was lifted in May 2020, on January 7, 2021, in response to an increase in COVID-19 infections in certain regions of the country, the Prime Minister of Japan declared a new state of emergency covering Tokyo, Chiba, Kanagawa and Saitama prefectures and scheduled to remain in effect until February 7, 2021. On January 13, 2021, the Prime Minister extended the new state of emergency to also cover Tochigi, Gifu, Aichi, Kyoto, Osaka, Hyogo and Fukuoka prefectures. Certain of the key measures under the state of emergency include advising restaurants and bars to shorten business hours, advising businesses to reduce the number of workers physically commuting to work by around 70%, advising individuals to avoid outings in the evening and restrictions on holding certain events. On February 2, 2021, the Prime Minister extended the state of emergency to March 7, 2021 except for Tochigi prefecture. Although the state of emergency covering Gifu, Aichi, Kyoto, Osaka, Hyogo and Fukuoka prefectures was lifted on February 26, 2021, on March 5, the Prime Minister further extended the state of emergency to March 21, 2021 for the remaining prefectures. Although the state of emergency was lifted on the remaining regions as planned on March 21, 2021, due to an increase in infection rates, on April 1, 2021 and subsequently on April 9, 2021, public notices were issued announcing that Miyagi, Osaka and Hyogo prefectures and certain areas of Tokyo, Kyoto and Okinawa prefectures, respectively, had been designated as areas where priority measures to prevent the spread of infections will be implemented. Such measures are scheduled to remain in place until May 11, 2021 for Tokyo and May 5, 2021 for the other designated areas. Economic activities will continue to be subject to different degrees of restrictions throughout the country based on their COVID-19 risk profile and citizens are being encouraged to change their activities, by adhering to social distancing guidelines and otherwise, in ways that could discourage normal economic activity. In addition, the central and local governments are prepared to impose new restrictions on economic activities, including an expansion of the current second state of declaration of emergency to other regions, depending on the COVID-19 infection rates throughout the country. Furthermore, international travel restrictions previously instituted by the Japanese government remain in place despite the first state of emergency being lifted. Taking effect from May 27, 2020, shortly after the first state of emergency was lifted, the Japanese government added 11 countries to the list of countries and regions subject to travel restrictions, bringing the total to 111 countries/regions as of that date. As of April 2, 2021, 152 countries/regions are subject to such restrictions. Citizens of such countries and regions generally remain prohibited from entering Japan under the current travel restrictions, which has had a severe impact on both business travel and inbound international tourism, an important and formerly growing sector of the Japanese economy. Though the Japanese government and the Bank of Japan have also announced and implemented a number of fiscal, monetary and economic measures aimed at mitigating the resulting economic impact, the significant disruption in economic activity as a result of the COVID-19 pandemic and the measures taken in response to the pandemic are expected to have a significant negative impact on overall economic conditions in Japan. According to the Monthly Economic Report published by the Cabinet Office of Japan for March 2021 published on March 23, 2021, although there are signs that the declining trend in economic conditions in Japan is starting to ease (such as an increase in exports and signs of improving business investment, industrial production and corporate profits), economic conditions in Japan continue to be weak as a result of the COVID-19 pandemic, including negative employment conditions. As a result of gradual resumption of socio-economic activities and implementation of various COVID-19 related measures and progress in vaccine development and distribution, the economy is expected to move toward improvement. However, the duration and extent of the economic impact of COVID-19 still remain highly uncertain.

Summary of Key Economic Indicators

The following tables set forth information regarding certain of Japan’s key economic indicators for the periods indicated:

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
	(yen amounts in billions, except percentages and index)
Percentage Changes of GDP from Previous Year
At Nominal Prices	3.3%	0.8%	2.0%	0.2%	0.5%
At Real Prices(a)	1.7	0.8	1.8	0.3	-0.3
Total Revenues of Consolidated General and Special Accounts(b)	¥247,917	¥259,413	¥244,729	¥243,868	¥251,292
Total Expenditures of Consolidated General and Special Accounts(b)	228,749	241,061	229,389	226,661	232,905
Surplus of Consolidated Revenues over Consolidated Expenditures(b)	19,167	18,353	15,340	17,206	18,387
Public Debt	880,335	908,093	934,321	954,863	965,926

(a)   Real prices are based on calendar year 2011.

(b)   The data for JFY 2019 is the provisional results as of December 31, 2019.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.

	2016	2017	2018	2019	2020
	(yen or dollar amounts in billions, except percentages and index)
Unemployment Rate	3.1%	2.8%	2.4%	2.4%	2.8%
Consumer Price Index(a)	99.9	100.4	101.3	101.8	101.8
Annual Change	-0.1%	0.5%	1.0%	0.5%	0.0%
Corporate Goods Price Index(b)	96.5	98.7	101.3	101.5	100.3
Annual Change	-3.5%	2.3%	2.6%	0.2%	-1.2%
Current Account regarding Balance of Payments	¥21,391	¥22,778	¥19,400	¥20,526	¥17,698
Official Foreign Exchange Reserves	$1,217	$1,264	$1,271	$1,324	$1,395

(a)	Calendar year 2015=100.

(b)	Calendar year 2015=100. Indices are calculated using the monthly averages.

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”; Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications; Domestic Corporate Goods Price Index, Bank of Japan; and Ministry of Finance.

Gross Domestic Product and National Income

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2015 through JFY 2019. As a general matter, with respect to the private sector, companies were shipping their existing inventories pursuant to conservative production plans until the beginning of calendar year 2014. However, after the increase in the consumption tax rate in April 2014, recovery in demand has been delayed, causing increases in inventory and inhibiting production. As a result, there were fluctuations in “Additions to Business Inventories—Private Sectors” during the relevant period. Although nominal GDP increased by 0.5% during JFY 2019, the annual growth rate of real GDP -0.3% and did not show any measurable improvement during the same period. While the duration and extent of the economic impact of COVID-19 remain highly uncertain, it is likely that the continued spread of COVID-19 will have a significant negative impact on the Japanese economy, including with respect to nominal and real GDP.

Gross Domestic Product(a)

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	Percentage of JFY 2019 GDP
	(yen amounts in billions)
Total Consumption
Private sectors	¥299,839	¥298,334	¥303,046	¥305,133	¥304,236	55.2%
Public sectors	106,286	106,798	107,709	109,099	111,715	20.2

	406,125	405,132	410,755	414,232	415,950	75.4
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	86,962	87,001	90,108	91,770	91,573	15.8
Residential Construction	20,396	21,251	21,255	20,531	21,382	3.0
Public sectors	27,022	27,085	27,687	28,384	29,256	5.4

	134,380	135,337	139,050	140,685	142,211	24.3
Additions to Business Inventories
Private sectors	1,403	210	1,749	2,375	2,033	0.2
Public sectors	(51)	(281)	89	(71)	(5)	0.0

	1,352	(71)	1,838	2,303	2,028	0.2
Net Exports of Goods and Services	(1,117)	4,430	4,044	(398)	(509)	0.2

Nominal Gross Domestic Expenditures	¥540,739	¥544,827	¥555,687	¥556,823	¥559,681	100.0%

Real Gross Domestic Expenditures(b)	¥539,409	¥543,463	¥553,171	¥554,749	¥552,922

Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	30,214	29,191	31,346	33,854	34,255
Less: Imports of Goods and Services and Other Payments Abroad	9,053	10,037	11,025	12,280	12,455

	21,161	19,154	20,320	21,574	21,800

Gross National Income	¥561,900	¥563,981	¥576,008	¥578,397	¥581,481
Percentage Changes of GDP from Previous Year
At Nominal Prices	3.3%	0.8%	2.0%	0.2%	0.5%
At Real Prices(b)	1.7	0.8	1.8	0.3	(0.3)
Deflator(c)	1.5	0.0	0.2	(0.1)	0.8

(a)	GDP financial data are subject to change.

(b)	Real prices are based on calendar year 2011.

(c)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended December 31, 2020.

	Quarterly Gross Domestic Product(a)
	2019				2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(yen amounts in billions)
Nominal Gross Domestic Expenditures(b)	¥560,974	¥562,362	¥564,231	¥557,513	¥554,743	¥510,653	¥538,594	¥551,117

Real Gross Domestic Expenditures(b)(c)	¥557,618	¥558,061	¥559,067	¥548,765	¥545,673	¥500,391	¥526,790	¥541,619

Percentage Changes of GDP from the Previous Quarter
At Nominal Prices(d)	1.0%	0.2%	0.3%	(1.2)%	(0.5)%	(7.9)%	5.5%	2.3%
At Real Prices(c)(d)	0.6	0.1	0.2	(1.8)	(0.6)	(8.3)	5.3	2.8
Deflator(e)	0.4	0.2	0.2	0.7	0.1	0.4	0.2	(0.5)

(a)	Quarterly GDP financial data are subject to change.

(b)	Numbers are based on seasonally-adjusted GDP figures.

(c)	Real prices are based on calendar year 2011.

(d)	Percentage changes are based on seasonally-adjusted GDP figures.

(e)	Deflator is a price index used to convert nominal prices into real prices. Deflator is derived by dividing nominal GDP by real GDP.

Source: Economic and Social Research Institute, Cabinet Office.

Per Capita Gross Domestic Product

The following table indicates per capita gross domestic product for JFY 2015 through JFY 2019:

	Per Capita GDP
JFY	Amount (in thousands of yen)	Year-on-year change (%)
2015	¥4,255	3.4
2016	4,293	0.9
2017	4,386	2.2
2018	4,404	0.4
2019	4,437	0.7

National Income

The following table sets forth national income for calendar year 2015 through calendar year 2019.

	National Income
	2015	2016	2017	2018	2019
	(yen amounts in billions)
Domestic Factor Income	¥368,281	¥374,254	¥380,613	¥381,456	¥380,074
Net Income from Abroad	21,163	18,943	20,461	21,185	21,696

National Income at Factor Cost	¥389,445	¥393,197	¥401,074	¥402,641	¥401,771

Percentage Changes of Income at Factor Cost from Previous Year	4.1%	1.0%	2.0%	0.4%	(0.2)%

Source: Economic and Social Research Institute, Cabinet Office.

Industry

The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2015 through calendar year 2019.

GDP by Industrial Sectors (at nominal prices)

	2015	2016	2017	2018	2019
Industry
Agriculture, Forestry and Fishing	1.0%	1.1%	1.1%	1.0%	1.0%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	20.5	20.3	20.4	20.7	20.3
Electricity, Gas and Water Supply and Waste Management Service	2.9	2.9	2.9	2.9	3.0
Construction	5.2	5.4	5.4	5.4	5.3
Wholesale and Retail Trade	13.0	12.9	13.0	12.7	12.5
Transport and Postal Services	5.3	5.2	5.3	5.3	5.3
Accommodation and Food Service Activities	2.4	2.6	2.6	2.5	2.4
Information and Communications	4.9	5.0	4.8	4.9	4.9
Finance and Insurance	4.3	4.1	4.0	4.1	4.1
Real Estate	12.0	11.9	11.8	11.7	11.7
Professional, Scientific and Technical Activities	7.8	8.0	8.0	8.1	8.1
Public Administration	4.9	4.9	4.9	4.9	5.0
Education	3.5	3.5	3.4	3.4	3.4
Human Health and Social Work Activities	7.4	7.7	7.6	7.7	7.9
Other Service Activities	4.2	4.1	4.1	4.0	4.0

Total	99.4%	99.6%	99.5%	99.6%	99.1%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.

Energy

The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2015 through JFY 2019.

JFY	Total Primary Energy Supplied (peta- joules)	Sources of Primary Energy Supplied(a)
		Oil	Coal	Nuclear	Natural Gas	Other
2015	20,019	40.6%	25.7%	0.4%	23.3%	9.9%
2016	19,862	39.7	25.4	0.8	23.8	10.4
2017	20,099	39.0	25.1	1.4	23.4	11.1
2018	19,720	37.6	25.1	2.8	22.9	11.7
2019	19,104	37.2	25.4	2.8	22.4	12.2

(a)

Figures represent the proportion of each source as a share of the domestic primary energy supplied. Domestic primary energy supplied is total primary energy supplied less exports and inventory adjustments.

(b)

Standard heating value by energy source, which is used to create total primary energy supplied statistics, is revised every five years. Figures for 2014 through 2018 represent the revised standard heating value by energy source.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.

The table below sets forth information regarding crude oil imports for JFY 2015 through JFY 2019.

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
Volume of imports (thousand kilo-liters per day)	545	521	501	475	471
Cost of imports (c.i.f. in billions of yen)	¥7,368	¥6,181	¥7,283	¥8,721	¥7,980
Average price (c.i.f. in yen kilo-liters)	¥37,026	¥32,523	¥39,828	¥50,274	¥46,389

Source: Customs and Tariff Bureau, Ministry of Finance.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2015 through JFY 2019.

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019
	(megawatts)
Electric power generating capacity(a):
Fossil Fuel	190,805	194,669	193,462	193,026	189,784
Hydro-electric	50,035	50,117	50,014	50,037	50,033
Nuclear	42,048	41,482	39,132	38,042	33,083
Other	8,949	13,092	16,600	18,988	20,997

Total	291,836	299,362	299,209	300,093	293,897

	(gigawatt-hours)
Electric power generation:
Fossil Fuel	908,779	877,016	861,435	823,589	792,810
Hydro-electric	91,383	84,570	90,128	87,398	86,314
Nuclear	9,437	17,300	31,278	62,109	61,035
Other	14,580	19,024	24,500	27,311	30,611

Total	1,024,179	997,911	1,007,341	1,000,409	970,771

(a)	At the end of fiscal year—March 31

Source: Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.

Price Indices

The table below sets forth information concerning changes in Japan’s corporate goods and consumer price indices for the periods indicated.

	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2016	96.5	-3.5	99.9	-0.1
2017	98.7	2.3	100.4	0.5
2018	101.3	2.6	101.3	1.0
2019	101.5	0.2	101.8	0.5
2020	100.3	-1.2	101.8	0.0

(a)	All commodities. Calendar year 2015=100. Source: Domestic Corporate Goods Price Index, Bank of Japan.

(b)	General index. Calendar year 2015=100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.

(c)	Indices are calculated using the monthly averages.

Labor

The number of employees was on an upward trend from 2004 to 2007, decreased from 2008 to 2012, recovered in 2013, increased from 2014 to 2019 but decreased in 2020, for the first time in eight years. In 2019, average employment was estimated at 67.2 million, of which 23.3% were employed in mining, manufacturing and construction, 3.3% were employed in agriculture, forestry and fisheries, and 73.4% were employed in services and other sectors. In 2020, the average employment was estimated at 66.8 million, of which 23.1% were employed in mining, manufacturing and construction, 3.2% were employed in agriculture, forestry and fisheries, and 73.8% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. In 2020, the unemployment rate increased for the first time in eleven years. It ranged between 2.4% and 3.1% during 2020. (Note: Due to the impact of the Great East Japan Earthquake, it has become difficult to conduct a labor search in the following prefectures: Iwate, Miyagi and Fukushima. For this reason, the nationwide unemployment rate for the period between March 2011 and August 2011 does not account for these three prefectures.) The seasonally adjusted unemployment rate was 3.1% for October, 3.0% for November and 3.0% for December in 2020 and 2.9% for January and 2.9% for February in 2021. As a result of the COVID-19 pandemic and the resulting wide-scale disruption of business activities, employment conditions in Japan are expected to be negatively impacted. However, the duration and extent of the impact on employment in Japan remain highly uncertain. See “General—COVID-19” above.

The following table indicates unemployment statistics for Japan for each of the last five years:

Calendar Year	Unemployment Rate (%)
2016	3.1
2017	2.8
2018	2.4
2019	2.4
2020	2.8

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.

	Wage Index(a)		Industrial Production Index(b)
Calendar Year	Index(c)	Annual % Change	Index	Annual % Change
2016	100.7	0.6	100.0	0.0
2017	101.1	0.4	103.1	3.1
2018	102.5	1.4	104.2	1.1
2019	102.1	-0.4	101.1	-3.0
2020	100.9	-1.2	90.9	-10.1

(a)	Calendar year 2015=100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.

(b)	Calendar year 2015=100. Source: Ministry of Economy, Trade and Industry.

(c)	Indices are calculated using the monthly averages.

The following table shows selected employment information by industry.

	2016	2017	2018	2019	2020
	(all figures in percentages, except as indicated)
Labor Force (in thousands of persons)	64,650	65,300	66,640	67,240	66,760
Employment by Industry:
Agriculture, forestry and fisheries	3.45%	3.38%	3.42%	3.30%	3.19%
Mining, manufacturing and construction	23.87	23.78	23.50	23.26	23.05
Services and other sectors	72.68	72.83	73.08	73.44	73.76

Total	100.0%	100.0%	100.0%	100.0%	100.0%
Source: Ministry of Internal Affairs and Communications “Labor Force Survey”. The following table shows employment rate by age and gender.
	2016	2017	2018	2019	2020
	(all figures in percentages)
Total	58.1%	58.8%	60.0%	60.6%	60.3%
Employment rate by age:
15 - 64 years old	74.3	75.3	76.8	77.7	77.3
15 - 24 years old	42.4	42.5	45.9	47.5	46.4
25 - 34 years old	82.5	83.6	84.8	85.3	85.1
35 - 44 years old	82.7	83.6	85.0	85.6	85.0
45 - 54 years old	84.6	85.1	85.7	86.4	86.0
55 - 64 years old	71.4	73.4	75.2	76.3	76.7
55 - 59 years old	79.9	81.0	81.7	82.3	82.2
60 - 64 years old	63.6	66.2	68.8	70.3	71.0
65 and over	22.3	23.0	24.3	24.9	25.1
65 - 69 years old	42.8	44.3	46.6	48.4	49.6
70 - 74 years old	25.0	27.2	30.2	32.2	32.5
75 and over	8.7	9.0	9.8	10.3	10.4
25 - 44 years old	82.6	83.6	84.9	85.5	85.0
Employment rate by gender:
Male	68.1	68.4	69.3	69.7	69.3
Female	48.9	49.8	51.3	52.2	51.8
Source: Ministry of Internal Affairs and Communications “Labor Force Survey”. The following table shows employment data by type of employment.
	2016	2017	2018	2019	2020
	(in thousands of persons)
Employee (except for executive of company or corporation)	54,000	54,690	56,050	56,690	56,290
Regular employee	33,760	34,320	34,850	35,030	35,390
Non-regular employee	20,230	20,360	21,200	21,650	20,900

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

Aging Workforce and Population Decrease

The following table indicates the age distribution of Japan’s population:

Population and Percentage distribution by Age (5-Year Age Group)

	Both sex
Age groups	2016	2017	2018	2019	2020*
	(in thousands of persons)
Total	126,933	126,706	126,443	126,167	125,708

0 - 4 years old	4,963	4,909	4,838	4,758	4,669
5 - 9	5,303	5,251	5,184	5,101	5,018
10 - 14	5,514	5,432	5,392	5,351	5,338
15 - 19	6,040	5,995	5,907	5,820	5,663
20 - 24	6,150	6,228	6,330	6,388	6,376

25 - 29	6,393	6,291	6,223	6,240	6,279
30 - 34	7,257	7,112	6,936	6,752	6,576
35 - 39	8,117	7,884	7,694	7,551	7,396
40 - 44	9,713	9,443	9,093	8,718	8,396
45 - 49	9,282	9,457	9,666	9,802	9,797

50 - 54	7,904	8,156	8,360	8,567	8,683
55 - 59	7,546	7,592	7,651	7,711	7,901
60 - 64	8,160	7,804	7,591	7,523	7,425
65 - 69	10,275	9,921	9,368	8,709	8,246
70 - 74	7,408	7,749	8,234	8,686	9,222

75 - 79	6,526	6,738	6,932	7,241	7,104
80 - 84	5,181	5,293	5,347	5,328	5,423
85 - 89	3,275	3,396	3,514	3,612	3,751
90 - 94	1,479	1,582	1,674	1,761	1,841
95 - 99	383	405	439	479	527

100 and over	66	67	69	69	76

Regrouped
0 - 14 years old	15,780	15,592	15,415	15,210	15,025
15 - 64	76,562	75,962	75,451	75,072	74,492
65 and over	34,591	35,152	35,578	35,885	36,191
65 - 74 years old	17,683	17,670	17,603	17,395	17,468
75 and over	16,908	17,482	17,975	18,490	18,723

	Both sex
Age groups	2016	2017	2018	2019	2020*
	Percentage Distribution (%)
Total	100.00	100.00	100.00	100.00	100.00

0 - 4 years old	3.91	3.87	3.83	3.77	3.71
5 - 9	4.18	4.14	4.10	4.04	3.99
10 - 14	4.34	4.29	4.26	4.24	4.25
15 - 19	4.76	4.73	4.67	4.61	4.50
20 - 24	4.85	4.92	5.01	5.06	5.07

25 - 29	5.04	4.97	4.92	4.95	4.99
30 - 34	5.72	5.61	5.49	5.35	5.23
35 - 39	6.39	6.22	6.08	5.98	5.88
40 - 44	7.65	7.45	7.19	6.91	6.68
45 - 49	7.31	7.46	7.64	7.77	7.79

50 - 54	6.23	6.44	6.61	6.79	6.91
55 - 59	5.94	5.99	6.05	6.11	6.29
60 - 64	6.43	6.16	6.00	5.96	5.91
65 - 69	8.09	7.83	7.41	6.90	6.56
70 - 74	5.84	6.12	6.51	6.88	7.34

75 - 79	5.14	5.32	5.48	5.74	5.65
80 - 84	4.08	4.18	4.23	4.22	4.31
85 - 89	2.58	2.68	2.78	2.86	2.98
90 - 94	1.17	1.25	1.32	1.40	1.46
95 - 99	0.30	0.32	0.35	0.38	0.42

100 and over	0.05	0.05	0.05	0.05	0.06

Regrouped
0 - 14 years old	12.43	12.31	12.19	12.06	11.95
15 - 64	60.32	59.95	59.67	59.50	59.26
65 and over	27.25	27.74	28.14	28.44	28.79
65 - 74 years old	13.93	13.95	13.92	13.79	13.90
75 and over	13.32	13.80	14.22	14.66	14.89

Note:

*	Figures are subject to change based on the result of “Population Census” conducted during 2020.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Japan is one of the leading trading nations of the world, ranking fifth to China, the United States, Germany and the Netherlands in merchandise exports and ranking fifth to the United States, China, Germany and the United Kingdom in merchandise imports among the IMF member countries in 2020.

The trade deficit slightly increased from ¥2,565 billion in 2011 to ¥2,792 billion in 2015 despite an increase in exports for three consecutive years, meaning that Japan had a trade deficit for five consecutive years. The primary reasons for the trade deficit include increased imports of oil and natural gas as alternatives to nuclear energy. Imports of fossil fuels increased as the demand increased for power generation at thermal power stations after the nuclear accident at the Fukushima Daiichi Nuclear Plant caused suspension of operations at other nuclear plants, resulting in reduced energy supply. Due to increased imports of fossil fuels, Japan’s trade balance in 2011 turned to a deficit for the first time in 31 years. In 2012, the trade deficit expanded and it hit a record high in 2014. In 2015, it decreased substantially again and back to the level of 2011. In 2016, the drop in total amount of imports was larger than the drop in total amount of exports, and as a result, Japan had a trade surplus of ¥3,994 billion, reversing a trend of five consecutive years of trade deficits since 2011. In 2017, although the increase in total amount of imports was larger than the increase in total amount of exports, Japan still had a trade surplus of ¥2,907 billion as an overall result. In 2018, Japan had a trade deficit of ¥1,225 billion due to increased imports of oil and natural gas. In 2019, Japan had a trade deficit of ¥1,668 billion due to a decrease in exports including automobile parts and steel, which was partially offset by a decrease in imports including crude oil and petroleum products. In 2020, Japan had a trade surplus of ¥563 billion due to decrease in imports of mineral fuels because of the deterioration of resources and material market. As a result of the global COVID-19 pandemic and the resulting disruptions of economic activity, exports from Japan are expected to be negatively impacted. However, the impact of the global COVID-19 pandemic on exports, imports and the overall trade deficit is highly uncertain. See “General—COVID-19” above.

The following tables set forth information relating to foreign trade for the years indicated. In these tables exports are stated on an f.o.b. basis and imports on a c.i.f. basis. Monetary figures are based on actual movements of goods as calculated by the Ministry of Finance. (This method of computation differs from that used in calculating balance of payments, in which both exports and imports are stated on an f.o.b. basis.)

Foreign Trade of Japan

	Value Index(a)		Quantum Index(a)		Unit Value Index(a)		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2016	92.6	84.2	100.5	98.8	92.2	85.3	108.1
2017	103.5	96.1	105.9	102.9	97.8	93.4	104.7
2018	107.8	105.5	107.7	105.8	100.1	99.7	100.4
2019	101.7	100.2	103.0	104.6	98.8	95.9	103.0
2020	90.5	86.4	90.9	97.6	99.5	88.5	112.4

(a)	Calendar year 2015=100.

(b)	Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.

Composition of Japan’s Exports and Imports

	2016		2017		2018		2019		2020
	(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥863	1.2%	¥886	1.1%	¥901	1.1%	¥886	1.2%	¥754	1.1%
Metals and Metal Products	5,219	7.5	5,907	7.5	6,257	7.7	5,659	7.4	5,206	7.6
Machinery and Equipment:
Ships	1,325	1.9	1,322	1.7	1,368	1.7	1,493	1.9	1,142	1.7
Motor Vehicles	11,333	16.2	11,825	15.1	12,307	15.1	11,971	15.6	9,580	14.0
TV and Radio Receivers	120	0.2	107	0.1	117	0.1	116	0.2	89	0.1
Motorcycles	261	0.4	320	0.4	337	0.4	267	0.3	225	0.3
Scientific and Optical Instruments	2,046	2.9	2,416	3.1	2,314	2.8	2,130	2.8	1,968	2.9
Other(a)	30,336	43.3	34,143	43.6	35,501	43.6	32,700	42.5	29,455	43.1

Total Machinery and Equipment	45,421	64.9	50,133	64.0	51,944	63.8	48,678	63.3	42,459	62.1
Chemicals	7,123	10.2	8,192	10.5	8,922	10.9	8,739	11.4	8,540	12.5
Foods and Beverages	607	0.9	645	0.8	741	0.9	754	1.0	791	1.2
Other Exports(b)	10,802	15.4	12,524	16.0	12,714	15.6	12,216	15.9	10,657	15.6

Grand Total	¥70,036	100.0%	¥78,286	100.0%	¥81,479	100.0%	¥76,932	100.0%	¥68,407	100.0%

JAPAN’S IMPORTS
Foods and Beverages	¥6,363	9.6%	¥7,018	9.3%	¥7,247	8.8%	¥7,192	9.1%	¥6,675	9.9%
Raw Materials	4,012	6.1	4,725	6.3	4,992	6.0	4,861	6.2	4,510	6.7
Chemicals	7,111	10.8	7,567	10.0	8,550	10.3	8,163	10.4	7,790	11.5
Mineral Fuels:
Petroleum	5,532	8.4	7,155	9.5	8,906	10.8	7,969	10.1	4,646	6.9
Coal	1,665	2.5	2,570	3.4	2,812	3.4	2,528	3.2	1,701	2.5
Other(c)	4,855	7.4	6,115	8.1	7,576	9.2	6,453	8.2	4,913	7.3

Total Mineral Fuel	12,052	18.2	15,840	21.0	19,294	23.3	16,951	21.6	11,260	16.6
Machinery and Equipment	22,131	33.5	24,490	32.5	25,952	31.4	25,319	32.2	22,950	33.9
Other Imports(d)	14,373	21.8	15,740	20.9	16,669	20.2	16,114	20.5	14,552	21.5

Grand Total	¥66,042	100.0%	75,379	100.0%	¥82,703	100.0%	¥78,600	100.0%	¥67,737	100.0%

(a)	This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.

(b)	This category includes raw materials, mineral fuels and vehicle parts.

(c)	This category includes liquid natural gas and petroleum products.

(d)	This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Geographic Distribution of Japan’s Exports and Imports

	2016		2017		2018		2019		2020
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	¥37,107	53.0%	¥42,920	54.8%	¥44,736	54.9%	¥41,327	53.7%	¥39,224	57.3%
China	12,361	17.7	14,890	19.0	15,898	19.5	14,682	19.1	15,083	22.0
(Asia NIES)	15,094	21.6	17,048	21.8	16,888	20.7	15,597	20.3	14,808	21.6
(ASEAN)	10,378	14.8	11,872	15.2	12,634	15.5	11,578	15.1	9,846	14.4
Oceania	2,010	2.9	2,301	2.9	2,402	2.9	2,053	2.7	1,688	2.5
Australia	1,532	2.2	1,796	2.3	1,886	2.3	1,580	2.1	1,296	1.9
North America	15,029	21.5	16,189	20.7	16,500	20.3	16,222	21.1	13,385	19.6
U.S.A.	14,143	20.2	15,113	19.3	15,470	19.0	15,255	19.8	12,612	18.4
Canada	886	1.3	1,076	1.4	1,029	1.3	968	1.3	773	1.1
Central and South America	3,002	4.3	3,154	4.0	3,399	4.2	3,221	4.2	2,285	3.3
Western Europe	8,179	11.7	9,053	11.6	9,389	11.5	9,010	11.7	7,654	11.2
EU	7,982	11.4	8,657	11.1	9,209	11.3	8,955	11.6	6,462	9.4
Central and Eastern Europe, Russia etc.	1,286	1.8	1,475	1.9	1,719	2.1	1,757	2.3	1,513	2.2
Russia	555	0.8	674	0.9	805	1.0	783	1.0	628	0.9
Middle East	2,585	3.7	2,350	3.0	2,434	3.0	2,356	3.1	1,809	2.6
Africa	839	1.2	843	1.1	900	1.1	984	1.3	848	1.2

Total	¥70,036	100.0%	¥78,286	100.0%	¥81,479	100.0%	¥76,932	100.0%	¥68,407	100.0%

JAPAN’S IMPORTS
Asia	¥33,199	50.3%	¥37,026	49.1%	¥39,218	47.4%	¥37,413	47.6%	¥34,610	51.1%
China	17,019	25.8	18,459	24.5	19,194	23.2	18,454	23.5	17,478	25.8
(Asia NIES)	6,241	9.4	7,162	9.5	7,859	9.5	7,231	9.2	6,692	9.9
(ASEAN)	10,047	15.2	11,545	15.3	12,399	15.0	11,757	15.0	10,652	15.7
Oceania	3,843	5.8	4,969	6.6	5,659	6.8	5,587	7.1	4,327	6.4
Australia	3,321	5.0	4,365	5.8	5,053	6.1	4,958	6.3	3,805	5.6
North America	8,331	12.6	9,325	12.4	10,318	12.5	9,935	12.6	8,584	12.7
U.S.A.	7,322	11.1	8,090	10.7	9,015	10.9	8,640	11.0	7,427	11.0
Canada	1,003	1.5	1,226	1.6	1,295	1.6	1,286	1.6	1,148	1.7
Central and South America	2,726	4.1	3,156	4.2	3,226	3.9	3,169	4.0	2,929	4.3
Western Europe	8,777	13.3	9,421	12.5	10,370	12.5	10,394	13.2	8,970	13.2
EU	8,152	12.3	8,757	11.6	9,718	11.8	9,722	12.4	7,789	11.5
Central and Eastern Europe, Russia etc.	1,868	2.8	2,308	3.1	2,546	3.1	2,333	3.0	1,839	2.7
Russia	1,227	1.9	1,550	2.1	1,723	2.1	1,561	2.0	1,146	1.7
Middle East	6,501	9.8	8,243	10.9	10,375	12.5	8,852	11.3	5,557	8.2
Africa	798	1.2	931	1.2	991	1.2	918	1.2	920	1.4

Grand Total	¥66,042	100.0%	¥75,379	100.0%	¥82,703	100.0%	¥78,600	100.0%	¥67,737	100.0%

Source: Press Releases, Ministry of Finance.

Balance of Payments

In 2016, the trade deficit turned into trade surplus, and Current Account surplus increased to ¥21,391 billion. In 2017, Current Account surplus continued and increased to ¥22,778 billion with trade surplus. In 2018, Current Account surplus decreased to ¥19,400 billion. In 2019, Current Account surplus increased to ¥20,526 billion. In 2020, Current Account surplus decreased to ¥17,698 billion.

In October 2013, Ministry of Finance and the Bank of Japan announced that they will revise balance of payments statistics, to be based on IMF Balance of Payments Manual, 6th Edition, starting with transactions in January 2014. The information below reflects the updated statistics.

Balance of Payments of Japan

	2016	2017	2018	2019	2020
	(in billions of yen)
Current Account	¥21,391	¥22,778	¥19,400	¥20,526	¥17,698
Balance on Goods and Services	4,389	4,221	105	506	-491
Trade Balance	5,518	4,911	1,127	381	3,046
Exports (f.o.b.)	69,093	77,254	81,226	76,031	67,328
Imports (f.o.b.)	63,575	72,342	80,100	75,650	64,282
Services	-1,129	-691	-1,021	125	-3,536
Primary Income(a)	19,148	20,684	21,298	21,395	20,718
Secondary Income(b)	-2,146	-2,127	-2,003	-1,376	-2,530
Capital Account	-743	-280	-211	-413	-185
Financial Account(c)	28,606	18,811	20,032	24,716	17,984
Assets	11,142	-10,738	-3,293	-10,350	-13,400
Liabilities	-17,464	-29,549	-23,324	-35,066	-31,384
Net Errors and Omissions	7,958	-3,687	842	4,604	472

(a)

Primary Income mainly shows balance of payments of interests and dividends from external financial credits and debts and includes such items as receipt and payment of dividends and interests between parent companies and their subsidiaries, receipt and payment of stock dividends and bond interests, and receipt and payment of interests related to loans, borrowings, and deposits.

(b)

Secondary Income shows balance of payments of provision of assets unaccompanied by consideration between residents and non-residents and includes such items as receipt and payment of financial support, donations, and gifts by the government or by the people.

(c)	Positive figures (+) show increases in net assets, negative figures (-) show decreases in net assets in “Financial Account”.

Source: Balance of Payments, Ministry of Finance.

Official Reserves Assets

As of December 31,	Gold(a)	Foreign Currency Reserves	IMF Reserve Position	SDRs (Special Drawing Rights)	Other Reserve Assets	Total
	(in millions of dollar)
2016	$28,516	$1,157,790	$12,019	$18,087	$491	$1,216,903
2017	31,897	1,202,071	10,582	19,195	538	1,264,283
2018	31,531	1,208,958	11,464	18,484	538	1,270,975
2019	37,469	1,255,322	11,202	19,176	581	1,323,750
2020	46,526	1,312,160	15,147	20,215	632	1,394,680

(a)	The valuation of gold reflects marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates

The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.

	2016	2017	2018	2019	2020
Average (Central Rate)	¥108.77	¥112.13	¥110.40	¥108.99	¥106.73
High	121.49	118.18	114.55	112.24	112.18
Low	99.00	107.59	104.64	104.46	101.60

Source: Status of Transactions on Tokyo Foreign Exchange Market, Bank of Japan.

FINANCIAL SYSTEM

The Bank of Japan and Monetary Policy

The Bank of Japan (“BOJ”), with 55% of its capital owned by the government, is the central bank and sole issuing bank, as well as the depository and fiscal agent for the government. As of the end of September 2020, the BOJ had total assets of ¥690,027 billion.

One of the missions of the BOJ is to contribute to the sound development of the national economy, through the pursuit of price stability. In order to fulfill this mission, the BOJ controls the overall volume of money in the economy and through market operations, along with monetary policy decided at the BOJ Policy Board Meeting. From March 2001 to March 2006, in order to fight deflation and revive the Japanese economy, the BOJ implemented a quantitative easing policy by conducting money market operations to adjust the outstanding balance of the current accounts at the BOJ. And in March 2006, the BOJ announced an exit from the quantitative easing policy and a return to monetary policy that targeted policy interest rate (uncollateralized overnight call rate). At the same time, the BOJ decided to encourage the rate to remain at effectively zero percent. Then, the BOJ increased the policy interest rate to 0.25% in July 2006, and to 0.5% in February 2007. From the Fall of 2008, however, when the turmoil in global financial markets intensified, the BOJ implemented various monetary policy measures including reductions in the policy interest rate. It decreased the policy interest rate to 0.3% in October 2008, and further to 0.1% in December 2008. Furthermore, in October 2010, in order to further enhance monetary easing, the BOJ implemented a comprehensive monetary easing policy, which included the establishment of an Asset Purchase Program (APP) to purchase financial assets, including risk assets, as well as to provide loans. Since the APP’s introduction, the BOJ has repeatedly and significantly increased the maximum amount outstanding of the APP, from about 35 trillion yen to about 101 trillion yen at the end of 2013. Moreover, in February 2012, the BOJ decided to pursue powerful monetary easing by conducting its virtually zero interest rate policy and by implementing the APP, with the aim of achieving the goal of 1% in terms of the year-on-year rate of change in the consumer price index (CPI). In order to state clearly the shared understanding concerning the roles of the government and the BOJ, the BOJ decided to release “Measures Aimed at Overcoming Deflation” in October 2012. In January 2013, the BOJ introduced the “price stability target” of 2% in terms of the year-on-year rate of change in the CPI. The BOJ also introduced the “open-ended asset purchasing method”, aimed at achieving this target. It released a joint statement with the government to announce that in order to overcome deflation early and achieve sustainable economic growth with price stability, the government and the BOJ would strengthen their policy coordination and work together. Furthermore, in April 2013, the BOJ introduced a policy of “quantitative and qualitative monetary easing”, aimed at achieving this target at the earliest possible time. In order to do so, under this policy, the BOJ would enter a new phase of monetary easing both in terms of quantity and quality. The BOJ would double the monetary base in two years by conducting money market operations so that the monetary base would increase at an annual pace of about 60-70 trillion yen. The BOJ would also purchase Japanese government bonds (“JGBs”) so that their amount outstanding would increase at an annual pace of about 50 trillion yen, and the average remaining maturity of the BOJ’s JGB purchases would be extended from slightly less than three years at the time to about seven years, which was equivalent to the average maturity of the amount outstanding of JGBs issued. Additionally, the BOJ would purchase exchange-traded funds (“ETFs”) and Japan real estate investment trusts (“J-REITs”) so that their amounts outstanding would increase at an annual pace of about 1 trillion yen and about 30 billion yen, respectively. In October 2014, the BOJ expanded its quantitative and qualitative monetary easing measures to further increase its purchases of JGBs, ETFs and J-REITs to achieve an increase in its purchases of JGBs, ETFs and J-REITs at an annual pace of about 80 trillion yen, 3 trillion yen and 90 billion yen, respectively. In order to maintain momentum towards 2% “price stability target,” in January 2016, the BOJ adopted “quantitative and qualitative monetary easing with a negative interest rate,” under which (i) a negative interest rate of minus 0.1% is applied to a part of BOJ accounts held by financial institutions1 (if judged necessary by the BOJ, the rate will be lowered even further), (ii) the BOJ will conduct money market operations so that the monetary base will increase at an annual pace of about 80 trillion yen, and (iii) the BOJ will purchase assets as follows: (1) purchase JGBs so that their amount outstanding

[1]

More specifically, accounts held by financial institutions are divided into three levels referred to as “basic balance” (a positive interest rate of 0.1% is applied), “macro add-on balance” (a zero interest rate is applied), and “policy-rate balance” (a negative interest rate of minus 0.1% is applied). “Policy-rate balance” is the balance in excess of “basic balance” and “macro add-on balance.”

will increase at an annual pace of about 80 trillion yen, (2) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 3 trillion yen (decided further expansion to about 3.3 trillion yen and to about 6 trillion yen in April 2016 and July 2016, respectively) and about 90 billion yen, respectively, and (3) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and about 3.2 trillion yen, respectively. In September 2016, the BOJ announced a new framework for strengthening monetary easing by adopting a program of “quantitative and qualitative monetary easing with yield curve control”, or QQE with yield curve control, under which the BOJ (i) set guidelines for market operations that specify (1) a short-term policy interest rate (set at the minus 0.1% level adopted in January 2016) and (2) a target level of a long-term interest rate (target yield of the 10-year JGB set at around 0%, to be facilitated through continued BOJ purchases of JGBs) and (ii) introduced new tools of market operations so as to control the yield curve smoothly, consisting of (1) outright purchases of JGBs with yields designated by the BOJ and (2) fixed-rate funds-supplying operations for a period of up to ten years. With regard to asset purchase except for JGB purchases, the BOJ also set the following guidelines: (i) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 6 trillion yen and about 90 billion yen, respectively, and (ii) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and about 3.2 trillion yen, respectively. Finally, the BOJ announced its “inflation-overshooting commitment,” under which it will continue with QQE with yield curve control, aiming to achieve the price stability target of 2%, as long as it is necessary for maintaining the target in a stable manner, and will continue to expand the monetary base until the year-on-year rate of increase in the observed CPI (all items less fresh food) exceeds the price stability target of 2% and stays above the target in a stable manner. In July 2018, to maintain strong monetary easing, the BOJ decided to strengthen the framework for continuous strong monetary easing. The BOJ introduced forward guidance for policy rates and announced its intent to maintain the current extremely low levels of short- and long-term interest rates for an extended period of time, taking into account uncertainties regarding economic activity and prices including the effects of the consumption tax hike in October 2019. Also, it was announced that the yields may move upward and downward to some extent mainly depending on developments in economic activity and prices.2 In addition, with regard to ETFs and J-REIT unit purchases, the BOJ announced that it may increase or decrease the amount of purchases depending on market conditions. Further, in April 2019, to make its policy to persistently continue with strong monetary easing clearer, the BOJ clarified its forward guidance for policy rates: The BOJ intends to maintain the current extremely low levels of short- and long-term interest rates for an extended period of time, taking into account uncertainties regarding economic activity and prices including developments in overseas economies and the effects of the consumption tax hike.

Furthermore, on March 16, 2020, in response to the adverse impact of the global spread of COVID-19 on the Japanese economy, the BOJ announced its plan to further strengthen its monetary easing policy, including (1) ensuring ample supply of yen funding through active purchases of JGBs and the following measures as well as providing U.S. dollar liquidity, (2) the introduction of special operations to support companies under which the BOJ will extend zero-interest rate loans collateralized by corporate debt as well as increasing the upper limit for its purchases of commercial paper and corporate bonds by 2 trillion yen, resulting in an upper limit for its balance of outstanding commercial paper and corporate bonds of 3.2 trillion yen and 4.2 trillion yen, respectively and (3) an increase in the upper limit for its purchases of ETFs and J-REITs to 12 trillion yen and 180 billion yen, respectively. On April 27, 2020, given the increasingly severe situation due to impact of the spread of COVID-19, the BOJ decided to further enhance monetary easing through (i) an increase in purchases of commercial paper and corporate bonds, to be conducted through the end of September 2020, setting the maximum amounts of additional purchase to 7.5 trillion yen for each asset, (ii) strengthening the BOJ’s Special Funds-Supplying Operations to Facilitate Financing in Response to the Novel Coronavirus (COVID-19), which were introduced and became effective in March 2020, and (iii) further active purchases of JGBs and treasury discount bills. With respect to market operations as well as purchases of ETFs and J-REITs, the BOJ set the following guidelines: (i) a negative interest rate of minus 0.1 percent will be applied to current BOJ accounts held by financial institutions (the short-term policy interest rate); (ii) the BOJ will purchase JGBs without setting an upper limit so that 10-year JGB yields will remain at around 0% (the long-term policy interest rate); and (iii) the BOJ will actively purchase ETFs and J-REITs so that their amounts outstanding will increase at annual

[2]	In case of rapid increases in the yields, the BOJ will purchase JGBs promptly and appropriately.

rates of about 6 trillion yen and about 90 billion yen, respectively. On June 16, 2020, the BOJ decided to continue with its monetary easing measures, including the foregoing guidelines regarding market operations and purchases of ETFs and J-REITs announced on April 27, 2020, as well as to extend the period of additional purchase of commercial paper and corporate bonds until the end of March 2021. The BOJ also announced on the same day their measures in response to the impact of COVID-19, including (i) support for corporate financing with a total size of about 110 trillion yen, with additional support through special programs, (ii) unlimited purchases of JGBs and U.S. dollar operations to provide for yen and foreign currency funding to stabilize the financial market, and (iii) purchases of ETFs with an annual pace of about 12 trillion yen.

The following table sets forth the principal economic indicators relating to monetary policy from 2016 through 2020.

				Loans and Bills Discounts Domestically
	Current Account Balances(a)	Monetary Base		Money Stock		Licensed Banks
		Total(a)	Annual % Change	Total(a)	Annual % Change	Total(a)	Annual % Change
	(yen amounts in billions)
2016	290,611	391,421	25.0	936,870	3.4	460,360	2.7
2017	352,883	458,104	17.0	973,993	4.0	475,148	3.2
2018	382,178	491,499	7.3	1,002,453	2.9	488,331	2.8
2019	396,404	509,008	3.6	1,026,992	2.4	500,504	2.5
2020	438,051	555,229	9.1	1,093,628	6.5	524,164	4.7

(a)	Average amounts outstanding.

Source: Bank of Japan Statistics, Bank of Japan.

Private Financial Institutions

According to the Financial Services Agency, as of February 17, 2021, the private banking system included four city banks, 13 trust banks, and 16 other banks, as well as 62 1st local banks as of January 1, 2021, 38 2nd local banks as of January 1, 2020 and the Saitama Resona Bank, which is categorized as neither a 1st nor 2nd local bank. In addition, 55 foreign banks had branches in Japan as of February 22, 2021.

There are also credit associations, credit cooperative associations, labor credit associations and the national federations of each of such associations, which are engaged mainly in making small business loans. Agricultural cooperatives, prefectural credit federations of such cooperatives and The Norinchukin Bank operate in the field of agricultural credit.

GOVERNMENT FINANCE

Revenues, Expenditures and Budgets

The responsibility for the preparation of the budget and the administration of government finances rests with the Ministry of Finance. The fiscal year commences on April 1, and the Cabinet usually submits the budget to the Diet for its decision in the preceding January. Supplementary budgets revising the original budget may be submitted to the Diet from time to time during the fiscal year.

For advancing fiscal consolidation, the Cabinet approved the “Basic Framework for Fiscal Consolidation: Medium-term Fiscal Plan” on August 8, 2013. This plan provided the following targets for achieving fiscal consolidation.

•	Halving the primary deficit of the national and local governments to GDP ratio by JFY 2015 from the ratio in JFY 2010 (This target is achieved.);

•	Achieving a primary surplus of the national and local governments to GDP ratio by JFY 2020; and

•	Steadily reducing the public debt to GDP ratio.

These targets were firmly maintained in the “Basic Policies for the Economic and Fiscal Management and Reform 2015” decided by the Cabinet on June 30, 2015, including “The Plan to Advance Economic and Fiscal Consolidation”, or the fiscal consolidation plan, which the government believes would be an effective and concrete plan for achieving the primary surplus target by JFY2020, covering a five-year period (JFY2016-JFY2020). Under the fiscal consolidation plan, the government was committed to assessing the progress of reforming expenditure and revenue measures by using several benchmarks. However, the actual improvement in the primary balance was slower than the estimate under the “Plan to Advance Economic and Fiscal Revitalization”, or the Revitalization Plan, owing to more moderate growth in tax revenue than the initial assumption due to a decline in economic growth, as well as the impact of the postponement of the consumption tax rate hike to 10% from 8%, and the addition of supplementary budgets. Furthermore, in the “New Economic Policy Package”, the government revised the purposes of use of the tax revenue generated from the consumption tax rate hike in October 2019 to ensure stable fiscal resources in preparation for the human resources development revolution. Due to these factors, it has become difficult to achieve the primary surplus target by JFY2020.

Given the changing population structure including as a result of the aging population and decreasing working population, it is necessary to strengthen the basis for the social security system by the time the baby-boomer generation starts reaching 75 years of age and to ensure establishment of a path for fiscal consolidation by the time every member of the baby-boomer generation reaches 75 years of age. From these viewpoints, the new fiscal consolidation targets were set in the “Basic Policy on Economic and Fiscal Management and Reform 2018” by the Cabinet on June 15, 2018, which aims for a primary surplus of the central and local governments by JFY2025 by steadily implementing economic revitalization and fiscal consolidation measures. At the same time, the government will firmly maintain its aim of steadily reducing the public debt to GDP ratio.

In order to achieve the primary surplus target, the government will implement steadily the expenditure reforms on all fronts in parallel with economic revitalization.

On April 7, 2020, the Prime Minister of Japan announced proposed emergency economic measures in response to the COVID-19 pandemic, which were further revised on April 20, 2020, including (i) measures to prevent the spread of infection and secure resources and infrastructure for medical treatment, (ii) measures to protect employment and support businesses including ensuring the availability of interest-free, unsecured loans, deferral of national taxes and social security premiums for affected businesses and cash payments to all residents in Japan and small and medium-sized businesses affected by COVID-19, (iii) demand stimulus measures to be implemented after the pandemic is contained targeting affected industries such as tourism, transportation, food services and entertainment as well as regional economic development, (iv) measures to develop a resilient economic structure including support for development of business supply chains, support for agricultural exports and domestic supply and promotion of digital technologies in education and business and (v) securing contingency funds to address COVID-19. In connection with these measures, the Japanese government approved a supplementary budget on April 30, 2020, which includes an additional ¥25.7 trillion in budgeted spending that is planned to be financed through the issuance of additional government bonds. On June 12, 2020, a second supplementary budget was approved to expand the budgeted spending by an additional ¥31.9 trillion.

The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:

•	General Account. The general account is used primarily to record operations in basic areas of governmental activity.

•

Special Accounts. The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. As of November 9, 2020, the government had 13 special accounts.

•	Government-Affiliated Agencies. The government-affiliated agencies are government-owned corporations which consist of three financial corporations.

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2015 through JFY 2020, and the budget for JFY 2021.

Summary of Consolidated General and Special Accounts(a)

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020 (Provisional results as of December 31, 2020)	JFY 2021 Initial Budget
	(in billions of yen)
REVENUES
Total Revenues, General Account	¥102,175	¥102,774	¥103,644	¥105,697	¥109,162	¥182,266	¥106,610
Total Revenues, Special Accounts	402,884	410,161	386,487	381,177	386,552	429,722	495,725
Less: Inter-Account Transactions(b)	257,143	253,522	245,402	243,007	244,423	254,786	306,085

Total Consolidated Revenues	¥247,917	¥259,413	¥244,729	¥243,868	¥251,292	¥357,202	¥296,250

EXPENDITURES
Total Expenditures, General Account	¥98,230	¥97,541	¥98,116	¥98,975	¥101,366	¥181,360	¥106,610
Total Expenditures, Special Accounts	386,214	395,361	374,150	368,936	374,170	422,840	493,699
Less: Inter-Account Transactions(b)	255,695	251,842	242,877	241,249	242,631	252,193	304,162

Total Consolidated Expenditures	¥228,749	¥241,061	¥229,389	¥226,661	¥232,905	¥352,007	¥296,147

Surplus of Consolidated Revenues over Consolidated Expenditures	¥19,167	¥18,353	¥15,340	¥17,206	¥18,387	¥5,195	¥103

(a)	Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.

(b)	Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub- accounts of the Special Accounts.

Source: Budget, Ministry of Finance.

General Account

	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020 Revised Budget(a)	JFY 2021 Initial Budget
REVENUES
Tax and Stamp Revenues	¥56,285	¥55,468	¥58,787	¥60,356	¥58,442	¥55,125	¥57,448
Carried-over Surplus	5,866	3,945	5,232	5,528	6,723	1,218	—
Government Bond Issues	34,918	38,035	33,555	34,395	36,582	112,554	43,597
Income from Operations	45	47	50	51	51	50	52
Gains from Deposition of Assets	349	384	278	268	226	238	245
Miscellaneous Receipts	4,712	4,895	5,741	5,098	7,139	6,503	5,267

Total Revenues	¥102,175	¥102,774	¥103,644	¥105,697	¥109,162	¥175,688	¥106,610

EXPENDITURES
Local Allocation Tax Grants, etc.	¥16,801	¥15,339	¥15,567	¥16,026	¥16,032	¥16,256	¥15,949
National Debt Service	22,464	22,086	22,521	22,529	22,286	23,025	23,759
Social Security	31,401	32,208	32,521	32,569	33,501	44,179	35,842
Public Works	6,378	6,710	6,912	6,913	7,610	9,269	6,069
Education and Science	5,571	5,598	5,703	5,748	5,911	9,377	5,397
National Defense	5,130	5,150	5,274	5,475	5,627	5,676	5,324
Former Military Personnel Pensions	387	335	286	241	202	175	145
Economic Assistance	661	743	651	642	653	790	511
Food Supply	1,276	1,140	1,181	1,122	1,121	1,843	1,277
Energy	968	973	969	973	1,049	1,024	889
Promotion of SMEs	340	430	319	525	779	26,177	175
Miscellaneous	6,854	6,830	6,211	6,212	6,596	27,747	5,773
Contingency funds for measures against the COVID-19						9,650	5,000
Contingencies	—	—	—	—	—	500	500
Carryback of settlement deficit compensation for JFY 2008	—	—	—	—	—	—

Total Expenditures	¥98,230	¥97,542	¥98,116	¥98,975	¥101,366	¥175,688	¥106,610

Surplus of Revenues over Expenditures	¥3,945	¥5,232	¥5,528	¥6,723	¥7,796	¥—	¥—

(a)

As of the date of this Supplement, details for the provisional results for JFY 2020 General Accounts are not available. Reflects the revised budget for JFY 2020 approved by the Diet on January 28, 2021.

Source: Budget, Ministry of Finance.

Special Accounts

	JFY 2015		JFY 2016		JFY 2017		JFY 2018		JFY 2019		JFY 2020 Revised Budget(a)		JFY 2021 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Fiscal Investment and Loan Program	¥33,360	¥32,503	¥42,124	¥41,166	¥28,207	¥27,409	¥26,070	¥25,175	¥28,484	¥27,873	¥53,912	¥53,814	¥72,898	¥72,624
Government Bonds Consolidation Fund	201,927	198,309	198,994	195,911	191,227	188,134	186,158	183,082	186,970	183,878	191,860	191,860	264,789	246,789
Foreign Exchange Fund	3,163	46	2,948	70	2,808	70	3,101	85	3,599	160	3,154	982	2,465	1,079
Local Allocation and Local Transfer Tax	55,638	53,398	53,577	52,590	52,517	51,780	52,483	51,596	51,985	51,488	51,762	51,325	51,982	51,805
Measure for Energy	8,993	8,363	9,608	9,082	10,191	9,742	10,613	10,158	10,887	10,377	14,428	14,428	14,054	14,054
Pensions	85,293	81,705	90,142	85,786	90,158	87,413	91,700	89,464	93,209	90,919	95,293	95,293	96,512	96,512
Stable Supply of Foodstuff	1,095	975	940	820	979	842	970	814	968	851	1,273	1,267	1,225	1,216
Debt Management of National Forest and Field Service	321	321	329	329	342	342	349	349	356	356	363	363	362	362
Trade Reinsurance(b)	59	21	37	12	—	—	—	—	—	—	—	—	—	—
Automobile Safety	567	403	606	426	625	431	672	451	684	500	595	514	530	453
Labor Insurance	6,880	6,330	6,296	5,941	6,040	5,656	6,073	5,735	6,371	5,928	10,595	10,458	7,685	7,609
Reconstruction from the Great East Japan Earthquake	5,134	3,710	4,105	2,961	2,924	2,188	2,532	1,868	2,587	1,677	1,687	1,687	932	932
Others	452	131	456	267	469	143	456	158	247	157	340	289	291	264

Total Revenues and Expenditures(c)	¥402,884	¥386,214	¥410,162	¥395,361	¥386,487	¥374,150	¥381,177	¥368,936	¥386,552	¥374,170	¥425,263	¥422,281	¥495,725	¥493,699

(a)

As of the date of this Supplement, details for the provisional results for JFY 2020 Special Accounts are not available. Reflects the revised budget for JFY 2020 approved by the Diet on January 28, 2021.

(b)	The account was abolished effective JFY 2017.

(c)	Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies

	JFY 2015		JFY 2016		JFY 2017		JFY 2018		JFY 2019		JFY 2020 Revised Budget(a)		JFY 2021 Initial Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Total	¥1,092	¥920	¥1,065	¥906	¥1,130	¥962	¥1,231	¥1,064	¥1,265	¥1,064	¥2,432	¥2,537	¥2,678	¥3,234

(a)

There were no revisions to the relevant information for Government Affiliated Agencies in the revised budget for JFY 2020 approved by the Diet on January 28, 2021. As of the date of this Supplement, details for the provisional results for JFY 2020 General Accounts are not available.

Source: Budget, Ministry of Finance

Tax Structure

The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 50.2%, 44.7% and 5.1%, respectively, of the total central government taxes and stamp revenues in the JFY 2021 initial national account budget.

The individual national income tax is progressive, with rates currently ranging from 5% to 45% of taxable income, and the local taxes are a 10% single rate. Interest income is generally taxed at the rate of 20.315%, including both national and local taxes, separately from other types of income, and subject to certain exemptions. The statutory national corporate income tax rate was reduced from 23.4% in JFY 2016 to 23.2% in JFY 2018, except that, for small and medium corporations, the first ¥8 million of income is taxed at 15%. In addition, corporations are subject to local income taxation. The effective corporate income tax rate (national and local) was reduced from 29.97% in JFY 2016 to 29.74% in JFY 2018.

Comprehensive Reform of Social Security and Tax. Japan’s fiscal conditions face challenges, with its tax revenues covering about 54% of its expenditures under the initial budget, and with the ratio of long-term debt outstanding of central and local governments to gross domestic product expected to have reached 200% at the end of JFY 2019. The ratio of long-term debt outstanding of central and local governments to gross domestic product is expected to be increased to 207% at the end of JFY 2020 and may further increase in subsequent fiscal years due to the negative impact of COVID-19 on gross domestic product and additional government debt issued in connection with stimulus measures implemented in response to COVID-19. See also “General—COVID-19” above and “Japan’s Public Debt” below. The Government of Japan seeks to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which was approved by the Diet in August 2012, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. In the reform, the government planned to set aside consumption tax revenues for social security payments, and, on the condition that the economic situation improves, gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. In accordance with the plan, consumption tax rate was increased to 8% in April 2014. However, the government decided to postpone the implementation date of further consumption tax hike to 10% from October 1, 2015 to April 1, 2017, as a result of taking comprehensive account of the economic condition and other factors, and on June 1, 2016, the former Japan Prime Minister ABE Shinzo announced a plan to further postpone the consumption tax hike to 10% from April 1, 2017, to October 1, 2019. Consumption tax rate has been increased to 10% since October 1, 2019.

Fiscal Investment and Loan Program

Under the FILP plan, funds are supplied to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total amount of the initial plan for JFY 2021 is ¥ 40,906 billion. The sources of funds for the initial plan in JFY 2021 are Fiscal Loan (¥38,303 billion), Industrial Investment (¥363 billion), Government-Guaranteed domestic bonds (¥1,065 billion) and Government-Guaranteed foreign bonds (¥1,134 billion) and Government-Guaranteed long-term borrowings in foreign currencies (¥42 billion). The Fiscal Loan utilizes the Fiscal Loan Fund consisting of funds procured through the issuance of FILP bonds and reserves or surplus funds deposited from government special accounts to provide long-term, fixed and low-interest loans to such entities as special government accounts, local governments, government-affiliated agencies and incorporated administrative agencies.

The following table (the “FILP Classification Table by Purpose”) shows the uses of funds allocated under the initial plan for the periods indicated.

(Note)

The FILP Classification Table by Purpose has been prepared and published to specify fields where FILP contributes to the national economy or livelihood. Classification of the table had been almost the same from JFY 1961 to JFY 2014. However, the classification became to be inappropriate for reflecting realities of recent FILP-target projects, it was revised in JFY 2015 by sorting out the classification or putting some classifications together.

Old classification	JFY 2011	JFY 2012	JFY 2013	JFY 2014
	(in billions of yen)
Housing	¥578	¥923	¥929	¥942
Living environment	2,725	2,713	2,805	2,306
Social welfare	550	743	703	920
Education	1,176	1,232	1,522	1,278
Small and medium enterprises	3,627	4,323	4,197	3,861
Agriculture, forestry and fisheries	345	373	407	476
National land conservation/disaster recovery	180	645	348	477
Road construction	2,248	2,813	2,939	2,270
Transportation/communications	408	384	519	629
Regional development	467	447	372	259
Industry/technology	625	2,015	2,005	1,448
Trade/economic cooperation	1,978	1,039	1,644	1,313

Total	¥14,906	¥17,648	¥18,390	¥16,180

New classification	JFY 2014	JFY 2015	JFY 2016	JFY 2017	JFY 2018	JFY 2019	JFY 2020	JFY 2021
	(in billions of yen)
SMEs and micro enterprises	¥3,750	¥3,448	¥3,182	¥2,969	¥2,912	¥2,997	¥2,903	¥14,521
Agriculture, forestry and fisheries	318	280	322	339	573	604	590	759
Education	1,134	1,038	1,055	932	943	930	898	4,859
Welfare/medical care	772	773	811	670	627	541	477	2,042
Environment	50	61	61	64	61	33	54	57
Industry/innovation	834	939	864	822	919	1,019	1,166	1,213
Housing	849	742	621	541	461	546	521	792
Social capital	4,467	3,999	3,087	5,093	4,761	3,745	3,752	3,065
Overseas investment and loans	1,547	1,378	2,000	2,455	2,003	1,857	2,039	2,029
Others	2,460	1,964	1,477	1,243	1,204	849	821	11,568

Total	¥16,180	¥14,622	¥13,481	¥15,128	¥14,463	¥13,119	¥13,220	¥40,906

JAPAN’S PUBLIC DEBT

Outstanding government bonds reached ¥887 trillion at the end of JFY 2019. Outstanding government bonds are expected to reach ¥985 trillion at the end of JFY 2020, based on the third revised budget for JFY 2020, and ¥990 trillion at the end of JFY 2021, based on the initial budget for JFY 2021. The amount of public bonds issued by the Japanese government as a percentage of its general account total revenues was 64.1% under the third revised budget for JFY 2020 and 40.9% under the initial budget for JFY 2021. The amount of the government bond issuances in the JFY 2021 initial budget is ¥43,597 billion and is less than the JFY 2020 third revised budget level of ¥112,554 billion.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the bonds will be approximately $●. Such proceeds will be allocated to JICA’s Finance and Investment Account dedicated to its ODA Loans and Private Sector Investment Finance activities.

An amount equal to part or all of such net proceeds may be allocated to investments in one or more “Eligible Projects”.

“Eligible Projects” means projects selected under the Development Cooperation Charter, which was endorsed by the Japanese government in 2015 with the aim to proactively contribute to peace, stability and prosperity in the international community. Through each Eligible Project, JICA strives to promote socio-economic development of developing countries and address challenges to Sustainable Development Goals (SDGs) adopted at the UN Sustainable Development Summit, with a focus on the below ten goals: zero hunger (Goal 2), health (Goal 3), education (Goal 4), water and sanitation (Goal 6), energy (Goal 7), economic growth (Goal 8), industry and infrastructure (Goal 9), sustainable cities (Goal 11), climate actions (Goal 13), and forests and biodiversity (Goal 15). JICA has set three pillars to commit in addressing the SDGs—Goal 3, Goal 4 and Goal 11—as key development issues. We will not knowingly allocate any proceeds from the sale of the bonds to activities related to coal-fired power generation.

Eligible Projects will be subject to on-site monitoring by one of JICA’s 96 overseas offices located around the world. During the monitoring stage of any project, JICA may confer with the recipient country government or recipient company where necessary, with a view to ensuring the smooth and efficient implementation of the project. Disbursements are often made over a period of time depending on the project’s schedule. Eligible Projects will be subject to periodic progress reports that must be submitted to JICA by the recipient. JICA supervision of an Eligible Project may extend to both implementation of the project (including construction, engineering, institutional development, etc.) and all aspects of the loan process.

In addition, JICA will, in principle, conduct an ex-post evaluation process within three years of the completion of an Eligible Project. Such evaluations are disclosed on JICA’s website and an Evaluation Report is issued annually.

DESCRIPTION OF THE BONDS AND GUARANTEE

The following terms of the bonds and the guarantee of Japan supplement the description of the general terms of our debt securities under “Description of the Debt Securities and Guarantee” in the SEC Base Prospectus. For more information, you should refer to the fiscal agency agreement relating to the bonds, a copy of the form of which is to be filed as an exhibit to an amendment to the JICA 18-K 2020, on ●, 2021.

General

The bonds will be issued pursuant to a fiscal agency agreement, dated as of ●, 2021 (New York City time)/●, 2021 (Tokyo time), among us, Japan, MUFG Bank, Ltd., London Branch, as fiscal agent, principal paying agent and transfer agent and U.S. Bank National Association, as U.S. representative of the fiscal agent, principal paying agent and transfer agent. The aggregate principal amount of the bonds will be $●. The bonds will mature at par on ●.

The bonds will bear interest at the rate per year shown on the front cover of this Supplement, payable in equal semi-annual installments, accruing from ●, 2021. The interest payment dates are ● and ●, commencing ●, 2021. Interest will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time generally on the fifteenth day before the interest payment occurs. Interest in respect of any bond shall be calculated per $2,000 in principal amount of the bonds. Whenever it is necessary to compute any amount of interest in respect of the bonds, that interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Other than as described below under “—Redemption”, we may not redeem the bonds prior to maturity. The bonds will not be subject to a sinking fund.

Japan unconditionally and irrevocably guarantees the payment of principal of, interest on, and any additional amounts of, the bonds.

The bonds will be our direct, unsecured debt securities obligations and rank pari passu and be payable without any preference among themselves and at least equally with all of our other unsecured debt securities obligations from time to time outstanding, which rank senior to our unsecured general obligations not represented by debt securities, provided, however, that certain obligations in respect of national and local taxes and certain preferential rights granted by, among others, the Japanese Civil Code to certain specified types of creditors, such as preferential rights of employees to wages, will have preference.

Additional terms of the bonds and the guarantee of Japan are described in the SEC Base Prospectus under “Description of the Debt Securities and Guarantee”.

MUFG Bank, Ltd., London Branch has its principal corporate office at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AN. Under the fiscal agency agreement, the fiscal agent will act in part through its U.S. representative, U.S. Bank National Association, which has an office at 100 Wall St STE 600, New York, NY 10005. In acting as the fiscal agent for the bonds, MUFG Bank, Ltd., London Branch (or its U.S. representative, as applicable), is the agent of JICA and Japan, is not a trustee or agent for the holders of the bonds and does not have the same responsibilities or duties to act for such holders as would a trustee or agent. We may maintain deposit accounts and conduct other banking transactions in the ordinary course of business with the fiscal agent.

Acceleration of Maturity

This section supersedes the description in the SEC Base Prospectus under the heading “Description of the Debt Securities and Guarantee—Acceleration of Maturity”.

In case of the following types of default, the principal amount of a bond will become due and payable at the option of the registered holder of such bond upon the registered holder’s written notice to the fiscal agent, unless all defaults shall have been cured prior to the receipt of such notice by the fiscal agent:

•	Default in any payment, when due, of principal or interest on any of the bonds, and continuance of such default for a period of 30 days; or

•

Default in the performance by us of any other covenant contained in the bonds, and the continuance of such default for a period of 90 days after written notice thereof to us from the registered holder of the bond is received by the fiscal agent.

The fiscal agency agreement does not require us to furnish to the fiscal agent periodic evidence as to the absence of default.

Additional Amounts

We will pay all amounts that we are required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, we will pay such additional amounts that are necessary so that the net amounts received by any beneficial owner of the bonds after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction.

We will not, however, be obligated to pay any additional amounts:

•

to, or to a third party on behalf of, any beneficial owner of a bond that is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of this bond by reason of such beneficial owner’s (a) having some connection with Japan other than the mere holding of, or the enforcement of its rights under, this bond or (b) being a Specially-Related Party of JICA; or

•

to, or to a third party on behalf of, any beneficial owner of a bond that would otherwise be exempt from any such withholding or deduction but that fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant fiscal agent, or whose interest recipient information is not duly communicated through the Participant (as defined below) and the relevant international clearing organization to such fiscal agent; or

•	to, or to a third party on behalf of, any beneficial owner of a bond that is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation, except for

•	a “designated financial institution” that complies with the requirement to provide the interest recipient information or to submit a written application for tax exemption and

•

an individual resident of Japan or a Japanese corporation that duly notifies the fiscal agent of its status as not being subject to Taxes to be withheld or deducted by reason of such resident or Japanese corporation receiving interest on the bond through a payment handling agent in Japan appointed by it; or

•

more than 30 days after the Relevant Date, except to the extent that any beneficial owner of a bond would have been entitled to additional amounts for payment at the expiration of such 30-day period. By “Relevant Date” we mean the date on which such payment first becomes due, except that, if the amount of the moneys payable has not been received by the fiscal agent on or prior to that due date, “Relevant Date” means the date, after the full amount of such moneys are received, on which notice is duly published as described below under “—Redemption”.

Where a bond is held through a participant of an international clearing organization or a financial intermediary, each of which we refer to as a “Participant”, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner of the bond is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JICA) or

•

a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation of Japan, and the Cabinet Order, which we refer to as a “designated financial institution”, that beneficial owner must, at the time it entrusts a Participant with the custody of the bond, provide certain “interest recipient information” prescribed by the Act on Special Measures Concerning Taxation of Japan to enable the Participant to establish that the beneficial owner is exempted from the requirement for Taxes to be withheld or deducted, and advise the Participant if that beneficial owner ceases to be so exempted (including the case where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation became a Specially-Related Party of JICA).

Where a bond is not held by a Participant, in order to receive payments free of withholding or deduction for, or on account of, any Taxes, if the beneficial owner is

•	an individual non-resident of Japan or a non-Japanese corporation (other than a Specially-Related Party of JICA) or

•	a designated financial institution,

that beneficial owner must, prior to each time it receives interest, submit to the fiscal agent a written application for tax exemption (Hikazei Tekiyo Shinkokusho) in the form obtainable from the fiscal agent. The written application for tax exemption must state, among other things,

•	the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner,

•	the title of the bond,

•	the relevant interest payment date,

•	the amount of interest and

•	the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with the documentary evidence regarding its identity and residence.

Redemption

We may redeem all, but not less than all, of the bonds if (i):

•	there is any change in or amendment to the laws or treaties, or any regulations or rulings promulgated under the laws or treaties, of Japan or any political subdivision or taxing authority of Japan or

•

there is any change in official position regarding the application or interpretation of these laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective on or after the date we issued the bonds and causes us to pay any additional amounts, as described above under “—Additional Amounts”, and (ii) we cannot avoid the obligation to make such payments by taking reasonable measures available to us.

Before we can redeem the bonds, we must:

•	give the holders of the bonds at least thirty (30) days’ notice and not more than sixty (60) days’ notice in the manner described in “—Notices” below and

•	deliver to the fiscal agent a legal opinion of our counsel or an opinion of a tax consultant confirming that the conditions that must be satisfied for redemption have occurred.

The redemption price for each bond will be equal to 100% of the principal amount of the bond plus accrued interest to the date of redemption and any additional amounts we are required to pay, as described above under “—Additional Amounts”, and will be payable to the person in whose name the bond is registered at 6:00 p.m., New York City time on the fifteenth day before the redemption occurs.

Form, Denominations and Registration

All bonds will be in registered form, without interest coupons attached. Bonds held outside the United States, referred to as the international bonds, will be represented by beneficial interests in the international global bond, in fully registered permanent global form without interest coupons attached, which will be registered in the name of the nominee of the common depositary for, and in respect of interests held through, Euroclear and Clearstream. A beneficial interest in the international global bond may at all times be held only through Euroclear and Clearstream.

Bonds held within the United States, referred to as the DTC bonds, will be represented by beneficial interests in one or more DTC global bonds, in fully registered permanent global form without interest coupons attached, which will be registered in the name of Cede & Co., as nominee for DTC, and which will be deposited on or about ●, 2021 with U.S. Bank National Association, as custodian for DTC. In the event there is more than one DTC global bond, they shall collectively be referred to as the DTC global bond.

The international global bond has been assigned a Common Code number of ● and an ISIN number of ●. The DTC global bond has been assigned a Common Code number of ●, an ISIN number of ● and a CUSIP number of ●.

Beneficial interests in the global bonds will be represented, and transfers will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC, Euroclear or Clearstream. Such beneficial interests will be in denominations of $200,000 and integral multiples of $2,000 in excess thereof. You may hold bonds directly through DTC, Euroclear or Clearstream, if you are a participant in these systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream hold securities on behalf of their participants through customers’ securities accounts in their respective names on the books at their respective depositaries, which in turn can hold such securities in customers’ securities accounts in the depositaries’ names on the books of DTC.

Persons who are not DTC, Euroclear, or Clearstream participants may beneficially own bonds held by DTC and the nominee of the common depositary for Euroclear and Clearstream only through direct or indirect participants in DTC, Euroclear, or Clearstream. So long as Cede & Co., as the nominee of DTC, and the nominee of the common depositary for Euroclear and Clearstream are the registered owners of the global bonds, Cede & Co. and the nominee of the common depositary for Euroclear and Clearstream for all purposes will be considered the sole holders of the bonds under the fiscal agency agreement and the bonds. Except as provided below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bonds in definitive form and will not be considered the holders thereof under the fiscal agency agreement or the bonds. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the bonds for the amount so paid. Accordingly, any person owning a beneficial interest in the global bonds must rely on the procedures of DTC,

Euroclear or Clearstream, and, if such person is not a participant in DTC, Euroclear, or Clearstream, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of bonds. We understand that, under existing industry practice, in the event that any owner of a beneficial interest in the DTC global bonds desires to take any action that Cede & Co., as the holder of the global bonds, is entitled to take, Cede & Co. would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC may grant proxies or authorize its DTC participants, or persons holding beneficial interests in the bonds through such DTC participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the U.S. dollar-denominated bonds.

The fiscal agent will not charge you any fees for the bonds, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed bonds. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Payment

Owners of beneficial interests in the global bonds will receive all payment in U.S. dollars.

Payment of principal and interest on the global bonds will be made to DTC and the common depositary for Euroclear and Clearstream, or the nominee thereof, as the case may be, as the registered owner of the global bonds.

Upon receipt of any payment of principal of or interest on the global bonds, DTC will credit its participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of the global bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in the global bonds held through such participants will be the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name”. Payments by DTC participants to owners of beneficial interests in the global bonds held through such participants will be governed by standing instructions and customary practices.

Distributions with respect to bonds held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary.

Neither we nor the fiscal agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If a date for payment of principal or interest on the bonds falls on a day that is not a business day, then the related payment of principal, premium, if any, or interest may be made on the next succeeding business day as if made on the date the payment was due and no interest will accrue in respect of such delay. For purposes of this paragraph, “business day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in: (a) the relevant place of payment and (b) The City of New York, London and Tokyo.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the bonds, create and issue further bonds ranking pari passu with the bonds in all respects, or in all respects except for

•	the payment of interest accruing prior to the issue date of any further bonds or

•	the first payment of interest following the issue date of any further bonds,

so that those further bonds would be consolidated and form a single series with the bonds and would have the same terms as to status, redemption or otherwise as the bonds. Any further bonds will be issued subject to a supplement to the fiscal agency agreement.

Prescription

Bonds will become void unless surrendered for payment within a period of ten years from the date on which the payment in respect thereof first becomes due or, if the full amount of the money has not been received by the fiscal agent on or prior to such due date, the date on which the full amount of such money having been so received, notice to that effect shall have been given to the holders.

Meeting of Bondholders

The fiscal agency agreement does not contain provisions for convening meetings of holders of the bonds.

Exchange of Interests in Global Bonds for Bond Certificates

Except in the limited circumstances described below, owners of beneficial interests in the global bonds will not be entitled to have bonds registered in their names, will not receive or be entitled to receive physical delivery of bond certificates in definitive registered form and will not be considered owners or holders thereof under the fiscal agency agreement.

Registration of title to DTC bonds initially represented by the DTC global bond in a name other than DTC or successor depositary or one of their respective nominees will not be permitted unless such depositary notifies us that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the DTC global bond or ceases to be a “clearing agency” registered under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is at any time no longer eligible to act as such, and we are unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of such depositary, in which case notice will be given as described below in “—Notices”.

Registration of title to international bonds initially represented by the international global bond in a name other than the common depositary for Euroclear and Clearstream will not be accepted unless Euroclear or Clearstream is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business, in which case notice will be given as described below in “—Notices”.

We may also at any time and in our sole discretion determine not to have any of the bonds represented by the global bonds. In such event, we will issue or cause to be issued bonds in definitive registered form in exchange for the bonds represented by the global bonds. Such bonds issued in definitive registered form will be issued only in fully registered form, without coupons, in denominations of $200,000 and integral multiples of $2,000 in excess thereof. Any bonds so issued will be registered in such names, and in such denominations, as DTC, Euroclear or Clearstream, as the case may be, shall request. Such bonds may be presented for registration of transfer or exchange at the office of the fiscal agent or one of its agents in The City of New York or London, and principal thereof and interest thereon will be payable at such office of the fiscal agent, provided that interest thereon may be paid to the registered holders of the definitive registered bonds as described below. Exchange of the global bonds for definitive registered bonds will be made free of charge for the bondholders.

Distribution of principal of and interest on any definitive registered bonds will be made by the fiscal agent directly to registered holders of the definitive registered bonds in accordance with the procedures described in this Supplement and in the fiscal agency agreement. Interest payments and any principal payments on each payment date will be made to holders of the definitive registered bonds in whose names the definitive registered bonds were registered at the close of business on the related record date. Distributions will be made by wire transfer or by check mailed to the addresses of such holders as they appear on the register maintained by the fiscal agent. The final payment on any definitive registered bond, however, will be made only upon presentation and surrender of such definitive registered bond at the office of the fiscal agent on a payment date that is a business day in the place of presentation. The fiscal agent will provide notice to registered holders mailed not later than fifteen (15) days before such final distribution.

Definitive registered bonds will be transferable and exchangeable at the offices of the fiscal agent or at the offices of our other agents in the City of New York or London. No service charge will be imposed for any registration of transfer or exchange, but the fiscal agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. Neither the fiscal agent nor any transfer agent will be required to (a) exchange or register the transfer of any definitive registered bonds selected for redemption, or (b) exchange or register the transfer of definitive registered bonds for the period from the record date preceding the due date for any payment to the payment date with respect to such definitive registered bonds.

Notices

All notices will be published in a daily newspaper in English of general circulation in London (expected to be the Financial Times) and in New York City (expected to be The Wall Street Journal), provided that for so long as any bonds are represented by the global bond, notices may be given by delivery of the relevant notice to DTC, Euroclear and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper selected by us with general circulation in the respective market regions. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

GLOBAL CLEARANCE AND SETTLEMENT

Although DTC, Euroclear and Clearstream have agreed to the procedures provided below in order to facilitate transfers of bonds among their participants, they are under no obligation to perform these procedures and they may modify or discontinue these procedures at any time. None of JICA, Japan, the fiscal agent, any paying agent, any underwriter or any affiliate of any of the above, or any person by whom any of the above is controlled for the purposes of the United States Securities Act of 1933, as amended (the “Securities Act”), will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations or for the sufficiency for any purpose of the agreements described below.

DTC, Euroclear and Clearstream have advised as follows:

The Clearing Systems

DTC

DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include:

•	Euroclear and Clearstream;

•	securities brokers and dealers;

•	banks;

•	trust companies; and

•	clearing corporations.

DTC participants also may include certain other organizations such as the underwriters. Indirect access to the DTC system also is available to indirect DTC participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of an owner of a beneficial interest in the global bonds to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some jurisdictions require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the global bonds to such persons may be limited. In addition, beneficial owners of bonds through the DTC system will receive distributions of principal and interest on the bonds only through DTC participants.

Euroclear and Clearstream

Euroclear and Clearstream hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations and include certain of the underwriters. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

Initial Settlement

Investors electing to hold their bonds through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their bonds through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Bonds will be credited to the securities custody accounts of Euroclear holders and of Clearstream holders against payment in same-day funds on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any bonds where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants

Secondary market sales of book-entry interests in the DTC bonds between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations if payment is effected in U.S. dollars, or free of payment if payment is not effected in U.S. dollars. Where payment is not effected in U.S. dollars, separate payment arrangements outside DTC are required to be made between the DTC participants.

Trading between Euroclear and/or Clearstream participants

Secondary market sales of book-entry interests in the bonds held through Euroclear or Clearstream to purchasers of book-entry interests in the international bonds through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in registered form.

Trading between DTC seller and Euroclear or Clearstream purchaser

When book-entry interests in bonds are to be transferred from the account of a DTC participant holding a beneficial interest in a DTC global bond to the account of a Euroclear or Clearstream accountholder wishing to purchase a beneficial interest in an international global bond, the DTC participant will deliver instructions for delivery to the relevant Euroclear or Clearstream accountholder to DTC by 12:00 noon, New York City time, on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder. On the settlement date, the custodian, U.S. Bank National Association, will instruct the fiscal agent to:

•	decrease the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bonds; and

•

increase the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond. Book-entry interests will be delivered free of payment to Euroclear or Clearstream as the case may be, for credit to the relevant accountholder on the first business day following the settlement date.

Trading between Euroclear or Clearstream seller and DTC purchaser

When book-entry interests in the bonds are to be transferred from the account of a Euroclear or Clearstream accountholder to the account of a DTC participant wishing to purchase a beneficial interest in the DTC global bond, the Euroclear or Clearstream participant must send to Euroclear or Clearstream delivery free of payment instructions by 7:45 p.m., Luxembourg time, one business day prior to the settlement date. Euroclear or Clearstream, as the case may be, will in turn transmit appropriate instructions to the common depositary for Euroclear and Clearstream and the fiscal agent to arrange delivery to the DTC participant on the settlement date. Separate payment arrangements are required to be made between the DTC participant and the relevant Euroclear or Clearstream accountholder, as the case may be. On the settlement date, the common depositary for Euroclear and Clearstream will:

•

transmit appropriate instructions to the custodian, U.S. Bank National Association, who will in turn deliver such book-entry interests in the bonds free of payment to the relevant account of the DTC participants; and

•	instruct the fiscal agent to:

•	decrease the amount of bonds registered in the name of the nominee of the common depositary for Euroclear and Clearstream, and evidenced by the international global bond; and

•	increase the amount of bonds registered in the name of Cede & Co. and evidenced by the DTC global bond.

So long as the international global bond is held on behalf of Euroclear and Clearstream or on behalf of any other clearing system, referred to as an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the international global bond may be given by delivery of the relevant notice to Euroclear, Clearstream or the alternative clearing system, as the case may be, and so long as the DTC global bond is held on behalf of DTC, or an alternative clearing system, notices to holders of bonds represented by a beneficial interest in the DTC global bond may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

TAXATION

Additional United States Taxation Considerations

This section supplements and to the extent inconsistent, supersedes the description in the SEC Base Prospectus under “Taxation—U.S. Taxation” of the material United States federal income tax consequences of owning the bonds we are offering, and is subject to the limitations and exceptions set forth therein.

Please consult your own tax advisor concerning the consequences of owning these bonds in your particular circumstances under the U.S. Internal Revenue Code and the laws of any other taxing jurisdiction.

Foreign Tax Credits

Interest paid by JICA on the Debt Securities is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder and, depending on your circumstances, will be “passive”, “general” or “foreign branch” income for purposes of computing foreign tax credits.

Foreign Account Tax Compliance Act

We do not expect the provisions of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder commonly known as “FATCA” to apply to the bonds we are offering.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•

payments of principal and interest on a Debt Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

•	the payment of proceeds from the sale of a Debt Security effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement which we entered into on ●, 2021 (New York City time)/●, 2021 (Tokyo time), we have agreed to sell to each of the underwriters named below, and each of the underwriters, for whom J.P. Morgan Securities plc, Barclays Bank PLC, Daiwa Capital Markets Europe Limited and Morgan Stanley & Co. International plc are acting as representatives, has severally agreed to purchase, the principal amount of bonds set forth opposite its name below:

Underwriter	Principal Amount Bonds
J.P. Morgan Securities plc	$	●
Barclays Bank PLC		●
Daiwa Capital Markets Europe Limited		●
Morgan Stanley & Co. International plc		●

Total	$	●

The underwriters are obligated to purchase all of the bonds if they purchase any of the bonds.

The underwriters are offering the bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the bonds, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the bonds directly to the public at the price set forth on the cover page of this Supplement. After the bonds are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

We are offering the bonds for sale only in those jurisdictions in the United States, Europe and Asia other than Japan (subject to certain exceptions) where it is legal to make such offers.

Certain of the underwriters have agreed to act through their respective U.S. affiliate or other U.S. broker-dealer when offering the bonds for sale in the United States.

The bonds have not been and will not be registered under the Financial Instruments and Exchange Act of Japan and are subject to the Act on Special Measures Concerning Taxation of Japan. Each underwriter has represented and agreed that, (I) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any bonds in Japan, or to any person resident in Japan for Japanese securities law purposes (including any corporation or entity organized under the laws of Japan), except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act of Japan and any other applicable laws, regulations and ministerial guidelines of Japan; and, (II) it has not offered or sold, and will not offer or sell as part of its initial distribution at any time, any of the bonds to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither (a) an individual resident of Japan or a Japanese corporation, nor (b) an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation of Japan.

Each of the underwriters has represented and agreed that the bonds subscribed by it will be subscribed by it as principal.

The bonds will not be offered, sold or delivered, directly or indirectly, and neither this Supplement, the SEC Base Prospectus, nor any other offering material relating to the bonds will be distributed, in or from any jurisdiction outside the United States except under the circumstances that will result in compliance with applicable laws and regulations.

Each underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any bonds in circumstances in which section 21(1) of the FSMA does not apply to JICA or Japan; and each underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the bonds in, from or otherwise involving the United Kingdom.

The bonds may not be offered, sold or otherwise made available to, and will not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation

The bonds may not be offered, sold or otherwise made available to, and will not be offered, sold or otherwise made available to, any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565, as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by the UK PRIIPs Regulation for offering or selling the bonds or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This Supplement and the SEC Base Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Supplement and the SEC Base Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2 (1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the bonds pursuant to an offer made under Section 275 of the SFA, except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Section 309B Notification: The bonds are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

The bonds are a new issue of securities with no established trading market. We have been advised by the representatives of the underwriters that the representatives intend to make a market in the bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the bonds. If an active public trading market for the bonds does not develop, the market price and liquidity of the bonds may be adversely affected.

In connection with the offering, the underwriters may purchase and sell the bonds in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of bonds than it is required to purchase in the offering. The underwriters may close out any short position by purchasing bonds in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the bonds in the open market prior to the completion of the offering. Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the bonds. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the bonds. As a result, the price of the bonds may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise. Neither JICA nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the bonds. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Our expenses in connection with this offering are estimated to be approximately $● which include our reimbursement of certain of the underwriters’ expenses in connection with this offering, which are estimated to be approximately $●.

We and Japan have agreed severally to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of certain liabilities.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with JICA, Japan or their affiliates. JICA may engage in a hedging transaction directly or indirectly with one or more of the underwriters in connection with the bonds offered hereby. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of JICA, Japan or their affiliates. Certain of the underwriters or their affiliates that have a lending relationship with JICA or Japan routinely hedge their credit exposure to JICA or Japan consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such short positions could adversely affect future trading prices of the bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Delivery of the bonds will be made on or about ●, 2021, which is the 6th business day following the date of the prospectus supplement filed on ●, 2021 (this settlement cycle being referred to as “T+6”). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds prior to the settlement date may be required, by virtue of the fact that the bonds initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

VALIDITY OF SECURITIES

Anderson Mori & Tomotsune will pass upon the validity of the bonds and the guarantee of such bonds, and all other matters of Japanese law and procedure on behalf of JICA and Japan. Morrison & Foerster LLP will pass upon the validity of the bonds and the guarantee of such bonds on behalf of the underwriters as to New York law. In giving their opinions, Morrison & Foerster LLP may rely as to all matters of Japanese law and procedure on the opinion of Anderson Mori & Tomotsune, and Anderson Mori & Tomotsune may rely as to matters of New York law upon the opinion of Morrison & Foerster LLP.

AUTHORIZED AGENTS IN THE UNITED STATES

The authorized agent in the United States for JICA, for purposes of the United States Securities Act of 1933, as amended, is SHIMOKAWA Takao, whose address is: JICA USA Office, 1776 I Street, N.W., Suite 895, Washington, D.C. 20006. The authorized agents for Japan are YOSHIDA Takeshi, located at Ministry of Finance, Consulate General of Japan in New York, 299 Park Avenue, 18th Floor, New York, NY 10171 and YAMAMOTO Yosuke, located at Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington, D.C.  20008.

EXPERTS

The financial statements of the general account and the finance and investment account of JICA appearing in JICA’s Annual Reports (Form 18-K) for the years ended March 31, 2019 and 2020, have been audited by Ernst & Young ShinNihon LLC, independent auditor, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

GENERAL INFORMATION

Approval in-principle has been received for the listing and quotation of the bonds on the SGX-ST. For so long as the bonds are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that the global certificate for the international global bonds or, as the case may be, the DTC global bonds is exchanged for definitive certificates, we will appoint and maintain a paying agent in Singapore, where the definitive certificates in respect of the bonds may be presented or surrendered for payment or redemption. In addition, in the event that the global certificate for the international global bonds or, as the case may be, the DTC global bonds is exchanged for definitive certificates, an announcement of such exchange will be made by or on behalf of JICA through the SGX-ST and such announcement will include all material information with respect to the delivery of the definitive certificates, including details of the paying agent in Singapore.

Except as disclosed in “Summary Financial Information” on pages S-19 to S-22 of this Supplement, there has been no significant change in our financial position since March 31, 2020, the date of the most recent published English language financial statements of JICA.

Except as disclosed in “Recent Developments” on pages S-15 to S-52 of this Supplement, there has been no significant change in Japan’s public finance and trade data since March 31, 2020.

On ●, 2021 (Tokyo time), the Minister of Finance of Japan or the Minister of Finance ad interim of Japan is expected to consent to give Japan’s guarantee with respect to the bonds, upon our application dated ●, 2021.

The issue of the bonds was authorized by the President of JICA on ●, 2021.

The bonds have been accepted for clearance through DTC, Euroclear and Clearstream. (Common Code for international global bond: ●; Common Code for DTC global bond: ●; CUSIP: ●; ISIN for international global bond: ●; ISIN for DTC global bond: ●). The address of DTC is 55 Water Street, New York, N.Y., 10041. The address of Euroclear is 1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg.

We are not and have not been involved in any governmental, legal, or arbitration proceedings (including any such proceedings which are pending or threatened, of which we are aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on JICA’s financial position.

Japan is not and has not been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which Japan is aware) during the 12 months preceding the date of this Supplement which may have, or have had in the recent past, significant effects on Japan’s financial position.

The contact address and telephone number for JICA for the purposes of this Supplement is Capital Markets Division, Treasury, Finance and Accounting Department, JICA, Nibancho Center Building 5-25, Niban-cho, Chiyoda-ku, Tokyo 102-8012, Japan, telephone: 81-3-5226-9279.

The contact address and telephone number for Japan for the purposes of this Supplement is Market Finance Division, Financial Bureau, Ministry of Finance, 3-1-1 Kasumigaseki, Chiyoda-ku, Tokyo 100-8940, Japan, telephone: 81-3-3581-4111.

The Commission maintains an Internet site (http://www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission. Our Internet site is http://www.jica.go.jp. The information on the website is not incorporated by reference into this Supplement or the SEC Base Prospectus.

The names of JICA’s executive officers and auditors are as follows:

President
KITAOKA Shinichi

Executive Senior Vice President
YAMADA Junichi

Senior Vice Presidents
UESHIMA Takumi
AMANO Yusuke
KAYASHIMA Nobuko
YOKOYAMA Tadashi
NAKAZAWA Keiichiro
SHIBATA Hironori
NAKAMURA Toshiyuki
YAMANAKA Shinichi

Auditors
MACHII Hiromi
HAYAMICHI Nobuhiro
TOGAWA Masato

All of the officers are engaged by JICA on a full-time basis.

Where information in this Supplement has been sourced from third parties, this information has been accurately reproduced and as far as we are aware and able to ascertain from information published by such third parties, no facts have been omitted which would render the reproduced information inaccurate or misleading. The source of third party information is identified where used. We take responsibility for the correct reproduction and extraction of such third party information.

Copies of the final form of the fiscal agency agreement and the guarantee will be available, so long as any bonds are outstanding, for inspection at the specified offices of the fiscal agent in London.

The bonds will bear the following legends:

Interest payments on this security will generally be subject to Japanese withholding tax unless it is established that the security is held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with JICA as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (a “Specially-Related Party of JICA”), (ii) a designated Japanese financial institution described in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph, or (iii) a public corporation, a financial institution or a financial instruments business operator, etc. described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation of Japan which complies with the requirement for tax exemption under that paragraph.

Interest payments on this security to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA will be subject to deduction in respect of Japanese income tax at a rate of currently 15.315 per centum of the amount of such interest.

P R O S P E C T U S

Japan International Cooperation Agency

(Issuer)

Japan

(Guarantor)

$2,500,000,000

Debt Securities

Japan International Cooperation Agency (“JICA”) may offer any combination of debt securities from time to time in one or more offerings. JICA will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Neither the United States Securities and Exchange Commission (the “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 17, 2017.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JICA and Japan filed with the Commission, under the U.S. Securities Act of 1933, as amended, utilizing a “shelf” registration process. Under this shelf registration process, JICA may sell any combination of the debt securities (“Debt Securities”) described in this prospectus in one or more offerings up to the total dollar amount registered with the Commission (or the equivalent in other currencies).

This prospectus provides a general description of the Debt Securities that JICA may offer. Each time JICA sells securities under this shelf registration process, JICA will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

Issuance of any guarantee by Japan of any Debt Securities will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, each particular issue of Debt Securities will require authorization by Japan of any guarantee of such Debt Securities on a case-by-case basis.

A portion of the securities offered hereby may be offered and sold outside of the United States in transactions not subject to the registration requirements of the U.S. Securities Act of 1933, as amended.

None of JICA, Japan or the underwriters of the Debt Securities to which any particular prospectus supplement relates has authorized any dealer, salesman or other person to give any information or to make any representation not contained in this prospectus or such a prospectus supplement. If any such dealer, salesman or other person has given or made such information or representation, you must not rely upon such information or representation as having been authorized by JICA, Japan or such underwriters. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Debt Securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements. Statements that are not historical facts, including statements about JICA’s beliefs and expectations, are forward-looking statements. Forward-looking statements speak only as of the date they are made, and JICA undertakes no obligation to update publicly any of them in light of new information or future events. Forward- looking statements involve inherent risks and uncertainties and actual results may differ materially from those contained in any forward-looking statements.

iii

WHERE YOU CAN FIND MORE INFORMATION

JICA and Japan have filed, or will file, annual reports, amendments to annual reports and other information with the Commission. These reports and amendments include certain financial, statistical and other information about JICA and Japan, and may be accompanied by exhibits. You may read and copy any document JICA and Japan file with the Commission at the Commission’s public reference at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. In addition, the Commission maintains an Internet site (www.sec.gov) that contains reports and other information regarding issuers that file electronically with the Commission.

The Commission allows JICA and Japan to “incorporate by reference” the information JICA and Japan file with the Commission, which means that JICA and Japan can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. JICA and Japan incorporate by reference the documents listed below and any future filings made with the Commission to the extent such filings indicate that they are intended to be incorporated by reference:

•	JICA’s Annual Report on Form 18-K for the year ended March 31, 2016, filed on March 8, 2017.

Each time JICA or Japan files a document with the Commission that is incorporated by reference, the information in that document automatically updates the information contained in previously filed documents.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. JICA and Japan have not authorized anyone else to provide you with different or additional information. JICA and Japan are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the dates set forth on the respective cover pages of these documents.

You may request a copy of the annual reports, amendments to annual reports and other information mentioned above by writing or calling JICA. Written requests for such documents should be directed to Japan International Cooperation Agency, Nibancho Center Building 5-25, Niban-cho, Chiyoda-ku, Tokyo 102-8012, Japan, Attention: JICA Headquarters, Japan. JICA’s telephone number is 81-3-5226-6660. The Internet site of JICA is http://www.jica.go.jp. The information on the website is not incorporated by reference into this prospectus.

In this document all amounts are expressed in Japanese Yen (“¥” or “yen”), except as otherwise specified. The spot buying rate quoted on the Tokyo foreign exchange market on March 3, 2017 as reported by the Bank of Japan at 5:00 p.m., Tokyo time, was ¥114.27 = $1.00, and the noon buying rate on March 3, 2017 for cable transfers in New York City payable in yen, as reported by the Federal Reserve Bank of New York, was ¥114.60 = $1.00.

References herein to Japanese fiscal years (“JFYs”) are to 12-month periods commencing in each case on April 1 of the year indicated and ending on March 31 of the following year.

JAPAN INTERNATIONAL COOPERATION AGENCY

The following information should be read in conjunction with the information included in JICA’s annual report on Form 18-K for the year ended March 31, 2016 and any future periodic reports and amendments filed by JICA with the Commission.

Overview

JICA is an incorporated administrative agency established in October 2003 pursuant to the Act on General Rules for Incorporated Administrative Agencies and the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency (the “JICA Act”). JICA’s main objective is to contribute to the promotion of international cooperation as well as the sound development of the Japanese and global economy by supporting the socioeconomic development, recovery or economic stability of developing regions. Following an overhaul in October 2008 (see “—History”), JICA is currently the sole implementing agency for all major Japanese Official Development Assistance (“ODA”) schemes, which are separated into three categories—Technical Cooperation, Grant Aid and Finance and Investment.

JICA is entirely owned by the Japanese government and is subject to control and supervision by the Minister for Foreign Affairs of Japan and the Minister of Finance of Japan. As of September 30, 2016, government investment by Japan contributed to ¥7,878 billion of net assets on the balance sheet of JICA’s Finance and Investment Account and the capital ratio, calculated as total net assets divided by total assets, was 80.04%.

History

JICA’s origins can be traced back to January 1954, with the establishment of the Federation of Japan Overseas Associations. In subsequent years, the Society for Economic Cooperation in Asia, Japan Emigration Promotion, Co., Ltd., Overseas Technical Cooperation Agency, Japan Emigration Service and Japan Overseas Cooperation Volunteers were established, each with the objective of fostering international cooperation. JICA was originally established in May 1974 as a special public institution (“Former JICA”) with the promulgation of the Act of Japan International Cooperation Agency. In December 2001, a reorganization and rationalization plan for special public institutions was announced by the Japanese government. Included in this reform plan was a measure transforming JICA into an incorporated administrative agency. This was put into effect by the JICA Act, and Former JICA was re-established as an incorporated administrative agency in October 2003.

Separately, in December 1960, the Overseas Economic Cooperation Fund Law was promulgated pursuant to which the Overseas Economic Cooperation Fund was established to take over management of the Southeast Asia Development Cooperation Fund from the Export-Import Bank of Japan (“JEXIM”). In April 1999, the Japan Bank for International Cooperation Law was promulgated, and the Japan Bank for International Cooperation (“JBIC”) was established, which succeeded the operations of the Overseas Economic Cooperation Fund and JEXIM.

JICA, in its current form, was established in October 2008 following the enactment in November 2006 of the Act for Partial Amendments to the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency. Pursuant to such Act, the operations of Former JICA, Finance and Investment previously managed by JBIC and a portion of Grant Aid provided by the Ministry of Foreign Affairs of Japan (“MOFA”) were succeeded by JICA. MOFA remains responsible for directly providing Grant Aid in conjunction with the execution of diplomatic policies.

Strategy

In accordance with Article 30, Paragraph 1 of the Act on General Rules for Incorporated Administrative Agencies, JICA established a mid-term plan for achieving its mid-term objectives during a period commencing from the year ended March 31, 2013.

Taking into consideration the circumstances surrounding development assistance set out in its mid-term objectives, JICA follows its vision of “Inclusive and Dynamic Development” in effectively conducting projects in accordance with the initiatives and policies of the Japanese government regarding ODA. Since its launch as a renewed organization in October 2008, JICA has become the sole implementing agency for all major Japanese ODA schemes—Technical Cooperation, Grant Aid and Finance and Investment. This structure enables JICA to provide optimum cooperation to the developing areas facing various development issues through organic combinations of different schemes, taking into account the characteristics of each scheme.

JICA’s key mission statements and strategies can be summarized as follows:

Mission Statements

Addressing the global agenda.

The advance of globalization brings positive effects, sparking economic development and providing people with new opportunities. It also has its negative side, though, including such effects as uneven wealth distribution and cross-border issues of climate change, infectious diseases, terrorism, and expanding economic crises. These effects pose a threat to the stability and prosperity of Japan—which depends on resources from around the world—and the rest of the international community. The threat is particularly dire for developing countries. JICA seeks to make full use of Japan’s experience and technologies as it works in concert with international society to address the various globalization-related issues developing countries face in a comprehensive manner.

Reducing poverty through equitable growth

Impoverished people in developing countries are particularly susceptible to the effects of economic crisis, conflict, and disaster and are constantly exposed to the risk of even deeper poverty. Moreover, growing wealth gaps are a destabilizing factor in societies. Helping people to escape poverty and lead healthy, civilized lives is a vital task not only for the growth of developing countries, but also for the stability of the international community. To reduce poverty, employment opportunities must be expanded through equitable growth that gives proper consideration to impoverished members of society, and public services like education and healthcare must be enhanced. JICA aims to provide support for human resources development, capacity building, policy and institutional improvements, and provision of social and economic infrastructure, thereby pursuing sustained poverty reduction through equitable growth.

Improving governance

A state’s capacity for governance refers to its status as a society that can take the resources available to it and direct, apportion and manage them efficiently and in ways that reflect the will of the people. Improving governance is of vital importance to the stable economic growth of developing countries. However, these states often have underdeveloped legal and judicial systems and administrative organs, which present obstacles to efforts to reduce poverty through economic growth. JICA offers support aimed at improving the fundamental systems needed by a state, as well as systems for effectively providing public services based on the needs of people, and at fostering the institutions and human resources needed to manage those systems appropriately.

Achieving human security

The advance of globalization causes an increase in various cross-border dangers and exposes many people in developing countries to civil strife, disasters, poverty and other humanitarian threats. The concept of human security places individual human beings at its core, seeking to defend them from fear and want: fear of things like conflict, terrorism, disaster, environmental destruction and infectious disease, and want in the face of poverty and in social services and infrastructure. By building up people’s abilities to address these issues themselves, this approach aims to build societies in which they can live with dignity. In order to defend the weakest members of society from these various threats, JICA supports efforts to bolster social and institutional capacity and to increase people’s ability to deal with threats themselves.

Strategies

Integrated assistance

JICA undertakes the integrated management of three modalities of assistance—Technical Cooperation, Grant Aid and Finance and Investment—to offer comprehensive support that organically combines such elements as policy and institutional improvements in developing countries; human resources development and capacity building; and improvements in infrastructure. JICA also makes use of diverse approaches and takes advantage of the expanded scale of its operations to tackle issues that go beyond borders and affect entire regions or that span multiple sectors. Through such integrated assistance, JICA pursues international cooperation with even more development impact in terms of both its quality and scale.

Seamless assistance

JICA brings together a wide variety of aid approaches to provide seamless assistance that spans everything from prevention of armed conflict and natural disasters to emergency aid following a conflict or disaster, assistance for prompt recovery, and mid—to long-term development assistance. Among developing countries are states at various stages of development, from the least developed countries where most of the population lives in poverty to middle-income countries that are on the growth track but are still wrestling with the problems of wealth gaps in society. JICA seeks to provide assistance in ways that best match the level of development in each recipient nation, taking a long-term perspective and offering seamless assistance to ensure sustainable development into the future.

Promoting development partnerships

JICA aims to be a good partner for developing countries, accurately grasping their changing needs through a focus on the field and promoting their own self-help efforts swiftly and effectively through a focus on results. JICA also promotes public-private partnerships, pooling the experience, technologies and resources of local governments, universities, nongovernmental organizations and other actors. Furthermore, to fulfill its responsibilities as one of the largest donor organizations in the world with more than 40 years of experience, JICA strives to strengthen partnerships with international organizations and other donor institutions, leading the creation of a broad framework for development assistance in a global community that is seeing growing numbers of players in the international cooperation field and increasingly diverse forms of aid to developing countries.

Enhancing research and knowledge-sharing

In the face of the advance of globalization and the rise of new international cooperation actors, global trends in the issues affecting developing countries are undergoing sweeping change. Through the establishment of the JICA Research Institute, JICA puts its wisdom gained in the field to work, building broad networks of academics from Japan and elsewhere around the world to create new knowledge value in the field of international development assistance not just for Japan but also for the entire world. To play a leading role in guiding the newest development trends, JICA aims to enhance its research and knowledge-sharing capacities. JICA also actively carries out surveys and research grounded in actual assistance projects, focusing on the subjects in both regional and issue-based contexts.

JAPAN

The following information updates information in Japan’s annual report on Form 18-K for the year ended March 31, 2016 and should be read in conjunction with any future periodic reports and amendments filed by Japan with the Commission. The following section has been updated to reflect current information and has not been revised in its entirety. In the following section, information pertaining to previous years is provided solely for your convenience.

GENERAL

Area and Population

Japan, an archipelago in the western Pacific, consists of four main islands (Hokkaido, Honshu, Kyushu and Shikoku) which are mostly mountainous located in the same approximate range of latitude as the east coast of the United States north of Florida. The total area of Japan is approximately 146,000 square miles, which is slightly less than that of California and about 4% of the United States. It is bordered by the Sea of Japan to the west and north, and by the Pacific Ocean to the east and south.

Japan has a total population of approximately 126.8 million (estimated as of February 1, 2017). It has one of the highest population densities in the world and approximately 23.5% of its people (estimated as of October 1, 2015) are concentrated in three metropolitan areas (Tokyo, Osaka and Nagoya). Japan’s annual rate of population decrease during the years 2010-2015 showed an average annual decline rate of 0.15% (based on 2015 Population Census figures). Japan’s population decreased 0.14% during the 12 months ended October 1, 2016 (estimated as of October 1, 2016).

Government

The legislative power in Japan is vested in the Diet, which currently consists of a House of Representatives having 475 members and a House of Councillors having 242 members. Members of both houses are elected by direct universal suffrage, except that some members of each house are elected by proportional representation. The power of the House of Representatives is superior to that of the House of Councillors in respect of approving certain matters including the national budget and electing the Prime Minister.

The executive power is vested in the Cabinet consisting of a Prime Minister, elected by the Diet from among its members, and other Ministers appointed by the Prime Minister, a majority of whom must be members of the Diet. The judicial power is vested in the Supreme Court and such lower courts as are established by law.

Japan’s 47 prefectures, and its cities, towns and villages, have a certain degree of local autonomy through popularly elected legislative bodies and chief executives. The central government exercises its influence on local governments indirectly through financial aid and prescribing standards of local administration.

Political Parties

Members of the House of Representatives are elected for four-year terms unless the House of Representatives is dissolved prior to expiration of their terms. The House of Representatives was dissolved on November 21, 2014 and an election was held on December 14, 2014. 295 members were elected from single-member districts and 180 members were elected through a proportional representation process from 11 regional districts. The House of Councillors currently consists of 242 members who are elected for six-year terms with one-half of the membership being elected every three years. In an election in July 2013, 121 members were elected, of which 48 members were elected through a proportional representation system and 73 members were elected from 47 districts that correspond to the 47 prefectures of Japan. In addition, in an election in July 2016, 121 members were elected as well. Currently, the House of Councillors consists of 121 members whose term expires in July 2019 and 121 members whose term expires in July 2022.

The following tables set forth the membership by political party of the House of Representatives as of October 26, 2016 and the House of Councillors as of March 6, 2017.

House of Representatives
Liberal Democratic Party	294
The Democratic Party and Club of Independents	96
Komeito	35
Japanese Communist Party	21
Nippon Ishin (Japan Innovation Party)	15
Liberal Party	2
Social Democratic Party	2
Independents	10
Vacancies	0

Total	475

Source: House of Representatives.

House of Councillors
Liberal Democratic Party and The Party for Japanese Kokoro	126
The Democratic Party and The Shin-Ryokufukai	50
Komeito	25
Japanese Communist Party	14
Nippon Ishin (Japan Innovation Party)	12
Hope Coalition (Kibou)	6
Independents Club	4
Okinawa Whirlwind	2
Independents	3
Vacancies	0

Total	242

Source: House of Councillors.

Leadership

Japan’s current Prime Minister is Shinzo Abe, a member of the Liberal Democratic Party of Japan and member of the House of Representatives in the Diet. As the Liberal Democratic Party of Japan took its position as the ruling party as a result of the House of Representatives election, Mr. Abe was formally appointed as Japan’s 96th Prime Minister by the Emperor on December 26, 2012 and succeeded the former Prime Minister Yoshihiko Noda, who is a member of the Democratic Party of Japan. After the Democratic Party of Japan became the ruling party in September 2009, Mr. Noda served as the last Prime Minister of the Democratic Party of Japan from September 2, 2011.

International Organizations

Japan is a member of the United Nations and other international organizations, including the International Monetary Fund, International Bank for Reconstruction and Development, International

Development Association, International Finance Corporation, International Fund for Agricultural Development, Multilateral Investment Fund, Multilateral Investment Guarantee Agency, Asian Development Bank, African Development Bank, African Development Fund, European Bank for Reconstruction and Development, Inter-American Development Bank and Inter-American Investment Corporation. See “—Subscriptions to International Financial Organizations”.

International Trade Agreements

Japan announced its intent to join the Trans-Pacific Partnership, or TPP, in March 2013, and following negotiations with 11 other countries, signed the TPP Agreement on February 4, 2016. Although Japan ratified the TPP on January 20, 2017, the United States announced its formal withdrawal from the TPP on January 23, 2017. Thus, it is currently unclear whether some or all of the 12 countries that negotiated the TPP Agreement will take any additional steps towards the implementation of the TPP, either in its current form or otherwise.

Japan has also entered into Economic Partnership Agreements, or EPAs, with various countries, including Singapore, Mexico, Malaysia, Chile and Thailand. As of August 2016, Japan had entered into a total of 16 EPAs with 20 countries. Pursuant to the EPAs, Japan will collaborate comprehensively with the counterparty to, among other things, reduce or eliminate tariffs, grant most-favored-nation status in the fields of investment, services and government procurement and expedite patent review and enhance patent protection in the field of intellectual property.

Japan is also a member of international organizations which are based on international trade treaties and other agreements which seek to promote free trade in the international market, including the following: the World Trade Organization, the Organisation for Economic Co-operation and Development, the World Customs Organization and the International Trade Centre.

The following is a map of Japan:

MAP OF JAPAN

Road
Outer limits of Japanese territory
Boundary, etc. between the land area whose attribution has not yet been determined and other nations
City
1000km
Distance from Tokyo
Map Projection :
Azimuthal equidistant projection
Standard point :
Origin of the Japanese Horizontal Control Network
(Minato City, Tokyo)
35° 39' 29" N
139° 44' 29" E
Bathymetry is taken from the GEBCO Digital Atlas.
0 100 200 300 400 500km
SEA OF OKHOTSK
SAKHALIN
KURILE ISLANDS
The most northern end of Japan
Etorofu Is.
Kunashiri Is.
Rebunto Is.
Asahikawa
Sapporo
Kushiro
Hakodate
Aomori
Akita
Morioka
Sendai
SEA OF JAPAN
Takeshima
OKI ISLANDS
Niigata
Nagano
Utsunomiya
Kanazawa
Tokyo
Matsue
Kyoto
Nagoya
Osaka
Hiroshima
Fukuoka
Matsuyama
Kagoshima
Tsushima Strait
Hizen-Torishima Is.
JAPAN
IZU ISLANDS
Hachijojima Is.
NORTH PACIFIC OCEAN
Torishima Is.
Yakushima Is.
EAST CHINA SEA
NANSEI ISLANDS
SENKAKU ISLANDS
Uotsuri Is.
Naha
Yonagunijima Is.
The most western end of Japan
Minami-Daitojima Is.
Oki-Daitojima Is.
Chichijima Is.
OGASAWARA ISLANDS
Iwo Is.
Minami-Iwo Is.
The most eastern end of Japan
Minami-Torishima Is.
The most southern end of Japan
Okino-Tori Shima Is.
PHILIPPINE SEA

This map is compiled from 1:5,000,000 Japan and Its Surroundings (2015 Revised).
"Sea of Japan" is referred to as "Japan Sea" in the "Limits of Oceans and Seas" (S-23), published by the International Hydrographic Organization.

Geospatial Information Authority of Japan
Ministry of Land, Infrastructure, Transport and Tourism
Government of Japan

THE ECONOMY

General

Japan has a highly advanced and diversified economy, which has developed in response to changing conditions in Japan and the world. During the era of high economic growth in the 1960s and the early 1970s, the expansion was based on the development of heavy industries consuming large quantities of resources. During the 1980s, there was rapid growth in high value-added industries, such as electronics and precision instruments, which employ high level technology and consume relatively low quantities of resources. The service sector of the economy grew significantly during the 1980s and 1990s.

While the Japanese economy expanded during the period from 2002 to 2007, amidst that expansion, and prior to the global economic crisis of 2008, Japan continued to face several domestic economic difficulties. Among other things, domestic consumption contributed to the economic recovery to a lesser degree than was the case in prior economic growth periods. Also, despite the improving employment environment at the time, the average wage failed to grow appreciably. While those Japanese manufacturing companies with a global competitive edge achieved growth on the back of the favorable world economy, small-to-medium enterprises and the non-manufacturing sectors realized only limited productivity growth and profitability. This in turn caused imbalance in the level of economic recovery among the different regions in Japan. In the longer term, Japan faced a declining population, mass retirement of the baby boomer generation, environmental/energy conservation agenda, and fiscal deficit problem. Against this backdrop, the subprime loan crisis in the United States and increases in the prices of energy and raw materials precipitated weakness in the global economy, causing the Japanese economy to deteriorate. Throughout JFY 2008, the global economy continued to worsen, as the collapse of several major financial institutions in the United States and other factors contributed to a credit tightening, volatility in stock, currency and other markets, loss of consumer confidence and decrease in business and industrial activities on a global basis. The Japanese economy was also adversely affected by these factors, especially as Japan’s export sector was hit by the decline in global demand and appreciation of the yen against other major currencies. After February 2008, Japan had entered a recession. The Japanese economy in JFY 2010 picked up, despite a difficult situation where the unemployment rate remained at a high level.

On March 11, 2011, just as the Japanese economy was in a transition from the state of stagnation to recovery, the Great East Japan Earthquake (“Earthquake”) struck Japan. As a result, the Japanese economy posted negative growth for the first and second quarter in 2011. Unlike the cases of the Great Hanshin-Awaji Earthquake in 1995 or Hurricane Katrina in 2005, personal consumption declined on a nationwide basis, with consumer sentiment deteriorating sharply after the Earthquake. The Earthquake had a severe impact on production in Japan through the shutdown of damaged factories, disruptions of the supply chains and power supply constraints. In particular, the Earthquake affected Japan’s auto industry which depends on the Tohoku region for the supply of key parts including semiconductors and other electronic components. The supply constraints and the slower growth in corporate earnings in the aftermath of the Earthquake also put downward pressure on capital investment activities. The Earthquake was accompanied by a nuclear power plant accident, which not only caused power supply constraints but also had a chilling effect on certain business activities, such as in the tourism and leisure sectors. Following the Earthquake, the number of visitors to Japan from foreign countries dropped by approximately half from the monthly averages in the prior year. The Earthquake and its aftermath prompted the Government of Japan to compile a series of supplementary budgets to support reconstruction efforts. On May 2, 2011, a first supplementary budget of approximately ¥4 trillion was approved by the Diet to finance reconstruction relating to damages from the Earthquake and tsunami. The budget was aimed at disaster relief, including providing temporary housing, rebuilding of facilities and disaster assistance loans. On July 25, 2011, the Japanese government approved a second supplementary budget of approximately ¥2 trillion aimed at further disaster relief, including increasing the Contingency Reserve for Recovery from the Great East Japan Earthquake. On November 21, 2011, the Japanese government approved the third supplementary budget of approximately ¥12 trillion aimed at disaster relief, including provision of emergency support to people affected by the disaster and reconstruction of public utilities and facilities. On February 8, 2012, the Japanese government approved the fourth supplementary budget including the establishment of a government guaranteed ¥500 billion credit facility in response to the so-called “Overlapping Debt Problem”, whereby the burden of existing debt makes it difficult to raise funds for victims of the Earthquake. Thereafter, the Japanese government approved budgets of approximately ¥4 trillion for JFY 2012, ¥5 trillion for JFY 2013 and ¥4 trillion for JFY 2014 to finance reconstruction efforts.

The Earthquake and the nuclear disaster in Fukushima were followed by severe flooding that occurred at the end of July 2012 in Thailand, Japan’s sixth largest trading country in export and ninth in import. The suspended operations of the local factories in Thailand suppressed Japan’s Thailand bound exports of goods including intermediary materials for cars and electronics and thereby adversely affected the Japanese economy.

Thus, JFY 2011 started in a very challenging environment, with the Earthquake seriously crippling the economy, which posted negative growth for the first quarter. Over time, the government and the people joined forces in an all-out effort to rebuild the social and economic infrastructure, facilitating a rapid recovery of the supply chains and helping the economy on a track to a gradual recovery. Since the summer of 2011, however, the rapid appreciation in yen, the reduced external demand due to the Thai flooding (as described above) and deceleration in the world economy stemming from the European sovereign debt crisis kept such recovery to a modest level.

In December 2012, the Cabinet Office of the Government of Japan announced “Abenomics” (named after the incumbent Prime Minister Shinzo Abe), an economic strategy of pursuing an expansionary monetary policy, a flexible fiscal policy and an economic growth agenda that promotes private investment, with the goal of achieving GDP growth and job creation. Pursuant to this strategy, specific measures to be implemented include accelerating reconstruction efforts in areas damaged by the Great East Japan Earthquake, increasing stimulus spending and subsidies aimed at strategically important sectors and utilizing a more flexible approach to economic and fiscal management.

Additionally, in January 2013, the Government of Japan and the Bank of Japan issued a joint statement announcing measures to overcome deflation and achieve sustainable economic growth with price stability in order to establish a sustainable fiscal structure and sound fiscal management. In March 2013, Mr. Haruhiko Kuroda, former President of the Asian Development Bank, was appointed as governor of the Bank of Japan. In April 2013, the Bank of Japan announced its new quantitative and qualitative monetary easing policy, under which the Bank of Japan is aiming to achieve a price stability target of 2% in terms of the year-on-year rate of change in the consumer price index at the earliest possible time, with a time horizon of about two years. The real GDP marked an increase of 1.3% during JFY 2015, with the nominal GDP posting a positive growth by 2.8%. The Cabinet Office of the Government of Japan currently expects the Japanese economy to recover moderately during JFY 2016, posting real GDP growth of 1.7% and the nominal GDP growth of 3.1%. The Japanese Diet has passed comprehensive social security and tax reform, including an increase in the consumption tax rate from 5% to 8% in 2014, and from 8% to 10% in 2015, subject to certain conditions. Accordingly, the consumption tax rate was increased to 8% in April 2014. However, the planned increase in the consumption tax rate from 8% to 10% has been postponed to October 2019. In addition, the effective corporate tax rate was reduced from 34.62% to 32.11% for JFY 2015 and it was further reduced to 29.97% for JFY 2016.

In April 2016, a series of strong earthquakes struck the Kumamoto area, including the strongest earthquake to strike Japan since 2011, causing the gross regional product (GRP) of the Kyushu region to decline. The earthquakes raised concerns about the possible impact on the distribution of agricultural products and the supply of electronic parts.

The Japanese economy faces certain challenges. Challenges for the Japanese economy include, as further described herein, an increased dependence on LNG and other energy imports as a result of the nuclear accident at the Fukushima Daiichi Nuclear Plant and suspension of operations at other nuclear power plants and, over the long term, demographic challenges, such as an aging workforce and population decrease, and the high levels of public debt and associated debt servicing payments.

Summary of Key Economic Indicators

The following table sets forth information regarding certain of Japan’s key economic indicators for the periods indicated:

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015	JFY 2016
	(yen amounts in billions, except percentages and index)
Percentage Changes of GDP from Previous Year
At Nominal Prices	-1.1%	0.2%	2.6%	2.1%	2.8%		(b)
At Real Prices(c)	0.5	0.9	2.6	-0.4	1.3		(b)
Total Revenues of Consolidated General and Special Accounts(d)	¥263,616	¥266,025	¥271,710	¥247,464	¥247,917	¥263,116
Total Expenditures of Consolidated General and Special Accounts(d)	223,615	221,853	227,684	226,756	228,749	254,256
Surplus of Consolidated Revenues over Consolidated Expenditures(d)	40,001	44,173	44,026	20,708	19,167	8,861
Public Debt	758,202	785,723	823,367	851,097	880,335		(b)

(a)	Percentage changes of GDP is calculated using GDP based on the revised calculation methodology for GDP adopted in December 2016.

(b)	As of the date of this prospectus, the data for 2016 is not available.

(c)	Real prices are based on calendar year 2011.

(d)	The data for 2016 is the provisional results as of December 31, 2016.

Source: Economic and Social Research Institute; Cabinet Office; and Ministry of Finance.

	2011		2012	2013	2014	2015	2016
	(yen or dollar amounts in billions, except percentages and index)
Unemployment Rate	4.6	%(a)	4.3%	4.0%	3.6%	3.4%	3.1%
Consumer Price Index(b)(c)	96.3		96.2	96.6	99.2	100	99.9
Annual Change	-0.3%		0.0%	0.4%	2.7%	0.8%	-0.1%
Corporate Goods Price Index(d)	101.5		100.6	101.9	105.1	102.7	99.2
Annual Change	1.5%		-0.9%	1.3%	3.2%	-2.3%	-3.4%
Current Account regarding Balance of Payments(e)	¥10,401		¥4,764	¥4,457	¥3,881	¥16,413	—
Official Foreign Exchange Reserves	$1,296		$1,268	$1,267	$1,261	$1,233	$1,217

(a)	The unemployment rate for CY 2011 is based on an estimate with respect to Iwate, Miyagi and Fukushima Prefectures.

(b)	Calendar year 2015=100.

(c)	Indices are calculated using the monthly averages.

(d)	Calendar year 2010=100.

(e)	As of the date of this prospectus, the data for 2016 is not available.

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”; Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications; Domestic Corporate Goods Price Index, Bank of Japan; and Ministry of Finance.

Gross Domestic Product and National Income

In December 2016, the methodology of calculating Japan’s GDP was revised to implement the System of National Accounts 2008 (2008 SNA), the latest version of the international statistical standard for the national accounts adopted by the United Nations Statistical Commission, as well as other changes including revising the benchmark year for real prices from 2005 to 2011. Revised GDP figures based on this methodology were published for prior years from JFY 1995. The GDP figures set forth in the tables below reflect this revised methodology.

The following table sets forth information pertaining to Japan’s gross domestic product for JFY 2011 through JFY 2015.

Gross Domestic Product

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015	Percentage of JFY 2015 GDP
	(yen amounts in billions)
Total Consumption
Private sectors	¥288,430	¥291,164	¥300,002	¥298,413	¥299,855	56.3%
Public sectors	99,742	100,358	101,847	104,258	106,026	19.9

	388,173	391,523	401,849	402,671	405,881	76.2
Total Gross Capital Formation
Private sectors
Producers’ Durable Equipment	70,433	71,834	77,426	80,348	81,211	15.3
Residential Construction	14,291	14,915	16,627	15,518	15,930	3.0
Public sectors	24,194	24,398	26,896	27,117	26,724	5.0

	108,917	111,148	120,949	122,982	123,865	23.3
Additions to Business Inventories
Private sectors	1,365	742	(1,597)	753	2,408	0.5
Public sectors	27	19	39	77	18	0.0

	1,391	761	(1,558)	831	2,425	0.5
Net Exports of Goods and Services	(4,628)	(8,757)	(13,838)	(8,617)	14	0.0

Nominal Gross Domestic Expenditures	¥493,853	¥494,674	¥507,401	¥517,867	¥532,185	100.0%

Real Gross Domestic Expenditures(a)	¥495,054	¥499,634	¥512,651	¥510,421	¥517,146
Surplus of the Nation on Current Account
Exports of Goods and Services and Other Receipts from Abroad	18,393	19,025	24,710	28,366	30,328
Less: Imports of Goods and Services and Other Payments Abroad	(4,786)	(5,315)	(7,260)	(9,036)	(9,956)

	13,607	13,710	17,450	19,331	20,372

Gross National Income	¥507,460	¥508,385	¥524,851	¥537,197	¥552,557
Percentage Changes of GDP from Previous Year
At Nominal Prices	-1.1%	0.2%	2.6%	2.1%	2.8%
At Real Prices(b)	0.5	0.9	2.6	-0.4	1.3
Deflator	-1.5	-0.8	-0.0	2.5	1.4

(a)	GDP financial data are subject to change.

(b)	Real prices are based on calendar year 2011.

Source: Economic and Social Research Institute, Cabinet Office.

The following table sets forth information pertaining to Japan’s gross domestic product, as seasonally adjusted, for each of the eight quarters ended December 31, 2016.

	Quarterly Gross Domestic Product(a)
	2015				2016
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(yen amounts in billions)
Nominal Gross Domestic Expenditures(b)	¥528,545	¥529,849	¥532,636	¥531,247	¥535,278	¥536,841	¥537,780	¥539,395

Real Gross Domestic Expenditures(b)(c)	¥517,053	¥516,540	¥517,541	¥515,966	¥518,970	¥521,294	¥523,050	¥524,291

Percentage Changes of GDP from the Previous Quarter
At Nominal Prices(d)	2.2%	0.2%	0.5%	-0.3%	0.8%	0.3%	0.2%	0.3%
At Real Prices(c)(d)	1.4	-0.1	0.2	-0.3	0.6	0.4	0.3	0.2
Deflator(d)	0.8	0.3	0.3	0.0	0.2	-0.2	-0.2	0.1

(a)	Quarterly GDP financial data are subject to change.

(b)	Numbers are based on seasonally-adjusted GDP figures.

(c)	Real prices are based on calendar year 2011.

(d)	Percentage changes are based on seasonally-adjusted GDP figures.

Source: Economic and Social Research Institute, Cabinet Office.

Per Capita Gross Domestic Product

The following table indicates per capita gross domestic product for the last five years:

	Per Capita GDP
Fiscal Year	Amount (in thousands of yen)	Year-on-year change (%)
2011	3,866	(0.8)
2012	3,880	0.4
2013	3,986	2.7
2014	4,076	2.3
2015	4,191	2.8

National Income

The following table sets forth national income for calendar year 2011 through calendar year 2015.

	National Income
	2011	2012	2013	2014	2015
	(yen amounts in billions)
Domestic Factor Income	¥342,445	¥346,958	¥354,283	¥356,732	¥367,349
Net Income from Abroad	13,920	13,258	16,892	18,581	20,078

National Income at Factor Cost	¥356,365	¥360,216	¥371,175	¥375,313	¥387,427

Percentage Changes of Income at Factor Cost from Previous Year	-1.7%	1.1%	3.0%	1.1%	3.2%

Source: Economic and Social Research Institute, Cabinet Office.

Industry

The following table sets forth the proportion of gross domestic product contributed by major industrial sectors of the economy for calendar year 2011 through calendar year 2015.

GDP by Industrial Sectors (at nominal prices)

	2011	2012	2013	2014	2015
Industry
Agriculture, forestry and fishing	1.1%	1.1%	1.1%	1.1%	1.1%
Mining	0.1	0.1	0.1	0.1	0.1
Manufacturing	19.7	19.7	19.4	19.7	20.4
Electricity, gas and water supply and waste management service	2.2	2.0	2.1	2.3	2.7
Construction	4.9	4.9	5.3	5.5	5.5
Wholesale and retail trade	14.4	14.7	14.8	14.2	13.9
Transport and postal services	5.0	5.1	5.0	5.2	5.1
Accommodation and food service activities	2.5	2.4	2.5	2.5	2.5
Information and communications	5.2	5.1	5.1	5.1	5.0
Finance and insurance	4.7	4.5	4.6	4.4	4.4
Real estate	12.1	12.0	11.9	11.7	11.4
Professional, scientific and technical activities	7.3	7.2	7.3	7.2	7.3
Public administration	5.4	5.3	5.1	5.1	5.0
Education	3.8	3.7	3.7	3.7	3.6
Human health and social work activities	6.6	6.9	6.9	6.7	6.8
Other service activities	4.7	4.7	4.5	4.5	4.4

Total	99.5%	99.5%	99.4%	99.1%	99.1%

Source: Economic and Social Research Institute, Cabinet Office, Annual Report on National Accounts.

Energy

The following table sets forth the total amounts of primary energy supplied and the percentages supplied by different sources for JFY 2011 through JFY 2015.

JFY	Total Primary Energy Supplied (peta-joules)	Sources of Primary Energy Supplied(a)
		Oil	Coal	Nuclear	Natural Gas	Other
2011	22,047	42.8	21.9	4.1	23.3	7.9
2012	21,721	44.1	23.3	0.7	24.5	7.4
2013	21,980	42.7	25.1	0.4	24.2	7.6
2014	21,109	41.5	25.2	0.0	25.2	8.0
2015	20,928	40.9	25.9	0.4	24.3	8.5

(a)

Figures represent the proportion of each source as a share of the domestic primary energy supplied. Domestic primary energy supplied is total primary energy supplied less exports and inventory adjustments.

(b)

Standard heating value by energy source, which is used to create total primary energy supplied statistics, is revised every five years. Figures represent the revised standard heating value by energy source.

Source: Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry, Report on Energy Supply and Demand.

Since JFY 2011, largely due to the effects of the Earthquake, the import of oil and natural gas as alternatives to nuclear energy increased significantly as the demand increased for power generation at thermal power stations. See “Foreign Trade and Balance of Payments—Foreign Trade”.

The table below sets forth information regarding crude oil imports for JFY 2011 through JFY 2015.

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015
Volume of imports (thousand kilo-liters per day)	575	578	587	530	546
Cost of imports (c.i.f. in billions of yen)	¥11,894	¥12,526	¥14,826	¥11,860	¥7,372
Average price (c.i.f. in yen kilo-liters)	¥56,681	¥59,357	¥69,224	¥61,279	¥37,007

Source: Customs and Tariff Bureau, Ministry of Finance.

Japan has historically depended on oil for most of its energy requirements and almost all its oil is imported, mostly from the Middle East. Oil price movements thus have a major impact on the domestic economy. In recent years, as the demand for oil in emerging economies such as China and India has expanded and the geopolitical tension in the Middle East worsened, crude oil prices increased significantly. In 2015, oil prices decreased due to oversupply from OPEC countries and the economic downturn in China and Europe.

Japan has worked to reduce its dependence on oil by encouraging energy conservation and the use of alternative fuels. In addition, a restructuring of industry, with emphasis shifting from primary industries to processing and assembly type industries and from manufacturing industry to service industry, has also contributed to the reduction of oil consumption.

The following table sets forth information relating to total electric power generating capacity and electric power generation for JFY 2011 through JFY 2015.

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015
	(megawatts)
Electric power generating capacity(a):
Fossil Fuel	185,309	188,904	191,258	193,356	190,805
Nuclear	48,960	46,148	44,264	44,264	42,048
Hydro-electric	48,419	48,934	48,932	49,597	50,035
Other	3,041	3,341	4,717	7,343	8,949

Total	285,729	287,327	289,171	294,560	291,836

	(gigawatt-hours)
Electric power generation:
Fossil Fuel	906,946	986,758	987,345	955,352	908,779
Nuclear	101,761	15,939	9,303	—	9,437
Hydro-electric	91,709	83,645	84,885	86,942	91,383
Other	7,412	7,607	8,949	11,423	14,580

Total	1,107,829	1,093,950	1,090,482	1,053,717	1,024,179

(a)	At the end of fiscal year—March 31

Source:	Handbook of Electric Power Industry, Agency for Natural Resources and Energy, Ministry of Economy, Trade and Industry.

Price Indices

The table below sets forth information concerning changes in Japan’s Corporate Goods and consumer price indices for the periods indicated.

	Corporate Goods Price Index(a)		Consumer Price Index(b)
	Index(c)	Annual % Change	Index	Annual % Change
2012	100.6	-0.9	96.2	0.0
2013	101.9	1.3	96.6	0.4
2014	105.1	3.2	99.2	2.7
2015	102.7	-2.3	100.0	0.8
2016	99.2	-3.4	99.9	-0.1

(a)	All commodities. Calendar year 2010=100. Source: Domestic Corporate Goods Price Index, Bank of Japan.

(b)	General index. Calendar year 2015=100. Source: Consumer Price Index, Statistics Bureau, Ministry of Internal Affairs and Communications.

(c)	Indices are calculated using the monthly averages.

Labor

The number of employees was on an upward trend from 2004 to 2007, decreased from 2008 to 2012 and recovered in 2013. In 2014, the average employment was estimated at 63.5 million, of which 24.4% were employed in mining, manufacturing and construction, 3.6% were employed in agriculture, forestry and fisheries, and 72.0% in services and other sectors. In 2015, the average employment was estimated at 63.8 million, of which 24.1% were employed in mining, manufacturing and construction, 3.6% were employed in agriculture, forestry and fisheries, and 72.3% were employed in services and other sectors. The unemployment rate (seasonally adjusted) in Japan gradually increased from 2008 to the middle of 2009, but has gradually decreased since the end of 2009. It ranged between 3.2% and 3.5% during 2015. (Note: Due to the impact of the Great East Japan Earthquake, it has become difficult to conduct a labor search in the following prefectures: Iwate, Miyagi and Fukushima. For this reason, the nationwide unemployment rate for the period between March 2011 and August 2011 does not account for these three prefectures.) The seasonally adjusted unemployment rate was 3.1% for August, 3.0% for September, 3.0% for October, 3.1% for November and 3.1% for December in 2016.

The following table indicates unemployment statistics for Japan for each of the last five years:

Calendar Year	Unemployment Rate (%)
2012	4.3
2013	4.0
2014	3.6
2015	3.4
2016	3.1

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The table below sets forth information regarding wage index (total cash earnings (nominal)) and industrial production index (manufacturing and mining) for the periods indicated.

	Wage Index(a)		Industrial Production Index(b)
Calendar Year	Index(c)	Annual % Change	Index	Annual% Change
2011	99.8	-0.2	97.2	-2.8
2012	98.9	-0.9	97.8	0.6
2013	98.5	-0.4	97.0	-0.8
2014	98.9	0.4	99.0	2.1
2015	99.0	0.1	97.8	-1.2

(a)	Calendar year 2010=100. Source: Monthly Labor Survey, Ministry of Health, Labor and Welfare.

(b)	Calendar year 2010=100. Source: Ministry of Economy, Trade and Industry.

(c)	Indices are calculated using the monthly averages.

The following table shows selected employment information by industry.

	2011(a)	2012	2013	2014	2015
	(all figures in percentages, except as indicated)
Labor Force (in thousands of persons)	62,890	62,700	63,110	63,510	63,760
Employment by Industry:
Agriculture, forestry and fisheries	3.96%	3.83%	3.69%	3.62%	3.58%
Mining, manufacturing and construction	24.71	24.53	24.42	24.37	24.12
Services and other sectors	71.33	71.64	71.89	72.00	72.30

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

(a)	The data for CY 2011 is based on an estimate with respect to Iwate, Miyagi and Fukushima Prefectures.

The following table shows employment rate by age and gender.

	2011	2012	2013	2014	2015
	(all figures in percentages, except as indicated)
Total	56.5%	56.5%	56.9%	57.3%	57.6%
Employment rate by age:
15 - 64 years old	70.2	70.6	71.7	72.7	73.3
15 - 24 years old	39.1	38.5	39.7	40.3	40.7
25 - 34 years old	79.0	79.4	80.2	81.0	81.2
35 - 44 years old	79.4	79.8	80.9	81.8	82.4
45 - 54 years old	82.0	82.3	82.9	83.3	83.8
55 - 64 years old	65.1	65.4	66.8	68.7	70.0
55 - 59 years old	75.2	75.4	76.8	78.1	78.7
60 - 64 years old	57.1	57.7	58.9	60.7	62.2
65 and over	19.2	19.5	20.1	20.8	21.7
65 - 69 years old	36.2	37.1	38.7	40.1	41.5
70 - 74 years old	22.8	23.0	23.3	24.0	24.9
75 and over	8.4	8.4	8.2	8.1	8.3
25 - 44 years old	79.2	79.6	80.6	81.5	81.9
Employment rate by gender:
Male	67.6	67.5	67.5	67.7	67.8
Female	46.2	46.2	47.1	47.6	48.0

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

The following table shows employment data by type of employment.

	2011	2012	2013	2014	2015
		(in thousands of persons)
Employee (except for executive of company or corporation)	51,630	51,540	52,100	52,490	52,930
Regular employee	33,520	33,400	33,020	32,870	33,130
Non-regular employee	18,110	18,130	19,060	19,620	19,800

Source: Ministry of Internal Affairs and Communications “Labor Force Survey”.

Aging Workforce and Population Decrease

One of the risks that the Japanese economy bears is the issue of the aging of the population accompanied with an overall population decrease. Aging and population decrease placed downward pressure on economic growth. The negative impact can be reduced by enhancing productivity and competitiveness through the further opening of the Japanese economy to the world. Aging and population decrease have an impact not only on the macro growth rate but also on spending patterns (such as the older generations spending more than younger generations on service consumption) and, consequently, the country’s economic structure.

The impact of the aging and shrinking population on Japan’s fiscal structure looms as a long-term risk. Social security benefit payments under the current system will increase. The ratio of pensions to national income are expected to remain at the same level, but that of welfare including medical benefits and nursing-care benefits is expected to increase. Aging and population decrease will thus modify the Japanese revenue structure. Furthermore, amid increasing capital mobility, it is imperative for Japan to foster an environment attractive to business enterprises. Under these circumstances, it has become more and more difficult to impose additional tax burdens on the income of individuals and corporations. The effects of the aging and shrinkage of the population would also be prominent in Japan’s regional economies.

The following table indicates the age distribution of Japan’s population:

Population and Percentage distribution by Age (5-Year Age Group)

	Both sex
Age groups	2005*	2012	2013	2014	2015**
Total	127,768	127,515	127,298	127,083	127,110

0 - 4 years old	5,599	5,273	5,239	5,213	5,199
5 - 9	5,950	5,407	5,361	5,307	5,302
10 - 14	6,036	5,868	5,790	5,713	5,607
15 - 19	6,593	6,050	6,047	6,005	5,983
20 - 24	7,381	6,272	6,205	6,203	6,250

25 - 29	8,314	7,048	6,869	6,678	6,530
30 - 34	9,795	7,833	7,623	7,466	7,325
35 - 39	8,772	9,420	9,060	8,670	8,359
40 - 44	8,113	9,469	9,667	9,793	9,808
45 - 49	7,755	8,205	8,406	8,608	8,746

50 - 54	8,828	7,678	7,734	7,791	8,003
55 - 59	10,294	7,954	7,731	7,654	7,570
60 - 64	8,577	10,246	9,666	8,980	8,507
65 - 69	7,460	8,204	8,699	9,154	9,729
70 - 74	6,661	7,396	7,596	7,928	7,788

75 - 79	5,280	6,253	6,302	6,269	6,365
80 - 84	3,423	4,631	4,762	4,869	5,023
85 - 89	1,855	2,780	2,926	3,063	3,175
90 - 94	843	1,146	1,216	1,305	1,389
95 - 99	212	331	343	352	390

100 and over	25	51	55	60	62

Regrouped
0 - 14 years old	17,585	16,547	16,390	16,233	16,108
15 - 64	84,422	80,175	79,010	77,850	77,081
65 and over	25,761	30,793	31,898	33,000	33,921
65 - 74 years old	14,122	15,601	16,295	17,082	17,517
75 and over	11,639	15,193	15,603	15,917	16,405

	Both sex
Age groups	2005*	2012	2013	2014	2015**
	Percentage Distribution (%)
Total	100.00	100.00	100.00	100.00	100.00

0 - 4 years old	4.38	4.13	4.12	4.10	4.09
5 - 9	4.66	4.24	4.21	4.18	4.17
10 - 14	4.72	4.60	4.55	4.50	4.41
15 - 19	5.16	4.74	4.75	4.73	4.71
20 - 24	5.78	4.92	4.87	4.88	4.92

25 - 29	6.51	5.53	5.40	5.25	5.14
30 - 34	7.67	6.14	5.99	5.88	5.76
35 - 39	6.87	7.39	7.12	6.82	6.58
40 - 44	6.35	7.43	7.59	7.71	7.72
45 - 49	6.07	6.43	6.60	6.77	6.88

50 - 54	6.91	6.02	6.08	6.13	6.30
55 - 59	8.06	6.24	6.07	6.02	5.96
60 - 64	6.71	8.04	7.59	7.07	6.69
65 - 69	5.84	6.43	6.83	7.20	7.65
70 - 74	5.21	5.80	5.97	6.24	6.13

75 - 79	4.13	4.90	4.95	4.93	5.01
80 - 84	2.68	3.63	3.74	3.83	3.95
85 - 89	1.45	2.18	2.30	2.41	2.50
90 - 94	0.66	0.90	0.96	1.03	1.09
95 - 99	0.17	0.26	0.27	0.28	0.31

100 and over	0.02	0.04	0.04	0.05	0.05

Regrouped
0 -14 years old	13.76	12.98	12.88	12.77	12.67
15 - 64	66.07	62.87	62.07	61.26	60.64
65 and over	20.16	24.15	25.06	25.97	26.69
65 - 74 years old	11.05	12.23	12.80	13.44	13.78
75 and over	9.11	11.91	12.26	12.53	12.91

(Note)

*	Statistics Bureau, Ministry of Internal Affairs and Communications, “Population Census”. (Unknown age population is included after being prorated to each age population.)

**	Figures are subject to change based on the result of “Population Census” conducted during 2015.

If the population of Japan continues to decrease, it may have a material adverse impact on Japan’s overall socioeconomics in the future, including with respect to economic scale, standard of living and sustainability of the social security system.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

Japan is one of the leading trading nations of the world, ranking fourth to China, United States and Germany in merchandise exports and ranking fourth to the United States, China and Germany in merchandise imports among the IMF member countries in 2015.

The trade deficit slightly increased from ¥2,565 billion in 2011 to ¥2,792 billion in 2015 despite an increase in exports for three consecutive years, meaning that Japan has had a trade deficit for five consecutive years. The primary reasons for the trade deficit include increased imports of oil and natural gas as alternatives to nuclear energy. Imports of fossil fuels increased as the demand increased for power generation at thermal power stations after the nuclear accident at the Fukushima Daiichi Nuclear Plant caused suspension of operations at other nuclear plants, resulting in reduced energy supply. Due to increased imports of fossil fuels, Japan’s trade balance in 2011 turned to a deficit for the first time in 31 years. In 2012, the trade deficit expanded and it hit a record high in 2014. In 2015, it decreased substantially again and back to the level of 2011. As of December 2015, it was expected that in 2016 exports would continue to stagnate due to strong yen against Asian currencies, while imports would slightly increase due to the expansion of domestic demand as a result of a decrease in energy prices which increased real income, based on the premise of the rise in consumption tax scheduled in April 2017. However, on June 1, 2016, the Japanese government announced the postponement of such rise to October 2019.

According to provisional export and import data published by the Ministry of Finance on January 25, 2017, Japan had a trade surplus of ¥4,074 billion in 2016, reversing a trend of five consecutive years of trade deficits since 2011.

The following tables set forth information relating to foreign trade for the years indicated. In these tables exports are stated on an f.o.b. basis and imports on a c.i.f. basis. Monetary figures are based on actual movements of goods as calculated by the Ministry of Finance. (This method of computation differs from that used in calculating balance of payments, in which both exports and imports are stated on an f.o.b. basis.)

Foreign Trade of Japan

	Value Index(a)		Quantum Index(a)		Unit Value(a) Index		Terms of Trade(b)
	Exports	Imports	Exports	Imports	Exports	Imports	Index
2011	97.3	112.1	96.2	102.6	101.1	109.3	92.5
2012	94.6	116.3	91.6	105.0	103.3	110.8	93.2
2013	103.5	133.7	90.2	105.3	114.8	127.0	90.4
2014	108.4	141.4	90.7	106.0	119.6	133.4	89.7
2015	112.2	129.0	89.8	103.0	125.0	125.3	99.8

(a)	Calendar year 2010=100.

(b)	Unit value index of exports divided by unit value index of imports, multiplied by 100.

Source: Japan Tariff Association, Ministry of Finance.

Composition of Japan’s Exports and Imports

	2011		2012		2013		2014		2015
				(yen amounts in billions)
JAPAN’S EXPORTS
Textile Products	¥812	1.2%	¥790	1.2%	¥869	1.2%	¥928	1.3%	¥985	1.3%
Metals and Metal Products	5,997	9.1	5,805	9.1	6,352	9.1	6,598	9.0	6,315	8.4
Machinery and Equipment:
Ships	2,046	3.1	1,716	2.7	1,452	2.1	1,299	1.8	1,334	1.8
Motor Vehicles	8,204	12.5	9,225	14.5	10,413	14.9	10,919	14.9	12,046	15.9
TV and Radio Receivers	101	0.2	104	0.2	111	0.2	128	0.2	142	0.2
Motorcycles	266	0.4	249	0.4	277	0.4	316	0.4	294	0.4
Scientific and Optical Instruments	2,109	3.2	2,085	3.3	2,223	3.2	2,436	3.3	2,376	3.1
Other	28,916	44.1	28,053	44.0	29,594	42.4	31,227	42.7	32,155	42.5

Total Machinery and Equipment	41,642	63.5	41,432	65.0	44,069	63.2	46,327	63.4	48,347	63.9
Chemicals	6,798	10.4	6,365	10.0	7,507	10.8	7,818	10.7	7,759	10.3
Foods and Beverages	359	0.5	355	0.6	436	0.6	482	0.7	599	0.8
Other Exports	9,938	15.2	9,001	14.1	10,540	15.1	10,941	15.0	11,609	15.4

Grand Total	¥65,546	100.0%	¥63,748	100.0%	¥69,774	100.0%	¥73,093	100.0%	¥75,614	100.0%

JAPAN’S IMPORTS
Foods and Beverages	5,854	8.6%	5,852	8.3%	6,473	8.0%	6,732	7.8%	7,002	8.9%
Raw Materials	5,270	7.7	4,768	6.7	5,358	6.6	5,590	6.5	4,853	6.2
Chemicals	6,098	9.0	5,926	8.4	6,464	8.0	6,864	8.0	7,748	9.9
Mineral Fuels:
Petroleum	11,415	16.8	12,247	17.3	14,245	17.5	13,873	16.1	8,185	10.4
Coal	2,459	3.6	2,321	3.3	2,307	2.8	2,086	2.4	1,974	2.5
Other	7,942	11.7	9,520	13.5	10,892	13.4	11,734	13.7	8,059	10.3

Total Mineral Fuel	21,816	32.0	24,088	34.1	27,444	33.8	27,692	32.2	18,218	23.2
Machinery and Equipment	16,176	23.7	17,334	24.5	20,817	25.6	23,249	27.1	24,274	31.0
Other Imports	12,897	18.9	12,721	18.0	14,687	18.1	15,782	18.4	16,310	20.8

Grand Total	¥68,111	100.0%	¥70,689	100.0%	¥81,243	100.0%	¥85,909	100.0%	¥78,406	100.0%

(a)	This category includes general machinery, electronic components including semiconductors and electronic equipment including electronic circuit.

(b)	This category includes raw materials, mineral fuels and vehicle parts.

(c)	This category includes liquid natural gas and petroleum products.

(d)	This category includes clothing and accessories thereof, non-ferrous metal and scientific and optical instruments.

Source: The Summary Report on Trade of Japan, Japan Tariff Association, Ministry of Finance.

Geographic Distribution of Japan’s Exports and Imports

	2011		2012		2013		2014		2015
	(yen amounts in billions)
JAPAN’S EXPORTS
Asia	36,686	56.0%	34,855	54.7%	37,867	54.3%	39,518	54.1%	40,329	53.3%
China	12,902	19.7	11,509	18.1	12,625	18.1	13,381	18.3	13,223	17.5
(Asia NIES)	14,917	22.8	13,720	21.5	15,271	21.9	15,952	21.8	16,438	21.7
(ASEAN)	9,799	14.9	10,328	16.2	10,828	15.5	11,080	15.2	11,495	15.2
Oceania	1,778	2.7	1,837	2.9	2,029	2.9	1,958	2.7	2,099	2.8
Australia	1,418	2.2	1,471	2.3	1,656	2.4	1,501	2.1	1,555	2.1
North America	10,727	16.4	12,007	18.8	13,776	19.7	14,495	19.8	16,161	21.4
U.S.A.	10,018	15.3	11,188	17.6	12,928	18.5	13,649	18.7	15,225	20.1
Canada	709	1.1	819	1.3	848	1.2	846	1.2	936	1.2
Central and South America	3,528	5.4	3,435	5.4	3,560	5.1	3,563	4.9	3,375	4.5
Western Europe	8,150	12.4	6,684	10.5	7,140	10.2	7,745	10.6	8,102	10.7
EU	7,619	11.6	6,501	10.2	7,000	10.0	7,585	10.4	7,985	10.6
Central and Eastern Europe, Russia etc.	1,670	2.5	1,635	2.6	1,810	2.6	1,720	2.4	1,346	1.8
Russia	941	1.4	1,005	1.6	1,069	1.5	972	1.3	618	0.8
Middle East	1,955	3.0	2,262	3.5	2,478	3.6	2,988	4.1	3,167	4.2
Africa	1,053	1.6	1,032	1.6	1,115	1.6	1,107	1.5	1,036	1.4

Total	¥65,546	100.0%	¥63,748	100.0%	¥69,774	100.0%	¥73,093	100.0%	¥75,614	100.0%

JAPAN’S IMPORTS
Asia	30,391	44.6%	31,306	44.3%	35,972	44.3%	38,618	45.0%	38,358	48.9%
China	14,642	21.5	15,039	21.3	17,660	21.7	19,176	22.3	19,429	24.8
(Asia NIES)	5,836	8.6	5,975	8.5	6,692	8.2	7,109	8.3	7,245	9.2
(ASEAN)	9,951	14.6	10,306	14.6	11,486	14.1	12,252	14.3	11,843	15.1
Oceania	4,893	7.2	4,901	6.9	5,376	6.6	5,706	6.6	4,887	6.2
Australia	4,514	6.6	4,504	6.4	4,977	6.1	5,090	5.9	4,210	5.4
North America	6,970	10.2	7,103	10.0	7,993	9.8	8,741	10.2	9,178	11.7
U.S.A.	5,931	8.7	6,082	8.6	6,815	8.4	7,543	8.8	8,060	10.3
Canada	1,032	1.5	1,012	1.4	1,170	1.4	1,190	1.4	1,109	1.4
Central and South America	2,772	4.1	2,821	4.0	3,293	4.1	3,196	3.7	3,075	3.9
Western Europe	7,031	10.3	7,246	10.2	8,266	10.2	8,855	10.3	9,347	11.9
EU	6,411	9.4	6,642	9.4	7,649	9.4	8,169	9.5	8,625	11.0
Central and Eastern Europe, Russia etc.	1,855	2.7	2,074	2.9	2,811	3.5	3,183	3.7	2,593	3.3
Russia	1,514	2.2	1,660	2.3	2,308	2.8	2,619	3.0	1,905	2.4
Middle East	12,832	18.8	13,542	19.2	15,667	19.3	15,826	18.4	9,571	12.2
Africa	1,366	2.0	1,696	2.4	1,864	2.3	1,783	2.1	1,395	1.8

Grand Total	¥68,111	100.0%	¥70,689	100.0%	¥81,243	100.0%	¥85,909	100.0%	¥78,406	100.0%

Source: Press Release dated March 10, 2016, Ministry of Finance.

Balance of Payments

In 2011, the Current Account surplus significantly decreased to ¥10,401 billion due to a substantial decrease in the Trade Balance. In 2012, the Current Account surplus continued to significantly decrease to ¥4,764 billion due to a substantial decrease in the Trade Balance. In 2013, the trade deficit continued to expand and the Current Account surplus decreased to ¥4,457 billion. In 2014, the trade deficit hit a record high and the Current Account surplus continued to decrease to ¥3,881 billion. In 2015, the trade deficit significantly improved, and Current Account surplus increased to ¥16,413 billion.

In October 2013, Ministry of Finance and Bank of Japan announced that they will revise balance of payments statistics, to be based on IMF Balance of Payments Manual, 6th Edition, starting with transactions in January 2014. The information below reflects the updated statistics.

Balance of Payments of Japan

	2011	2012	2013	2014	2015
	(in billions of yen)
Current Account	¥10,401	¥4,764	¥4,457	¥3,881	¥16,413
Balance on Goods and Services	-3,110	-8,083	-12,252	-13,499	-2,307
Trade Balance	-330	-4,272	-8,773	-10,465	-629
Exports (f.o.b.)	62,965	61,957	67,829	74,075	75,265
Imports (f.o.b.)	63,296	66,229	76,602	84,540	75,894
Services	-2,780	-3,811	-3,479	-3,034	-1,678
Primary Income	14,621	13,991	17,698	19,374	20,653
Secondary Income	-1,110	-1,145	-989	-1,995	-1,933
Capital Account	28	-80	-744	-209	-271
Financial Account	12,629	4,193	-409	6,237	21,145
Assets	5,990	8,452	8,526	2,202	32,108
Liabilities	-6,639	4,260	8,935	-4,035	10,963
Net Errors and Omissions	2,200	-491	-4,122	2,566	5,004

(a)	Positive figures (+) show increases in net assets, negative figures (-) show decreases in net assets in “Financial Account”.

Source: Balance of Payments, Ministry of Finance.

Official Foreign Exchange Reserves(a)

As of December 31,	Gold(b)	Foreign Exchange	IMF Reserve Position	Special Drawing Rights	Total
	(in millions of dollar)
2012	$40,939	$1,193,077	$13,697	$19,911	$1,268,125
2013	29,560	1,202,443	14,202	20,129	1,266,815
2014	29,504	1,199,651	11,993	18,895	1,260,548
2015	26,134	1,179,004	9,531	18,048	1,233,214
2016	28,516	1,157,790	12,019	18,087	1,216,903

(a)

The foreign exchange reserves, which are officially recorded in U.S. dollars by the Ministry of Finance, do not include: (i) net balance of bilateral accounts between the Bank of Japan and foreign central banks, and (ii) foreign exchange holdings of commercial banks.

(b)	Until 1999, gold was valued at SDR 35 per ounce. Since 2000, the valuation of gold has been changed to reflect marked-to-market values.

Source: International Reserves/Foreign Currency Liquidity, Ministry of Finance.

Foreign Exchange Rates

The following table sets forth the high, low and average daily interbank rate for the U.S. dollar against the yen in the Tokyo foreign exchange market for the years indicated.

	2012	2013	2014	2015	2016
Average (Central Rate)	¥79.79	¥97.71	¥105.79	¥121.09	¥108.77
High	86.63	105.41	121.86	125.66	121.49
Low	76.11	86.83	100.76	115.85	99.00

Source: Status of Transaction on Tokyo Foreign Exchange, Bank of Japan.

Foreign Direct Investment

The following table sets forth information regarding annual foreign direct investment in Japan and annual foreign direct investment abroad for the periods indicated.

Foreign direct investment in Japan (by industry)

	2011	2012	2013	2014	2015
		(in billions of yen)
Manufacturing	¥198.1	¥425.6	¥237.7	¥317.2	¥-289.4
Non-manufacturing	-338.4	-287.4	-12.9	807.1	17.0

Total	¥-140.3	¥138.2	¥224.8	¥1124.3	¥-272.4

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment in Japan (by region)

	2011	2012	2013	2014	2015
	(in billions of yen)
North America	¥-264.2	¥-6.6	¥135.8	¥689.1	¥491.6
Asia	111.2	229.0	86.1	565.2	546.8
Europe	107.6	74.0	96.6	-303.1	-1,393.8
Other regions	-94.9	-158.2	-93.7	173.1	83

Total	¥-140.3	¥138.2	¥224.8	¥1,124.3	¥-272.4

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by industry)

	2011	2012	2013	2014	2015
	(in billions of yen)
Manufacturing	¥4,559.9	¥3,938.0	¥4,148.4	¥6,821.1	¥5,756.2
Non-manufacturing	4,566.3	5,840.2	9,100.1	6,849.8	9,816.5

Total	¥9,126.2	¥9,778.2	¥13,248.5	¥13,670.9	¥15,572.7

Source: Outward / Inward Direct Investment, Ministry of Finance.

Foreign direct investment abroad (by region)

	2011	2012	2013	2014	2015
	(in billions of yen)
North America	¥1,187.9	¥2,862.9	¥4,573.0	¥5,278.4	¥5,417.4
Asia	3,120.9	2,677.8	3,977.5	4,469.8	3,769.5
Europe	3,143.7	2,474.8	3,159.6	2,309.5	3,843.1
Other regions	1,673.7	1,762.7	1,538.4	1,613.2	2,542.7

Total	¥9,126.2	¥9,778.2	¥13,248.5	¥13,670.9	¥15,572.7

Source: Outward / Inward Direct Investment, Ministry of Finance.

FINANCIAL SYSTEM

The Bank of Japan and Monetary Policy

The Bank of Japan (“BOJ”), with 55% of its capital owned by the government, is the central bank and sole issuing bank, as well as the depository and fiscal agent for the government. As of July 20, 2016, the BOJ had total assets of ¥435,940 billion.

One of the missions of the BOJ is to contribute to the sound development of the national economy, through the pursuit of price stability. In order to fulfill this mission, the BOJ controls the overall volume of money in the economy and through market operations, along with monetary policy decided at the BOJ Policy Board Meetings. From March 2001 to March 2006, in order to fight deflation and revive the Japanese economy, the BOJ implemented a quantitative easing policy by conducting money market operations to adjust the outstanding balance of the current accounts at the BOJ. And in March 2006, the BOJ announced an exit from the quantitative easing policy and a return to monetary policy that targeted policy interest rate (uncollateralized overnight call rate). At the same time, the BOJ decided to encourage the rate to remain at effectively zero percent. Then, the BOJ increased the policy interest rate to 0.25% in July 2006, and to 0.5% in February 2007. From the Fall of 2008, however, when the turmoil in global financial markets intensified, the BOJ implemented various monetary policy measures including reductions in the policy interest rate. It decreased the policy interest rate to 0.3% in October 2008, and further to 0.1% in December 2008. Furthermore, in October 2010, in order to further enhance monetary easing, the BOJ implemented a comprehensive monetary easing policy, which included the establishment of an Asset Purchase Program (APP) to purchase financial assets, including risk assets, as well as to provide loans. Since the APP’s introduction, the BOJ has repeatedly and significantly increased the maximum amount outstanding of the APP, from about 35 trillion yen to about 101 trillion yen at the end of 2013. Moreover, in February 2012, the BOJ decided to pursue powerful monetary easing by conducting its virtually zero interest rate policy and by implementing the APP, with the aim of achieving the goal of 1% in terms of the year-on-year rate of change in the consumer price index (CPI). In order to state clearly the shared understanding concerning the roles of the government and the BOJ, the BOJ decided to release “Measures Aimed at Overcoming Deflation” in October 2012. In January 2013, the BOJ introduced the “price stability target” of 2% in terms of the year-on-year rate of change in the CPI. The BOJ also introduced the “open-ended asset purchasing method”, aimed at achieving this target. It released a joint statement with the government to announce that in order to overcome deflation early and achieve sustainable economic growth with price stability, the government and the BOJ would strengthen their policy coordination and work together. Furthermore, in April 2013, the BOJ introduced a policy of “quantitative and qualitative monetary easing”, aimed at achieving this target at the earliest possible time. In order to do so, under this policy, the BOJ would enter a new phase of monetary easing both in terms of quantity and quality. The BOJ would double the monetary base in two years by conducting money market operations so that the monetary base would increase at an annual pace of about 60-70 trillion yen. The BOJ would also purchase Japanese government bonds (“JGBs”) so that their amount outstanding would increase at an annual pace of about 50 trillion yen, and the average remaining maturity of the BOJ’s JGB purchases would be extended from slightly less than three years at the time to about seven years, which was equivalent to the average maturity of the amount outstanding of JGBs issued. Additionally, the BOJ would purchase exchange-traded funds (“ETFs”) and Japan real estate investment trusts (“J-REITs”) so that their amounts outstanding would increase at an annual pace of 1 trillion yen and 30 billion yen, respectively. In October 2014, the BOJ expanded its quantitative and qualitative monetary easing measures to further increase its purchases of JGBs, ETFs and J-REITs to achieve an increase in its purchases of JGBs, ETFs and J-REITs at an annual pace of about 80 trillion yen, 3 trillion yen and 90 billion yen, respectively. In order to achieve 2% “price stability target,” in January 2016, the BOJ adopted “quantitative and qualitative monetary easing with a negative interest rate,” under which (i) a negative interest rate of minus 0.1% is applied to a part of BOJ accounts held by financial institutions1 (if judged necessary by the BOJ, the rate will be lowered even further), (ii) the BOJ will conduct money market operations so that the monetary base will increase at an annual pace of about 80 trillion yen, and (iii) the BOJ will purchase assets as follows: (1) purchase JGBs so that their amount outstanding will increase at an annual pace of about 80 trillion yen, (2) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 3 trillion yen (revised to 3.3 trillion yen in April 2016) and about 90 billion yen, respectively, and (3) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and about 3.2 trillion yen, respectively. In September 2016, the BOJ announced a new framework for strengthening monetary easing by adopting a program of “quantitative and qualitative monetary easing with yield curve control”, or QQE with yield curve control, under which the BOJ (i) set guidelines for market operations that specify (1) a short-term policy interest rate (set at the minus 0.1% level adopted in January 2016) and (2) a target level of a long-term interest rate (target yield of the 10-year JGB set at around 0%, to be facilitated through continued BOJ purchases of JGBs) and (ii) introduced new tools of market operations so as to control the yield curve smoothly, consisting of (1) outright purchases of JGBs with yields designated by the BOJ and (2) fixed-rate funds-supplying operations for a period of up to ten years. With regard to asset purchase except for JGB purchases, the BOJ also set the following guidelines: (i) purchase ETFs and J-REITs so that their amounts outstanding will increase at an annual pace of about 6 trillion yen and about 90 trillion yen, respectively, and (ii) maintain the amounts outstanding of commercial paper and corporate bonds at about 2.2 trillion yen and 3.2 trillion yen, respectively. Finally, the BOJ announced its “inflation-overshooting commitment”, under which it will continue with QQE with yield curve control, aiming to achieve the price stability target of 2%, as long as it is necessary for maintaining the target in a stable manner, and will continue to expand the monetary base until the year-on-year rate of increase in the observed CPI (all items less fresh food) exceeds the price stability target of 2% and stays above the target in a stable manner.

(Note)

More specifically, accounts held by financial institutions are divided into three levels referred to as “basic balance” (a positive interest rate of 0.1% is applied), “macro add-on balance” (a zero interest rate is applied), and “policy-rate balance” (a negative interest rate of minus 0.1% is applied). “Policy-rate balance” is the balance in excess of “basic balance” and “macro add-on balance.”

In April 2016, the BOJ adopted special measures to assist financial institutions affected by the recent earthquake in Kumamoto Prefecture, such as lending a total of 300 billion yen at a zero interest rate and adding twice as much as the amount outstanding of financial institutions’ borrowing through this operation to their macro add-on balances, to which a zero interest rate is applied.

In September 2016, the BOJ announced a new framework for strengthening monetary easing by adopting a program of quantitative and qualitative monetary easing (“QQE”) with yield curve control, under which the BOJ (i) set guidelines for market operations that specify (1) a short-term policy interest rate (set at the minus 0.1% level adopted in January 2016) and (2) a target level of a long-term interest rate (target yield of the 10-year Japanese government bond (“JGB”) set at around 0%, to be facilitated through continued BOJ purchases of JGBs) and (ii) introduced new tools of market operations so as to control the yield curve smoothly, consisting of (1) outright purchases of JGBs with yields designated by the BOJ and (2) fixed-rate funds-supplying operations for a period of up to ten years. With regard to asset purchase except for JGB purchases, the BOJ also set the following guidelines: (i) purchase exchange traded funds and J-REITs so that their amounts outstanding will increase at an annual pace of about ¥6 trillion and about ¥90 billion, respectively, and (ii) maintain the amounts outstanding of commercial paper and corporate bonds at about ¥2.2 trillion and ¥3.2 trillion, respectively. Finally, the BOJ announced its “inflation-overshooting commitment”, under which it will continue with QQE with yield curve control, aiming to achieve the price stability target of 2%, as long as it is necessary to maintain the target in a stable manner, and will continue to expand the monetary base until the year-on-year rate of increase in the observed consumer price index (all items less fresh food) exceeds the price stability target of 2% and stays above the target in a stable manner.

The following table sets forth the principal economic indicators relating to monetary policy from 2012 through 2016.

		Monetary Base		Money Stock		Loans and Bills Discounts Domestically Licensed Banks
	Current Account Balances(a)	Total(a)	Annual % Change	Total(a)	Annual % Change	Total(a)		Annual % Change
				(yen amounts in billions)
2012	35,913	121,380	7.0	816,530	2.5	433,823		1.9
2013	74,992	163,153	34.4	845,971	3.6	449,134		3.5
2014	142,429	233,648	43.2	874,836	3.4	461,147		2.7
2015	217,631	313,121	34.0	907,130	3.7	475,937		3.2
2016	290,611	391,421	25.0	938,633	3.5	463,336	(b)	2.6	(b)

(a)	Average amounts outstanding.

(b)

The data for CY 2016 is based on the data disclosed in the Bank of Japan’s time-series data search website, while the data for CY 2012 through CY 2015 is based on the monthly financial and economic statistics disclosed by the Bank of Japan.

Source: Bank of Japan Statistics, Bank of Japan.

Government Financial Institutions

The activities of private institutions are supplemented by a number of financial institutions under government supervision, the appointment of whose senior officials is subject to approval by the government and whose funds are supplied principally or partially by the government. Among these are Japan Finance Corporation (“JFC”), the successor to National Life Finance Corporation (“NLFC”), Japan Finance Corporation for Small and Medium Enterprise (“JASME”), and Agriculture, Forestry and Fisheries Finance Corporation (“AFC”), whose main purposes are to contribute to the improvement of the quality of the national life. They also include Japan Bank for International Cooperation (“JBIC”) and the Okinawa Development Finance Corporation (“ODFC”), whose purposes are to supplement private financing in their respective fields of activity, and Development Bank of Japan Inc. (“DBJ”) and The Shoko Chukin Bank (“SCB”), which will be privatized.

The central government has been steadily promoting reform of governmental financial institutions. The “Outline of Administrative Reforms” decided by the Cabinet on December 1, 2000, requires that the businesses and organizational forms of all special public institutions, which include governmental financial institutions, undergo a thorough review. Pursuant to the Act on Promotion of Administrative Reform for Realization of Small and Efficient Government (the “Administrative Reform Promotion Act”), which was enacted on May 26, 2006, (1) the former Development Bank of Japan was succeeded to by DBJ as of October 1, 2008, which is currently wholly owned by the Japanese government and will be privatized, (2) the international financial operations of JBIC, together with the functions of NLFC, JASME, AFC were transferred to JFC as of October 1, 2008, and the overseas economic cooperation operations of JBIC were transferred to JICA, and (3) as of October 1, 2008, Japan Finance Corporation for Municipal Enterprises was succeeded by Japan Finance Organization for Municipalities, which is funded by local governments. Each of these measures was implemented through individual laws that were enacted in 2007, pursuant to which these successor institutions were formed on October 1, 2008.

With regard to (1) above, as originally enacted, the Development Bank of Japan Inc. Act (Act No. 85 of 2007), as amended (the “DBJ Act”), contemplated full privatization of DBJ over a period of five to seven years from its establishment on October 1, 2008. During that time period, the

DBJ Act (as originally enacted) provided that the Japanese government would dispose of all of the common stock of DBJ that it currently owns (the “full privatization”), and that steps would be taken to abolish the DBJ Act promptly after the full privatization. On June 26, 2009, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 67 of 2009) (the “2009 Amendment Act”), which, as part of the Japanese government’s response to economic and financial crises, enables the Japanese government to strengthen DBJ’s financial base through capital injections up to the end of March 2012. In addition, under the Amendment Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2012. Further, the Amendment Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ shares, by the end of fiscal year 2011, and until such time, the Japanese government shall not be disposing of the DBJ’s shares held by it. Additionally, on May 2, 2011, in order to address the Great East Japan Earthquake of March 11, 2011, the Japanese Diet approved the Act for Extraordinary Expenditure and Assistance to Cope with the Great East Earthquake (Act No. 40 of 2011) (the “Extraordinary Expenditure Act”). The Extraordinary Expenditure Act enables to the Japanese government to strengthen DBJ’s financial base through capital injection through March 2015 so that DBJ can smoothly implement its crisis response operations. In addition, under Extraordinary Expenditure Act, the targeted timing for the full privatization of DBJ has been extended to approximately five to seven years from April 1, 2015. Further, the Extraordinary Expenditure Act provides that the Japanese government is to review the organization of DBJ, including the way of the Japanese government’s holding of the DBJ’s shares by the end of fiscal year 2014, and until such time, the Japanese government shall not dispose of the DBJ’s shares held by it. Furthermore, on May 13, 2015, the Japanese Diet approved the Act for Partial Amendment of the Development Bank of Japan Inc. Act (Act No. 23 of 2015) (the “2015 Amendment Act”), under which, in conjunction with DBJ’s full privatization, and taking into consideration the current business environment in the private financial sector, DBJ, utilizing its investment and loan functions, is to take measures necessary for implementing the its crisis response operations and supply of growth capital—that is, DBJ is to take all possible measures to supply funds to deal with large-scale disasters, economic crises and so forth, and to promote the supply of growth capital to revitalize regional economies and to reinforce the competitiveness of enterprises. In order to assure the sufficient implementation of the necessary operations, under the 2015 Amendment Act the Japanese government shall maintain its stake in excess of one-third for DBJ’s crisis response operations, and one half or more for DBJ’s special investment operations, for as long as the government shall take such measures.

With regard to (2) above, The Japan Bank for International Cooperation Act (the “JBIC Act”) was passed into law on April 28, 2011 to spin off the Japan Bank for International Cooperation Operations from the domestic financial operations of the Japan Finance Corporation. Pursuant to the JBIC Act, Japan Bank for International Cooperation was newly established on April 1, 2012.

Private Financial Institutions

According to the Financial Services Agency, the private banking system included four city banks, 16 trust banks, and 15 other banks as of August 17, 2015, as well as 106 local banks (including the Saitama Resona Bank) as of October 1, 2015. In addition, 53 foreign banks had branches in Japan as of June 24, 2016.

There are also credit associations, credit cooperative associations, labor credit associations and the national federations of each of such associations, which are engaged mainly in making small business loans. Agricultural cooperatives, prefectural credit federations of such cooperatives and The Norinchukin Bank operate in the field of agricultural credit.

GOVERNMENT FINANCE

Revenues, Expenditures and Budgets

The responsibility for the preparation of the budget and the administration of government finances rests with the Ministry of Finance. The fiscal year commences on April 1, and the Cabinet usually submits the budget to the Diet for its decision in the preceding January. Supplementary budgets revising the original budget may be submitted to the Diet from time to time during the fiscal year. The Diet approved a first supplementary budget for JFY 2016 on May 17, 2016, a secondary supplementary budget for JFY 2016 on October 11, 2016 and a third supplementary budget for JFY 2016 on January 31, 2017.

For advancing fiscal consolidation, the Cabinet approved the “Basic Framework for Fiscal Consolidation: Medium-term Fiscal Plan” on August 8, 2013. This plan provided the following targets for achieving fiscal consolidation.

•	Halving the primary deficit of the national and local governments to GDP ratio by JFY 2015 from the ratio in JFY 2010. (This target is expected to be achieved.)

•	Achieving a primary surplus of the national and local governments to GDP ratio by JFY 2020.

•	Steadily reducing the public debt to GDP ratio after achieving a primary surplus by JFY 2020.

These targets are firmly maintained in the “Basic Policies for the Economic and Fiscal Management and Reform 2015” decided by the Cabinet on June 30, 2015, including “The Plan to Advance Economic and Fiscal Consolidation” (hereafter, the fiscal consolidation plan) which is an effective and concrete plan for achieving primary surplus target by JFY2020, covering five year period (JFY2016-JFY2020). In the fiscal consolidation plan, the government will assess the progress of reforming expenditure and revenue measures by using several benchmarks. Through using these benchmarks, the government will review the progress of expenditure and revenue reform in JFY 2018 and will consider additional expenditure and/or revenue measures to achieve the fiscal consolidation target of JFY 2020 if necessary.

Though the government decided to postpone the consumption tax hike (from 8% to 10%) by two-and-a-half years to October 2019, the government remains firmly committed to its target to achieve a primary surplus by JFY 2020 under the framework of the fiscal consolidation plan, as stipulated in “the Basic Policy on Economic and Fiscal Management and Reform 2016” decided by the Cabinet on June 2016. In order to achieve the primary surplus target, the government will implement steadily the expenditure reforms on all fronts under the reform roadmap formulated in December 2015, in parallel with economic revitalization.

The fiscal and financial operations of the government and its agencies are budgeted and recorded in the following three sets of accounts:

•	General Account. The general account is used primarily to record operations in basic areas of governmental activity.

•

Special Accounts. The accounts of the central government consist of the general account and special accounts. Special accounts can be set up to carry out specific projects, to manage specific funds, and for other purposes. Special accounts can be set up when the government (i) implements a specific program such as insurance and public works, (ii) possesses and manages special funds such as Fiscal Loan Program Funds and Foreign Exchange Funds, and (iii) uses a certain revenue to secure a special expenditure and thus needs to deal with such revenue and expenditure on a separate basis from the general revenue and expenditure such as Local Allocation and Local Transfer Tax and Government Bonds Consolidation Funds. As of April 1, 2016, the government has 14 special accounts.

•	Government-Affiliated Agencies. The government-affiliated agencies are government-owned corporations which consist of three financial corporations.

The settlement of accounts for revenues and expenditures is made by the Ministry of Finance, based on reports submitted by the respective Ministers. The settlement of accounts is required by law to be audited annually in detail by the Board of Audit, an organ independent of the Cabinet, and submitted by the Cabinet to the Diet in the following fiscal year.

The following tables set forth information with respect to the General Account, the Special Accounts and the Government Affiliated Agencies for JFY 2011 through JFY 2015, and the budget for JFY 2016.

Summary of Consolidated General and Special Accounts(a)

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015	JFY 2016 (Provisional results as of December 31, 2016)
			(in billions of yen)
REVENUES
Total Revenues, General Account	¥109,980	¥107,762	¥106,045	¥104,679	¥102,175	¥103,882
Total Revenues, Special Accounts	409,924	412,533	422,851	406,736	402,884	415,145
Less: Inter-Account Transactions(b)	256,287	254,270	257,185	263,951	257,143	255,911

Total Consolidated Revenues	¥263,616	¥266,025	¥271,710	¥247,464	¥247,917	¥263,116

EXPENDITURES
Total Expenditures, General Account	¥100,715	¥97,087	¥100,189	¥98,813	¥98,230	¥102,822
Total Expenditures, Special Accounts	376,463	377,012	382,717	390,202	386,214	405,664
Less: Inter-Account Transactions(b)	253,564	252,246	255,221	262,259	255,695	254,230

Total Consolidated Expenditures	¥223,615	¥221,853	¥227,684	¥226,756	¥228,749	¥254,256

Surplus of Consolidated Revenues over Consolidated Expenditures	¥40,001	¥44,173	¥44,026	¥20,708	¥19,167	¥8,861

(a)	Because of the manner in which the government accounts are kept, it is not practicable to show a consolidation of the Government Affiliated Agencies with the General and Special Accounts.

(b)	Inter-Account Transactions include transfers between the General Account and the Special Accounts, transfers between the Special Accounts, and transfers between sub-accounts of the Special Accounts.

Source: Budget, Ministry of Finance.

The following tables set forth information with respect to the General Account and Special Accounts for JFY 2010 through JFY 2015 and the revised budget for JFY 2016:

General Account

	JFY 2011	JFY 2012	JFY 2013	JFY 2014	JFY 2015	JFY 2016 Revised Budget(a)
	(in billions of yen)
REVENUES
Tax and Stamp Revenues	¥42,833	¥43,931	¥46,953	¥53,971	¥56,285	¥55,860
Carried-over Surplus	5,222	9,264	10,675	5,836	5,866	297
Government Bond Issues	54,048	50,049	43,455	38,493	34,918	39,035
Income from Operations	16	16	44	45	45	45
Gains from Deposition of Assets	289	227	328	1,479	349	318
Miscellaneous Receipts	7,571	4,274	4,591	4,856	4,712	4,667

Total Revenues	¥109,980	¥107,762	¥106,045	¥104,679	¥102,175	¥100,222

EXPENDITURES
Local Allocation Tax Grants, etc.	¥19,451	¥16,885	¥17,553	¥17,096	¥16,801	¥15,339
National Debt Service	19,628	21,011	21,294	22,186	22,464	22,335
Social Security	29,792	29,212	29,247	30,188	31,398	32,466
Public Works	5,915	5,776	7,975	7,321	6,378	7,548
Education and Science	6,033	5,965	6,147	5,849	5,574	5,842
National Defense	4,818	4,762	4,792	5,063	5,130	5,236
Former Military Personnel Pensions	639	570	504	444	387	342
Economic Assistance	620	624	651	655	661	750
Food Supply	1,438	1,353	1,172	1,074	1,276	1,283
Energy	942	828	963	1,303	968	971
Promotion of SMEs	2,191	825	504	417	340	466
Miscellaneous	9,249	9,277	9,387	7,218	6,854	7,345	(b)
Contingencies	—	—	—	—	—	300
Carryback of settlement deficit compensation for JFY 2008	—	—	—	—	—	—

Total Expenditures	¥100,715	¥97,087	¥100,189	¥98,813	¥98,230	¥100,222

Surplus of Revenues over Expenditures	¥9,264	¥10,675	¥5,856	¥5,866	¥3,945	¥—

(a)

As revised to reflect the first supplementary budget approved by the Diet on May 17, 2016, the second supplementary budget approved by the Diet on October 11, 2016 and the third supplementary budget approved by the Diet on January 31, 2017.

(b)

The “Miscellaneous” line item for JFY 2016 Revised Budget includes a ¥273.7 billion account which was newly established in the JFY 2016 Revised Budget and relates to the estimated cost of reconstruction resulting from The 2016 Kumamoto Earthquake.

Source:	Budget, Ministry of Finance.

Special Accounts

	JFY 2011		JFY 2012		JFY 2013		JFY 2014		JFY 2015		JFY 2016 Revised Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Fiscal Investment and Loan Program	¥38,473	¥37,177	¥34,888	¥33,935	¥30,813	¥30,043	¥36,114	¥35,052	¥33,360	¥32,503	¥41,931	¥41,709
Government Bonds Consolidation Fund	212,630	190,955	214,608	192,159	225,010	198,623	207,469	204,398	201,927	198,309	200,077	199,090
Foreign Exchange Fund	2,925	368	2,991	138	3,327	118	3,492	78	3,163	46	2,638	1,191
Local Allocation and Local Transfer Tax	57,116	55,047	55,720	54,328	56,131	53,815	55,959	53,903	55,638	53,398	52,773	51,319
Measure for Energy	3,287	2,928	5,243	4,451	7,437	6,343	8,542	7,650	8,993	8,363	11,198	11,198
Seamen’s Insurances	—	—	—	—	—	—	—	—	—	—	—	—
National Advanced Medical Center	—	—	—	—	—	—	—	—	—	—	—	—
Pensions	80,527	76,418	80,127	76,579	78,204	76,873	80,362	77,311	85,293	81,705	87,906	87,906
Stable Supply of Foodstuff	2,073	1,860	1,895	1,675	1,650	1,434	1,187	978	1,095	975	1,385	1,371
Agricultural Mutual Aid Reinsurance	95	53	95	44	95	42	—	—	—	—	—	—
National Forest Service	461	461	533	470	—	—	—	—	—	—	—	—
Debt Management of National Forest and Field Service	—	—	—	—	301	301	312	312	321	321	329	329
Trade Reinsurance	44	4	78	9	48	15	81	3	59	21	223	223
Automobile Safety	119	55	118	47	121	47	544	394	567	403	525	458
Infrastructure Development	3,945	3,651	4,173	3,690	5,729	4,380	—	—	—	—	—	—
Labor Insurance	7,257	6,778	6,561	6,183	6,714	6,145	6,863	6,209	6,880	6,330	6,528	6,366
Reconstruction from the Great East Japan Earthquake	—	—	5,022	3,152	6,770	4,407	5,357	3,792	5,134	3,710	3,223	3,223
Others	972	708	481	151	499	132	455	123	452	131	450	298

Total Revenues and Expenditures	¥409,924	¥376,463	¥412,533	¥377,012	¥422,851	¥382,717	¥406,736	¥390,202	¥402,884	¥386,214	¥409,185	¥404,682

(a)	Account abolished as of January 1, 2010

(b)	Account abolished as of March 31, 2010.

(c)	The account of “Agricultural Mutual Aid Reinsurance” was integrated into the account of “Stable Supply of Foodstuff” effective JFY 2014.

(d)	The account of “National Forest Service” was abolished and a new account “Debt Management of National Forest and Field Service” was established effective JFY 2013.

(e)	The account was abolished effective JFY 2014.

(f)	Without adjustment for inter-account transactions. Total Revenues and Expenditures may differ from the actual totals of the listed accounts due to rounding.

(g)

As revised to reflect the first supplementary budget approved by the Diet on May 17, 2016, the second supplementary budget approved by the Diet on October 11, 2016 and the third supplementary budget approved by the Diet on January 31, 2017.

Source: Budget, Ministry of Finance.

Government Affiliated Agencies

	JFY 2011		JFY 2012		JFY 2013		JFY 2014		JFY 2015		JFY 2016 Revised Budget
	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.	Rev.	Exp.
	(in billions of yen)
Total	¥1,171	¥1,274	¥1,183	¥1,216	¥1,147	¥1,133	¥1,129	¥1,000	¥1,092	¥920	¥1,777	¥2,077

Source: Budget, Ministry of Finance.

Tax Structure

The central government derives tax revenues (including stamp revenues) through taxes on income, consumption and property, etc. The taxes on income, consumption and property (including stamp revenues, etc.) account for 54.1%, 41.1% and 4.9%, respectively, of the total central government taxes and stamp revenues in the JFY 2016 budget.

The individual national income tax is progressive, with rates currently ranging from 5% to 45% of taxable income, and the local taxes are a 10% single rate. Interest income is generally taxed at the rate of 20.315%, including both national and local taxes, separately from other types of income, and subject to certain exemptions. The corporate tax rate has been reduced from 23.9% in JFY 2015 to 23.4% for JFY 2016 (the effective corporate tax rate (national and local) was reduced from 32.11% in JFY 2015 to 29.97% in JFY 2016), except that, for small and medium corporations, the first ¥8 million of income is taxed at 15%. In addition, corporations are subject to local income taxation.

Comprehensive Reform of Social Security and Tax.    Japan’s fiscal conditions face challenges, with its tax revenues covering about 60% of its expenditures, and with the ratio of long-term debt outstanding of central and local governments to gross domestic product expected to have reached 207% at the end of JFY 2015. The ratio is expected to be reduced to 205% at the end of JFY 2016. See also “Japan’s Public Debt” below. The Government of Japan seeks to tackle these fiscal challenges through the “comprehensive reform of social security and tax”, which was approved by the Diet in August 2012, and thereby maintain the market’s and the international community’s confidence in Japan and build the foundation for stable economic growth. In the reform, the government planned to set aside consumption tax revenues for social security payments, and, on the condition that the economic situation improves, gradually increase the consumption tax rate to 8% in April 2014 and to 10% in October 2015. In accordance with the plan, consumption tax rate was increased to 8% in April 2014. However, the government decided to postpone the implementation date of further consumption tax hike to 10% from October 1, 2015 to April 1, 2017, as a result of taking comprehensive account of the economic condition and other factors, and on June 1, 2016, Japan Prime Minister Shinzo Abe announced a plan to further postpone the consumption tax hike to 10% from April 1, 2017, to October 1, 2019. On September 26, 2016, a bill was submitted to the Diet in an extraordinary session of the Diet to implement this postponement of the consumption tax hike to 10%.

Fiscal Investment and Loan Program

The Fiscal Investment and Loan Program (the “FILP”) plan is formulated at the same pace as the General Account budget. The FILP plan details the allocation of public funds to various special accounts, government affiliated agencies, local governments, public corporations and other public institutions.

Under the FILP plan, funds are supplied to government-related entities such as public corporations, government affiliated agencies, special accounts and local governments. The total amount of the initial plan for JFY 2016 is ¥13,481 billion. The sources of funds for the plan in JFY 2016 are Fiscal Loan (¥10,088 billion), Industrial Investment (¥297 billion), Government-Guaranteed domestic bonds (¥2,021 billion) and Government-Guaranteed foreign bonds (¥1,075 billion).

The following table (the “FILP Classification Table by Purpose”) shows the uses of funds allocated under the initial plan for the periods indicated.

(Note)

The FILP Classification Table by Purpose has been prepared and published to specify fields where FILP contributes to the national economy or livelihood. The table has effectively remained unchanged since 1961, though some category names changed, failing to reflect realities of recent FILP target projects. The table was revised in JFY 2015 by introducing new categories such as “Industry/innovation” and “Overseas investment and loans.”

Old classification	JFY 2011	JFY 2012	JFY 2013	JFY 2014
	(in billions of yen)
Housing	¥578	¥923	¥929	¥942
Living environment	2,725	2,713	2,805	2,306
Social welfare	550	743	703	920
Education	1,176	1,232	1,522	1,278
Small and medium enterprises	3,627	4,323	4,197	3,861
Agriculture, forestry and fisheries	345	373	407	476
National land conservation/disaster recovery	180	645	348	477
Road construction	2,248	2,813	2,939	2,270
Transportation/communications	408	384	519	629
Regional development	467	447	372	259
Industry/technology	625	2,015	2,005	1,448
Trade/economic cooperation	1,978	1,039	1,644	1,313

Total	¥14,906	¥17,648	¥18,390	¥16,180

New classification	JFY 2014	JFY 2015	JFY 2016
	(in billions of yen)
SMEs and micro enterprises	¥3,750	¥3,448	¥3,182
Agriculture, forestry and fisheries	318	280	322
Education	1,134	1,038	1,055
Welfare/medical care	772	773	811
Environment	50	61	61
Industry/innovation	834	939	864
Housing	849	742	621
Social capital	4,467	3,999	3,087
Overseas investment and loans	1,547	1,378	2,000
Others	2,460	1,964	1,477

Total	¥16,180	¥14,622	¥13,481

DEBT RECORD

There has been no default in the payment of interest or principal of any internal Japanese government obligation since the establishment of the modern Japanese state in 1868 or of any external Japanese government obligation within a period of 20 years prior hereto.

JAPAN’S PUBLIC DEBT

The following table summarizes, as of the dates indicated, the outstanding direct internal and external funded and floating debt of Japan. The term “floating debt” is used herein to mean all debt with maturities of one year or less from the date of issue. All other debt is classified as “funded debt.” Detailed debt tables are presented below.

The outstanding government bonds are expected to reach 838 trillion yen at the end of JFY 2016. The amount of public bonds issued by the Japanese government as a percentage of its general account total revenues was 36.5% under the revised budget for JFY 2015 and 35.6% under the revised budget for JFY 2016. The amount of the government bond issuances in the JFY 2016 revised budget is ¥34,432 billion and falls below the JFY 2015 revised budget’s level of ¥36,418 billion.

In order to reduce the outstanding government bonds, the Government approved the “Basic Framework for Fiscal Consolidation: Medium-term Fiscal Plan” on August 8, 2013. In this plan, the Government aims to halve the primary deficit of the national and local governments to GDP ratio by JFY 2015 from the ratio in JFY 2010 (-6.6%) and to achieve a primary surplus by JFY 2020. Thereafter, the Government will seek to steadily reduce the public debt to GDP ratio. In the fiscal consolidation plan, the government will firmly maintain these fiscal consolidation targets. According to the Cabinet Office’s projections, (i) the primary balance of national and local governments in JFY 2016 is projected to decrease in deficit to -2.9 percentage points of GDP compared to -3.3 percentage points of GDP in JFY 2015, and JFY 2016 fiscal consolidation target for halving the primary deficit to GDP ratio from the ratio in JFY 2010 (-6.6%) is expected to be achieved; and (ii) the public debt-to-GDP ratio in JFY 2016 is projected to decrease to 195.9% compared to 197.5% in JFY 2015.

Summary of Japan’s Public Debt

	Funded		Floating Internal
At the end of JFY	Internal	External
	(in billions of yen)	(in thousands of yen)	(in billions of yen)
2011	¥758,202	—	¥201,748
2012	785,723	—	205,878
2013	823,367	—	201,590
2014	851,097	—	202,261
2015	880,335	—	169,031

As of March 31, 2016 Japan had guaranteed payment of principal and interest of various internal yen obligations in the aggregate principal amount of ¥37,603 billion and of various external obligations aggregating the equivalent of ¥4,122 billion.

The following table sets forth the aggregate annual payments of principal in respect of the direct internal funded debt of Japan outstanding as of March 31, 2016 for the periods indicated.

Principal Payments on Direct Funded Debt of Japan

JFY	Internal
(in billions of yen)
2017	¥178,133
2018	102,076
2019	74,395
2020	74,407
2021 to 2056	559,367

Total	¥988,378

INTERNAL DEBT Direct Debt of the Japanese Government Funded Debt

Title and Interest Rate	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions of yen)
1. Bonds
Interest-Bearing Treasury Bond—40 years, 8 Series (1.4 - 2.4%)	2007 - 2016	2048 - 2055	¥13,133,400
Interest-Bearing Treasury Bond—30 years, 50 Series (0.8 - 2.9%)	1999 - 2016	2029 - 2046	80,576,974
Interest-Bearing Treasury Bond—20 years, 124 Series (0.4 - 3.8%)	1996 - 2016	2016 - 2036	198,718,769
Interest-Bearing Treasury Bond—15 years, 37 Series (variable rate)	2001 - 2008	2016 - 2026	28,359,500
Interest-Bearing Treasury Bond—10 years, 63 Series (0.1 - 2.0%)	2006 - 2016	2016 - 2026	301,008,510
Interest-Bearing Treasury Bond for Individual Investors—10 years, 62 Series (variable rate)	2006 - 2016	2016 - 2026	7,992,054
Inflation-Indexed Bonds—10 years, 13 Series (0.1 - 1.4%)	2006 - 2016	2016 - 2025	6,812,427
Interest-Bearing Treasury Bond—5 years, 31 Series (0.1 - 0.4%)	2011 - 2016	2016 - 2021	160,806,520
Interest-Bearing Treasury Bond for Individual Investors—5 years, 38 Series (0.05 - 0.52%)	2011 - 2016	2016 - 2021	1,817,511
Interest-Bearing Treasury Bond for Individual Investors—3 years, 36 Series (0.05 - 0.14%)	2013 - 2016	2016 - 2019	1,181,109
Interest-Bearing Treasury Bond—2 years, 24 Series (0.1 - 0.2%)	2014 - 2016	2016 - 2018	63,932,809
6% Bereaved Family Treasury Bond, 9 Series	2007 - 2015	2016 - 2024	3
6% Repatriation Treasury Bond, 5 Series	2006 - 2014	2016 - 2024	0
Non-interest Special Benefit Treasury Bond, 1 Series	2013	2023	4
Non-interest Repatriation Special Benefit Treasury Bond, 3 Series	2006 - 2009	2016 - 2019	0
Non-interest Special Benefit Treasury Bond IV, 2 Series	2006 - 2013	2016 - 2023	13
Non-interest Special Benefit Treasury Bond X, 2 Series	2006 - 2013	2016 - 2023	58
Non-interest Special Benefit Treasury Bond XIII, 1 Series	2011	2016	57
Non-interest Special Benefit Treasury Bond XVII, 5 Series	2005 - 2013	2015 - 2023	346
Non-interest Special Benefit Treasury Bond XXII, 9 Series	2006 - 2015	2016 - 2025	2,219
Non-interest Special Benefit Treasury Bond XXIII, 1 Series	2006	2016	1,404
Non-interest Special Benefit Treasury Bond XXV, 1 Series	2011	2016	1
Non-interest Special Benefit Treasury Bond XXVI, 1 Series	2013	2017	11
Non-interest Special Benefit Treasury Bond XXVII, 2 Series	2013 - 2014	2023 - 2024	70,365
Non-interest Treasury Bond for Special Condolence X, 1 Series	2015	2020	59,732

Total Bonds			¥865,473,815

2. Borrowings
Former Temporary Military Expenditure(a)	1943 - 1945		¥41,422
Allotment of Local Allocation and Local Transfer Tax	2007	2037	12,261,511
Former Government-Operated Land Improvement Project	2008	2016 - 2029	55,681
Japan Expressway Holding and Debt Repayment Agency	2009	2022 - 2023	244,604
Former National Centers for Advanced and Specialized Medical Care	2010	2016 - 2035	62,759
Former Social Infrastructures Improvement	2014	2017	167
SA for Energy Policy (0.1 - 1.9%)	2004 - 2016	2017 - 2028	229,250
SA for Stable Food Supply (0.1 - 1.3%)	2009 - 2016	2022 - 2029	49,833
SA for National Forest Debt Management (0.001 - 1.7%)	1996 - 2016	2016 - 2033	1,249,064
SA for Motor Vehicle Safety (0.0 - 2.8%)	2014	2017 - 2041	657,694
SA for Fiscal Investment and Loan Program (0.1%)	2015	2018	9,000

Total Borrowings			¥14,860,986

Total Direct Internal Funded Debt			¥880,334,800

(a)

Represents borrowings by the government from special corporations of currencies of areas under Japanese control during World War II. The maturity of such borrowings and other matters relating to such borrowings remain undetermined.

Floating Debt

Title	Interest	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions of yen)
1. Bonds
Treasury Discount Bills
Treasury Financing Bills	—	—	¥0
Food Financing Bills	Non-interest bearing	2016	115,000
Foreign Exchange Fund Financing Bills	Non-interest bearing	2016 - 2017	82,439,760
Petroleum Financing Bills	Non-interest bearing	2016	1,194,100
Treasury Bills, 12 Series	Non-interest bearing	2016 - 2017	36,194,050
Note in Substitution for Currency of the International Monetary Fund	Non-interest bearing	Payable on demand	4,461,947
Note in Substitution for Currency of the International Development Association	Non-interest bearing	Payable on demand	51,993
Note in Substitution for Currency of the Asian Development Bank	Non-interest bearing	Payable on demand	23,156
Note for Contribution to the Special Funds of the Asian Development Bank	Non-interest bearing	Payable on demand	97,115
Note in Substitution for Currency of the African Development Fund	Non-interest bearing	Payable on demand	53,930
Note in Substitution for Currency of the Multilateral Investment Fund of the Inter-American Development Bank	Non-interest bearing	Payable on demand	628
Note in Substitution for Currency of the International Fund for Agricultural Development	Non-interest bearing	Payable on demand	4,434
Note in Substitution for Currency of the Global Environment Facility Trust Fund of the International Bank for Reconstruction and Development	Non-interest bearing	Payable on demand	39,082
Note in Substitution for Currency of the Multilateral Investment Guarantee Agency	Non-interest bearing	Payable on demand	721
Note in Substitution for Currency of the Green Climate Fund	Non-interest bearing	Payable on demand	28,187
Government Bonds issued to Development Bank of Japan	Non-interest bearing	Payable on demand	1,324,665
Government Bonds issued to Nuclear Damage Liability Facilitation Fund	Non-interest bearing	Payable on demand	3,056,000

Total Bonds			¥129,084,768

2. Borrowings
Special Account for Local Allocation Tax	0.001 - 0.105%	2016	¥32,817,295
Special Account of Pension	0.1%	2016	1,479,228
Special Account for Energy Policy	0.001 - 0.1%	2016	5,649,996

Total Borrowings			¥39,946,520
Total Direct Internal Floating Debt			¥169,031,288

Total Direct Internal Debt			¥1,049,366,088

Debt Guaranteed by the Japanese Government

Title	Interest	Year of Issue	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in millions of yen)
1. Bonds Issued by Government-Affiliated Corporations
Japan Finance Corporation	0.001 - 1.800%	2006 - 2016	2016 - 2026	¥920,000
Deposit Insurance Corporation of Japan	0.100 - 0.200%	2012 - 2016	2016 - 2020	1,830,000
Banks’ Shareholdings Purchase Corporation	0.100%	2014 - 2016	2016 - 2018	750,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0.059 - 0.151%	2013 - 2015	2016 - 2018	600,000
Urban Renaissance Agency	—	—	—	0
Japan Expressway Holding and Debt Repayment Agency	0.020 - 2.700%	2005 - 2016	2016 - 2055	20,645,760
New Kansai International Airport Co., Ltd.	0.484 - 2.400%	2006 - 2015	2016 - 2028	349,770
Narita International Airport Corporation	—	—	—	0
East Nippon Expressway Co., Ltd.	1.400%	2009	2019	10,000
Metropolitan Expressway Co., Ltd.	1.300%	2010	2020	12,200
West Nippon Expressway Co., Ltd.	1.300%	2010	2020	11,400
Hanshin Expressway Co., Ltd.	1.300%	2010	2020	35,000
Development Bank of Japan	0.001 - 2.200%	2006 - 2016	2016 - 2026	1,660,000
Organization for Promoting Urban Development	0.020 - 0.699%	2013 - 2016	2023 - 2026	21,800
Central Japan International Airport Co., Ltd.	0.001 - 1.300%	2009 - 2016	2017 - 2026	157,300
Japan Finance Organization for Municipalities	0.020 - 2.200%	2005 - 2016	2016 - 2026	7,927,220

Total				¥34,898,950

2. Borrowings of Government-Affiliated Corporations
Deposit Insurance Corporation of Japan	0.067 - 0.100%	2015 - 2016	2016 - 2017	¥289,600
Banks’ Shareholdings Purchase Corporation	0.001 - 0.093%	2015 - 2016	2016 - 2017	300,000
Nuclear Damage Compensation and Decommissioning Facilitation Corporation	0.084 - 0.099%	2015	2016	400,000
The Corporation for Revitalizing Earthquake—Affected Business	0.043%	2015	2016	40,000
Incorporated Administrative Agency—Farmers Pension Fund	0.145 - 0.328%	2012 - 2016	2017 - 2021	396,000
Incorporated Administrative Agency—Agriculture, Forestry and Fisheries Credit Foundations	0.100 - 0.225%	2012 - 2015	2016 - 2019	4,244
Japan Railway Construction, Transport and Technology Agency	0.001 - 0.090%	2015 - 2016	2016 - 2017	32,971
Japan Oil, Gas and Metals National Corporation	0.005 - 0.099%	2015 - 2016	2016 - 2017	941,261
Environmental Restoration and Conservation
Agency of Japan	—	—	—	0
Japan Environmental Storage & Safety Corporation	0.001 - 0.107%	2015 - 2016	2017	20,000
Innovation Network Corporation of Japan	0.001 - 0.084%	2015 - 2016	2016 - 2017	248,800
Organization for Promoting Urban Development	0.165 - 0.348%	2012 - 2013	2016 - 2017	15,800

Total				¥2,703,676
Total Internal Debt Guaranteed by the Japanese Government				¥37,602,626

EXTERNAL DEBT

Debt Guaranteed by the Japanese Government

	Interest	Year of Loan	Year of Maturity	Principal Amounts Outstanding as of March 31, 2016 (in thousands)
Japan International Cooperation Agency	1.875%	2014	2019		$500,000
Japan Bank for International Cooperation	1.125 - 3.375%	2011 - 2016	2016 - 2026		$20,250,000
	2.625%	2014	2020		£425,000
	2.300%	2013	2018	CAD	500,000
Development Bank of Japan	1.000 - 5.125%	2007 - 2015	2016 - 2025		$7,455,000
	4.750%	2007	2027	A	700,000
	1.050 - 2.300%	1998 - 2007	2017 - 2028		¥355,000,000
Japan Finance Organization for Municipalities	4.000 - 5.000%	2007 - 2011	2017 - 2021		$2,000,000
	5.750%	1999	2019		£150,000
	1.900 - 2.000%	2006 - 2008	2016 - 2018		¥195,000,000

Totals by currency					$30,205,000
					£575,000
				A	700,000
				CAD	500,000
					¥550,000,000

SUBSCRIPTIONS TO INTERNATIONAL FINANCIAL ORGANIZATIONS

The following table sets forth information relating to Japan’s obligations to contribute to the capital and financing requirements of international financing organizations in which it participates as of March 31, 2015.

Organization	Subscription Amount
	(in USD millions)
International Monetary Fund	$43,683	(a)
International Bank for Reconstruction and Development	19,958	(b)
International Development Association	43,158	(c)
International Finance Corporation	163	(d)
Multilateral Investment Guarantee Agency	97	(e)
International Fund for Agricultural Development	486	(f)
Asian Development Bank	22,975	(g)
African Development Bank	4,904	(h)
African Development Fund	3,834	(i)
European Bank for Reconstruction and Development	2,787	(j)
Inter-American Development Bank	7,851	(k)
Inter-American Investment Corporation	47	(l)
Multilateral Investment Fund	570	(m)

(a)	Equivalent of SDR 30,820.5 million as of April 30, 2016.

(b)	As stated in IBRD Financial Statements as of June 30, 2015.

(c)	As stated in IDA Financial Statements as of June 30, 2015.

(d)	As stated in IFC Financial Statements as of June 30, 2015.

(e)	As stated in MIGA Financial Statements as of June 30, 2015.

(f)	As stated in IFAD Financial Statements as of December 31, 2015.

(g)	As stated in ADB Financial Statements as of December 31, 2015.

(h)	As stated in AfDB Financial Statements as of December 31, 2015. Equivalent of UA 3,539 million.

(i)	As stated in AfDF Financial Statements as of December 31, 2015. Equivalent of UA 2,767 million.

(j)	As stated in EBRD Financial Statements as of December 31, 2015. Equivalent of A 2,557 million.

(k)	As stated in IDB Financial Statements as of December 31, 2015.

(l)	As stated in IIC Financial Statements as of December 31, 2015.

(m)	As stated in MIF Financial Statements as of December 31, 2015.

USE OF PROCEEDS

The net proceeds from the sale of the Debt Securities will be allocated to JICA’s Finance and Investment Account. An amount equal to part or all of such net proceeds may be allocated for investments in one or more Eligible Projects (as defined below).

“Eligible Projects” means projects selected under the Development Cooperation Charter, which was endorsed by the Japanese government in 2015. The Development Cooperation Charter is in line with the 2030 Agenda for Sustainable Development adopted at the UN Sustainable Development Summit in 2015 along with the Sustainable Development Goals (“SDGs”), and is broadly consistent with JICA’s mission to contribute to poverty reduction, peace building and addressing global issues. Eligible Projects are eligible for funding through JICA’s ODA Loans and Private Sector Investment Finance (“PSIF”) operations.

Eligible Projects will be subject to on-site monitoring by one of JICA’s 96 overseas offices located around the world. During the monitoring stage of any project, JICA may confer with the recipient country government or recipient company where necessary, with a view to ensuring the smooth and efficient implementation of the project. Disbursements are often made over a period of time depending on the project’s schedule. Eligible Projects will be subject to periodic progress reports that must be submitted to JICA by the recipient. JICA supervision of an Eligible Project may extend to both implementation of the project (including construction, engineering, institutional development, etc.) and all aspects of the loan process.

In addition, JICA will, in principle, conduct an ex-post evaluation process within three years of the completion of an Eligible Project. Such evaluations are disclosed on JICA’s website and an Evaluation Report is issued annually.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEE

The following is a brief summary of the terms and conditions of the Debt Securities and the fiscal agency agreement or agreements pursuant to which they will be issued (the “Fiscal Agency Agreement”). JICA has filed copies of the forms of Debt Securities and the form of Fiscal Agency Agreement as exhibits to the registration statement of which this prospectus is a part. The following summary does not purport to be complete, and you should refer to such exhibits for more complete information.

General

From time to time, JICA may authorize and issue Debt Securities in one or more series. The prospectus supplement that relates to your Debt Securities will specify the following terms:

•	The designation, aggregate principal amount, currency, any limitation on such principal amount and authorized denominations;

•	The percentage of their principal amount at which such Debt Securities will be issued;

•	The maturity date or dates;

•	The interest rate or rates, if any, which may be fixed or variable, and the dates for payment of interest, if any;

•	The paying agencies where payments of principal, premium, if any, and interest, if any, will be made;

•	Any optional or mandatory redemption terms or repurchase or sinking fund provisions; and

•	Other specific provisions.

If JICA issues any Debt Securities at an original issue discount or payable in a currency other than the United States dollar, the prospectus supplement relating to such Debt Securities will also describe special U.S. federal income tax and other considerations applicable to such Debt Securities.

JICA and Japan will appoint a fiscal agent (the “Fiscal Agent”) or agents in connection with the Debt Securities. The Fiscal Agency Agreement will set forth the Fiscal Agent’s duties. The Fiscal Agent will be a bank or trust company named in the applicable prospectus supplement, but JICA and Japan may replace the Fiscal Agent and may appoint different fiscal agents for different series of Debt Securities. JICA and Japan may maintain deposit accounts and conduct other banking and financial transactions with the Fiscal Agent. The Fiscal Agent is the agent of JICA and Japan, is not a trustee for the holders of Debt Securities and does not have the same responsibilities or duties to act for such holders as would a trustee.

Rank of Debt Securities

The Debt Securities constitute direct, unconditional, unsubordinated and unsecured obligations of JICA and shall at all times rank pari passu and without any preference among themselves. The payment obligations of JICA under the Debt Securities shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least equally with all its other present and future unsecured and unsubordinated obligations.

Guarantee of Japan

The payment of principal and interest in respect of the Debt Securities (including any additional amounts) will be unconditionally and irrevocably guaranteed by Japan. Such guarantee will be a direct, unconditional and general obligation of Japan for the performance of which the full faith and credit of

Japan will be pledged and rank pari passu with all other general obligations of Japan without any preference one above the other by reason of priority of date of issue, currency of payment or otherwise.

Issuance of the guarantee will be subject to limits imposed by annual budgetary authorizations set by the Japanese Diet. In addition, the issue of the Debt Securities will necessitate the obtaining of authorization by Japan of the guarantee thereof.

Additional Amounts

JICA will pay all amounts that it is required to pay on the bonds without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any taxing authority in Japan (“Taxes”), unless the withholding or deduction of such Taxes is required by law. In that event, JICA will pay such additional amounts that are necessary so that the net amounts received by any beneficial owner of the bonds after such withholding or deduction will equal the amounts that would have been receivable in the absence of such withholding or deduction, except that no such additional amounts will be payable under certain circumstances.

Redemption

If the Debt Securities of a series provide for mandatory redemption, or redemption at the election of JICA, such redemption shall be on at least 30 days’ notice. In event of redemption in part, the Fiscal Agent will select the Debt Securities to be redeemed by lot or in any usual manner it approves. The Fiscal Agent will mail notice of such redemption to holders of registered Debt Securities of such series, to their last addresses as they appear on the register of the Debt Securities of such series.

Acceleration of Maturity

With respect to any series of Debt Securities, in case of the following types of default, each Debt Security of such series will become due and payable at the option of the holder of such Debt Security upon written notice to the Fiscal Agent, unless all defaults shall have been cured prior to the receipt of such notice by the Fiscal Agent:

•

Default in any payment, when due, of principal (if due in installments) or premium, if any, or interest on any of the Debt Securities of such series, or, if such series is entitled to a sinking fund, in the deposit, when due, of any sinking fund payment, and continuance of such default for a period of 30 days;

•

Default in the performance by JICA or by Japan of any other obligation contained in the Debt Securities of such series or in the related guarantee of Japan, and the continuance of such default for a period of 90 days following written notice thereof to JICA or Japan, as the case may be, by the holders of 25% or more in aggregate principal amount of the then outstanding Debt Securities of such series;

•

Acceleration of the types of indebtedness of JICA that are described below, for borrowed moneys exceeding in the aggregate $50,000,000 or its equivalent in any other currency or currencies, as a result of a default by any person or any event treated in effect as a default, and the non-occurrence of (i) any contest in good faith by JICA against the acceleration or (ii) the rescission or annulment of the acceleration, for a period of 90 days following written notice thereof to JICA by the holders of 25% or more in aggregate principal amount of the then outstanding Debt Securities of such series; or

•

Dissolution of JICA unless the obligations under the Debt Securities of such series are assumed by (i) Japan or (ii) an entity whose obligations under the Debt Securities of such series are guaranteed by Japan.

The types of indebtedness covered by the third bullet paragraph above are those in the form of, or represented by, bonds, notes, debentures or other securities, which (i) are, or may, at the option of the person entitled to such securities, be or become, denominated or payable in, or by reference to, a currency or currencies other than Japanese yen, (ii) are not repayable within three years from the date of their issue, otherwise than at the option, or due to the default, of JICA and (iii) are, or are capable of being, quoted, listed or ordinarily traded on any stock exchange or in any over-the-counter securities market.

The Fiscal Agency Agreement will not require JICA to furnish to the Fiscal Agent periodic evidence as to the absence of default.

Governing Law

The Fiscal Agency Agreement, the Debt Securities and the guarantee of Japan will all provide that they shall be governed by, and interpreted in accordance with, the laws of the State of New York, except with respect to authorization and execution by JICA and Japan of the Fiscal Agency Agreement and the Debt Securities and the guarantee of Japan, as the case may be, and any other matters required to be governed by the laws of Japan.

Jurisdiction and Enforceability

JICA will effect the irrevocable appointment of the Fiscal Agent as its authorized agent upon which process may be served in any action based upon the Debt securities (i.e., asserting rights set forth in the Debt Securities) which any holder of a Debt Security may institute in any State or Federal court in The City of New York. JICA will accept the jurisdiction of such court in such action. JICA will also waive irrevocably any immunity from jurisdiction (but not execution) to which it might otherwise be entitled in any action based upon the Debt Securities. The Fiscal Agent is not the agent for service for actions brought under the federal securities laws, and JICA’s waiver of immunity does not extend to such actions. Although Japan is subject to suit based upon the guarantee of the Debt Securities before the Tokyo District Court, Japan has not consented to the jurisdiction of any court outside Japan in connection with actions brought against it for any purpose in any way relating to the Debt Securities or its guarantee of the Debt Securities, has not appointed an agent for service of process in connection with any such action and has not agreed to waive any degree of sovereign immunity to which it may be entitled in any such action.

If you bring an action against JICA under federal securities laws or against Japan for any purpose, unless JICA or Japan (as the case may be) waives immunity with respect to such action, you would be able to obtain a United States judgment in such action against JICA or Japan, as the case may be, only if a court were to determine that the United States Foreign Sovereign Immunities Act of 1976, as amended, precludes the granting of sovereign immunity. Even if you could obtain a United States judgment in any such action under that Act, you may not be able to obtain a judgment in Japan based on such a United States judgment. Moreover, you may not be able to execute upon property of JICA or Japan located in the United States to enforce a judgment obtained under that Act except under the limited circumstances specified in that Act.

TAXATION

The information provided in this section entitled “Taxation” is provided for the convenience only of investors, who are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation.

Japanese Taxation

The following description of Japanese taxation (limited to national taxes) applies to interest with respect to the Debt Securities issued by JICA outside Japan and payable outside Japan, as well as to certain aspects of capital gains, inheritance and gift taxes. Prospective investors should note that the following description of Japanese taxation is not exhaustive.

Tax Withholding Rules

Certain recipients of interest on the Debt Securities are subject to the following Japanese tax withholding rules:

If the recipient of interest on any Debt Securities is:

•	an individual non-resident of Japan with no permanent establishment within Japan;

•	a non-Japanese corporation with no permanent establishment within Japan; or

•

an individual non-resident of Japan or non-Japanese corporation with a permanent establishment within Japan, but the receipt of interest on the relevant Debt Securities is not attributable to such permanent establishment, and the recipient is not a person nor entity controlling, or controlled by, JICA, or otherwise having a prescribed special relationship with JICA as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan and Cabinet Order No. 43 of 31 March 1957 promulgated thereunder, as amended (the “Cabinet Order”) (a “Specially-Related Party of JICA”), then, no Japanese income or corporate tax is payable with respect to such interest by way of withholding or otherwise, if such recipient complies with certain requirements. Such requirements include:

•

if the relevant Debt Securities are held through a certain participant in an international clearing organization such as Euroclear and Clearstream, Luxembourg and DTC or a certain financial intermediary prescribed by the Act on Special Measures Concerning Taxation of Japan and the Cabinet Order and related governmental ordinances and regulations (collectively, the “Special Measures Act”) (each, a “Participant”), the requirement to provide, at the time of entrusting a Participant with the custody of the relevant Debt Securities, certain information prescribed by the Special Measures Act (the “Exemption Information”) to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted and to advise the Participant if the recipient ceases to be so exempt; and

•

if the relevant Debt Securities are not held by a Participant, the requirement to submit to the fiscal agent (or a separate paying agent, if one is appointed) a written application for tax exemption (Hikazei tekiyo Shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence.

The above-described exemption from withholding tax with respect to interest on the Debt Securities will not be applicable to any Debt Securities on which interest is calculated based on the amount of profits or assets of JICA or a Specially-Related Party of JICA or on any of certain other indices relating to JICA or a Specially-Related Party of JICA as described in Article 6 of the Act on Special Measures Concerning Taxation of Japan and the Cabinet Order.

Failure to comply with the requirements described above or payment of interest to a recipient who is an individual non-resident of Japan or a non-Japanese corporation that in either case is a Specially-Related Party of JICA will result in the withholding by JICA of income tax at the rate of 15.315%, unless any lower rate or exemption is applicable under the relevant tax treaty between Japan and another country. Individual non-residents of Japan or non-Japanese corporations that are entitled to a reduced rate of Japanese withholding tax or exemption from Japanese withholding tax on payment of interest by JICA are required to submit an “Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest” in advance through JICA to the relevant tax authority before payment of interest.

If the recipient of interest on any Debt Securities is:

•	a Japanese bank;

•	a Japanese insurance company;

•	a Japanese financial instruments firm; or

•

any other Japanese financial institution that falls under one of certain categories prescribed by the Cabinet Order under Article 6, Paragraph (9) of the Act on Special Measures Concerning Taxation of Japan,

and such recipient receives payment of interest not through a certain payment handling agents in Japan (the “Japanese Payment Handling Agents”) and complies with, among others, the requirement to provide the Exemption Information or to submit the Written Application for Tax Exemption, as the case may be, no income tax will be imposed by way of withholding. The recipient will, however, be subject to regular corporate tax with respect to such interest.

If the recipient of interest on any Debt Security is:

•	an individual non-resident of Japan with a permanent establishment within Japan; or

•	a non-Japanese corporation with a permanent establishment within Japan,

and the receipt of interest is attributable to such permanent establishment, then such interest will not be subject to the withholding by JICA of income tax at the rate of 15.315%, provided that the recipient complies with, among others, the requirement to provide the Exemption Information or to submit the Written Application for Tax Exemption, as the case may be, and that the recipient is not a Specially-Related Party of JICA. The amount of such interest will, however, be included in the recipient’s Japanese source income which is subject to Japanese taxation, and will be subject to regular income tax or corporate tax, as the case may be.

The above-described exemption from withholding tax with respect to interest on the Debt Securities will not be applicable to any Debt Securities on which interest is calculated based on the amount of profits or assets of JICA or a Specially-Related Party of JICA or on any of certain other indices relating to JICA or a Specially-Related Party of JICA as described in Article 6 of the Act on Special Measures Concerning Taxation of Japan and the Cabinet Order.

If the recipient of interest on any Debt Securities is an individual resident of Japan or a Japanese corporation other than any of the following institutions that complies with the requirement described below:

•	Japanese banks;

•	Japanese insurance companies;

•	Japanese financial instruments firms;

•

other Japanese financial institutions that fall under certain categories prescribed by the Cabinet Order under Article 8, Paragraphs (1) and (2) of the Act on Special Measures Concerning Taxation of Japan (together with Japanese banks, insurance companies and financial instruments firms, the “Specified Financial Institutions”); or

•	Japanese public corporations designated by the relevant law (“Public Corporations”),

and such recipient receives payment of interest through certain Japanese Payment Handling Agents, such agents will withhold income tax at the rate of 15.315%. An individual recipient that receives interest through a Japanese Payment Handling Agent will be subject only to such withholding tax. In all other cases, the recipient must include the amount of interest in the recipient’s gross income and will be subject to regular income tax or corporate tax, as the case may be.

If the recipient of interest on any Debt Securities is:

•

a Public Corporation that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, a Japanese Payment Handling Agent with custody of the Debt Securities (the “Japanese Custodian”); or

•	a Specified Financial Institution that keeps such Debt Securities deposited with, and receives the interest on such Debt Securities through, the Japanese Custodian,

and such recipient submits through the Japanese Custodian, to the competent tax authority, the report prescribed by the Special Measures Act, no income tax will be imposed by way of withholding.

Capital Gains, Inheritance and Gift Taxes

Gains derived from the sale outside Japan of Debt Securities by an individual non-resident of Japan or a non-Japanese corporation with no permanent establishment within Japan are generally not subject to Japanese income or corporate tax. An individual, regardless of his or her residency, who has acquired Debt Securities as legatee, heir or donee from an individual may be required to pay Japanese inheritance or gift tax at progressive rates.

U.S. Taxation

This section describes the material U.S. federal income tax consequences of owning certain Debt Securities. It applies to you only if you are a United States holder (as defined below) and you acquire Debt Securities in the applicable offering at the applicable offering price and you hold your Debt Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Debt Securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns Debt Securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Debt Securities as part of a wash sale for tax purposes, or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with fixed rate Debt Securities denominated in U.S. dollars, with no more than de minimis original issue discount, that are due to mature 30 years or less from the date on which they are issued. An applicable prospectus supplement will discuss the United States federal income tax consequences of owning any other Debt Securities.

If a partnership holds Debt Securities, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Debt Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in Debt Securities.

This section is based on the Internal Revenue Code of 1986, as amended the “Code”, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

You are a United States holder if you are a beneficial owner of a Debt Security and you are, for federal income tax purposes:

•	an individual citizen or resident of the United States,

•	a domestic corporation (or other entity treated as a corporation for U.S. federal income tax purposes),

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This subsection addresses only U.S. federal income taxation. Please consult your own tax advisor concerning the consequences of owning and disposing of the Debt Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Payments of Interest

This discussion assumes that the Debt Securities will be issued with no more than de minimis original issue discount for U.S. federal income tax purposes. You will be taxed on interest on your Debt Securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

You must include any tax withheld from the interest payment as ordinary income even though you do not in fact receive it, and you must also include as ordinary income any additional amounts paid with respect to withholding tax on the Debt Securities, including withholding tax on payments of such additional amounts. You may be entitled to deduct or credit tax withheld, subject to applicable limits. The rules governing foreign tax credits are complex and you should consult your tax advisor regarding the availability of the foreign tax credit in your situation. Interest paid by JICA on the Debt Securities is income from sources outside the United States subject to the rules regarding the foreign tax credit allowable to a United States holder and, depending on your circumstances, will be either “passive” or “general” income for purposes of computing the foreign tax credit.

Purchase, Sale, and Retirement of the Debt Securities

You generally will recognize capital gain or loss on the sale or retirement of your Debt Security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your Debt Security. Your tax basis in your Debt Security generally will be its cost. Capital gain of a noncorporate United States holder generally is taxed at preferential rates where the property is held for more than one year. Your ability to deduct capital losses may be limited.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally will include its interest income and its net gains from the disposition of Debt Securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Debt Securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Debt Securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements on Internal Revenue Service Form 1099 generally will apply to: payments of principal and interest on a Debt Security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States; and the payment of the proceeds from the sale of a Debt Security effected at a U.S. office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the Internal Revenue Service that it has failed to report all interest and dividends required to be shown on its federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a U.S. alien holder, you generally are exempt from backup withholding and information reporting requirements with respect to:

•	payments of principal and interest made to you outside the United States by JICA or another non-U.S. payor and

•

other payments of principal and interest and the payment of the proceeds from the sale of a Debt Security effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of a Debt Security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption, a sale of a Debt Security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

In addition, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption, a sale of a Debt Security effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for U.S. tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•

a foreign partnership, if at any time during its tax year: (1) one or more of its partners are “United States persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (2) such foreign partnership is engaged in the conduct of a U.S. trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Backup withholding is not an additional tax. You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION

JICA may sell Debt Securities directly, to or through underwriters or through agents. Each prospectus supplement with respect to Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of the underwriters or agents, the public offering price of such Debt Securities and the net proceeds to JICA from such sale, any underwriting discounts or other items constituting underwriters’ or agents’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

If underwriters are used in the sale, they will acquire Debt Securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offer of Debt Securities to the public may take the form of an offer through underwriting syndicates represented by managing underwriters, or a direct offer by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement otherwise indicates, the obligations of the underwriters to purchase Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all Debt Securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

JICA may, directly or through agents that it designates, sell Debt Securities from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of Debt Securities and set forth any commissions payable by JICA to such agent. Unless such prospectus supplement otherwise indicates, any such agent will be acting on a best efforts basis for the period of its appointment.

If the applicable prospectus supplement so indicates, JICA will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from JICA at the public offering price set forth in such prospectus supplement pursuant to “delayed delivery” contracts. Purchasers of Debt Securities under delayed delivery contracts will pay the public offering price plus accrued interest, if any, and will take delivery of the Debt Securities on a date or dates stated in the applicable prospectus supplement. Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

The applicable prospectus supplement will describe limitations on sales to certain persons of Debt Securities (including limitations imposed by relevant Japanese laws), if any.

AUTHORIZED AGENTS IN THE UNITED STATES

The authorized agent in the United States for JICA, for purposes of the United States Securities Act of 1933, as amended, is Ryosuke Nakata, whose address is: JICA USA Office, 1776 I Street, N.W., Suite 895, Washington, D.C. 20006. The authorized agents for Japan are Genichi Osawa, located at Ministry of Finance, Consulate General of Japan in New York, 299 Park Avenue, 18th Floor, New York, NY 10171 and Hisashi Hatomoto, located at Embassy of Japan, 2520 Massachusetts Avenue, N.W., Washington, D.C. 20008.

VALIDITY OF THE DEBT SECURITIES

Anderson Mori & Tomotsune will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities, and all other matters of Japanese law and procedure on behalf of JICA and Japan. Morrison & Foerster LLP will pass upon the validity of each series of Debt Securities and the guarantee of such Debt Securities. In giving their opinions, Morrison & Foerster LLP may rely as to all matters of Japanese law and procedure on the opinion of Anderson Mori & Tomotsune, and

Anderson Mori & Tomotsune may rely as to matters of New York law upon the opinion of Morrison & Foerster LLP.

EXPERTS

The financial statements of the general account and the finance and investment account of JICA as of and for the years ended March 31, 2015 and 2016 included in JICA’s annual report on Form 18-K dated March 8, 2017 have been audited by Deloitte Touche Tohmatsu LLC, independent auditors, as stated in their reports appearing in JICA’s annual report on Form 18-K dated March 8, 2017, and which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

FURTHER INFORMATION

The registration statement of which this prospectus is a part, any post-effective amendment to such registration statement, and the prospectus supplement or supplements relating to any series or issue of the Debt Securities, which are on file with the Commission, contain further information concerning such series or issue.

The President of JICA, in his official capacity as such President, thereunto duly authorized, has supplied the information set forth in this Prospectus under the caption “Japan International Cooperation Agency”, and such information is stated on his authority.

The Minister of Finance of Japan, in his official capacity as such Minister, thereunto duly authorized, has supplied the information set forth in this Prospectus under the caption “Japan”, and such information is stated on his authority.

HEAD OFFICE OF THE ISSUER

JAPAN INTERNATIONAL COOPERATION AGENCY

Nibancho Center Building

5-25, Niban-cho, Chiyoda-ku

Tokyo 102-8012

Japan

FISCAL AGENT, PRINCIPAL PAYING AGENT AND TRANSFER AGENT

MUFG Bank, Ltd., London Branch

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AN

also acting through

U.S. Bank National Association

100 Wall St STE 600,

New York, NY 10005

LEGAL ADVISERS

To JICA and Japan

Anderson Mori & Tomotsune

Otemachi Park Building

1-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-8136

Japan

To the Underwriters

Morrison & Foerster LLP

Shin-Marunouchi Building, 29th Floor

1-5-1, Marunouchi

Chiyoda-ku, Tokyo 100-6529

Japan

INDEPENDENT AUDITOR

Ernst & Young ShinNihon LLC

Hibiya Mitsui Tower, Tokyo Midtown Hibiya

1-2, Yuraku-cho 1-chome

Chiyoda-ku, Tokyo 100-0006

Japan International Cooperation Agency

U.S.$● ●% Guaranteed Bonds Due ●

Unconditionally and Irrevocably Guaranteed

as to Payment of Principal and Interest

by

Japan

PROSPECTUS SUPPLEMENT

J.P. Morgan

Barclays

Daiwa Capital Markets Europe

Morgan Stanley

●, 2021